UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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Wynn Resorts, Limited

(Name of Registrant as Specified In Its Charter)

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Wynn RESORTS

Notice of 2014 Annual Meeting and Proxy Statement

Notice of Annual Meeting

Notice of Annual Meeting of Stockholders

to be held on May 16, 2014

To Our Stockholders:

The Annual Meeting of Stockholders (the “Annual Meeting”) of Wynn Resorts, Limited, a Nevada corporation (the “Company”), will be held at Wynn Macau, in the Wynn Macau Ballroom, Rua Cidade de Sintra, NAPE, Macau on May 16, 2014, at 9:00 am (local time).

Purpose of the Meeting

The Annual Meeting will be held for the following purposes:

1.	To elect the directors named in the Proxy Statement to serve until the 2017 Annual Meeting of Stockholders;

2.	To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2014;

3.	To approve, on an advisory basis, our executive compensation;

4.	To approve our 2014 Omnibus Incentive Plan;

5.	To ratify, on an advisory basis, the Director Qualification Bylaw Amendment, described in the Proxy Statement;

6.	To consider and vote on the stockholder proposal described in the Proxy Statement, if properly presented at the Annual Meeting; and

7.	To consider and transact such other business as may properly come before the Annual Meeting, or at any adjournments or postponements thereof.

The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice. Only stockholders of record at the close of business on March 24, 2014, the record date fixed by the Board of Directors are entitled to notice of, and to vote at, the Annual Meeting, and at any adjournments or postponements thereof. Only such stockholders, their proxy holders and our invited guests may attend the Annual Meeting.

Notice Regarding Availability of Proxy Materials

This Proxy Statement and our Annual Report for the fiscal year ended December 31, 2013, are available at http://www.wynnresorts.com on the Company Information page. On or about April 2, 2014, we will begin mailing to our stockholders a notice containing instructions on how to access our Annual Meeting materials, including the Proxy Statement and our Annual Report for the fiscal year ended December 31, 2013, either electronically (together with instructions as to how to vote online) or in paper format.

Your Vote is Important

Whether or not you plan to attend the Annual Meeting, you are encouraged to read this Proxy Statement and then cast your vote as promptly as possible by following the instructions in the notice you receive. Even if you have given your proxy, you may still vote in person if you attend the Annual Meeting. If your shares are held through an intermediary such as a bank, broker or other nominee, unless you provide voting instructions to such person, your shares will not be voted on most matters being considered at the Annual Meeting and your vote is therefore especially important.

By Order of the Board of Directors

Kim Sinatra

Secretary

Las Vegas, Nevada

March 31, 2014

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 16, 2014

This Proxy Statement and our 2013 Annual Report on Form 10-K are available at http://www.wynnresorts.com under the heading “Annual Meeting & Related Materials” on the Company Information page.

Notice of Annual Meeting

General Information

Our 2014 Annual Meeting of Stockholders

This Proxy Statement is furnished to the stockholders of Wynn Resorts, Limited, a Nevada corporation (“Wynn Resorts,” “we” or the “Company”), in connection with the solicitation by its Board of Directors (the “Board”) of proxies for its 2014 Annual Meeting of Stockholders to be held on May 16, 2014, at Wynn Macau, in the Wynn Macau Ballroom, Rua Cidade de Sintra, NAPE, Macau, at 9:00 am (local time) (the “Annual Meeting”), and at any adjournments or postponements thereof. The Annual Meeting is being held in Macau in order to coincide with the annual meeting of Wynn Macau, Limited, our publicly traded and majority owned subsidiary. Our principal executive offices are 3131 Las Vegas Boulevard South, Las Vegas, Nevada 89109. Matters to be considered and acted upon at the Annual Meeting are set forth in the Notice of Annual Meeting of Stockholders accompanying this Proxy Statement and are more fully described herein.

The Board recommends a vote as follows:

Proposal Number	Proposal	Board Recommendation

1	Election of director nominees named in this Proxy Statement to serve until the 2017 Annual Meeting of Stockholders	FOR each nominee

2	Ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2014	FOR

3	Approval, on an advisory basis, of our executive compensation	FOR

4	Approval of our 2014 Omnibus Incentive Plan	FOR

5	Ratification, on an advisory basis, of the Director Qualification Bylaw Amendment, described in this Proxy Statement	FOR

6	Vote on a stockholder proposal described in this Proxy Statement, if properly presented	AGAINST

Notice of Internet Availability of Proxy Materials

Under rules adopted by the U.S. Securities and Exchange Commission (the “SEC”), we are furnishing proxy materials to stockholders via the internet, instead of mailing printed copies of those materials to each stockholder. On or about April 2, 2014, we will begin mailing to stockholders a Notice of Internet Availability containing instructions on how to access our Annual Meeting materials, including this Proxy Statement and our Annual Report for the fiscal year ending December 31, 2013. The Notice of Internet Availability also explains how to vote through the internet or telephonically.

This electronic access process expedites stockholders’ receipt of our Annual Meeting materials, lowers the cost of our Annual Meeting and conserves natural resources. However, if you would prefer to receive a printed copy of our Annual Meeting materials, a paper proxy card or voting instructions cards, please follow the instructions included in the Notice of Internet Availability. If you have previously elected to receive our Annual Meeting materials electronically or by mail, you will continue to receive these materials in that format unless you elect otherwise.

Revocability of Proxies

A proxy delivered pursuant to this solicitation may be revoked by the person executing the proxy at any time before it is voted by (i) giving written notice to our Secretary at the address set forth below, (ii) delivering to our Secretary a later dated proxy, (iii) submitting another proxy by telephone or over the internet (your latest telephone or internet voting instructions are followed), or (iv) voting in person at the Annual Meeting. Written notice of revocation or subsequent proxy should be sent to:

Wynn Resorts, Limited

c/o Corporate Secretary

3131 Las Vegas Boulevard South

Las Vegas, Nevada 89109

Please note, however, that if your shares are held through an intermediary such as a bank, broker or other nominee, you must contact that person if you wish to revoke previously given voting instructions. In this case, attendance at the Annual Meeting, in and of itself, does not revoke a prior proxy.

General Information

General Information

Voting and Solicitation

Only holders of record of shares of the Company’s common stock, par value $.01 (“Common Stock”) as of the close of business on March 24, 2014, the record date fixed by the Board (the “Record Date”), are entitled to notice of, and to vote at, the Annual Meeting and at any adjournments or postponements thereof. As of the Record Date, there were 101,257,217 shares of Common Stock outstanding. Each stockholder is entitled to one vote for each share of Common Stock held as of the Record Date on all matters presented at the Annual Meeting.

At least a majority of the outstanding shares of Common Stock must be represented at the Annual Meeting, in person or by proxy, to constitute a quorum and to transact business at the Annual Meeting. Abstentions and “withhold” votes are counted for purposes determining whether there is a quorum. A plurality of the votes cast in person or by proxy at the Annual Meeting is required for the election of the director nominees. Under Nevada law, shares as to which a stockholder withholds voting authority in the election of directors and broker non-votes, which are described below, will not be counted and therefore will not affect the election of the nominees receiving a plurality of the votes cast. In 2013, the Board implemented a Director Resignation Policy. Under this policy, if any director in an uncontested election does not receive over 50% of the votes cast, meaning that the director receives more “withhold” votes than “for” votes, such director is required to tender his or her resignation to the Chairman of the Board within five days of the election. The members of the Board (other than the affected director) then have the discretion to accept the resignation or not and the affected director must abide by the Board’s decision.

For each other item to be acted upon at the Annual Meeting, the item will be approved if the number of votes cast in favor of the item by the stockholders entitled to vote exceeds the number of votes cast in opposition to the item. Abstentions and broker non-votes will not be counted as votes cast on an item and therefore will not affect the outcome of these proposals. Shares represented by properly executed and unrevoked proxies will be voted at the Annual Meeting in accordance with the directions of stockholders indicated in their proxies. If no specification is made, shares represented by executed and unrevoked proxies will be voted in accordance with the specific recommendations of the Board set forth above. If any other matter properly comes before the Annual Meeting, the shares will be voted in the discretion of the persons voting pursuant to the respective proxies. For stockholders who hold shares through intermediaries such as brokers, banks and other nominees, such intermediaries may not be permitted to vote without instructions from the stockholder unless the matter to be voted on is considered “routine.” In this Proxy Statement, only Proposal No. 2 (ratification of Ernst & Young LLP as the Company’s independent registered public accounting firm) is considered routine. On each of the other proposals, including the election of directors, your broker, bank or other nominee may not vote your shares without receiving voting instructions from you. When a bank, broker or other nominee does not have authority to vote on a particular item without instructions from the beneficial owner and has not received instructions, a “broker non-vote” occurs.

Attending the Annual Meeting

Stockholders will be admitted to the Annual Meeting upon presentation of government-issued photo identification and, for stockholders who own shares of the Company’s Common Stock through an intermediary, such as a bank, broker or other nominee, satisfactory proof of ownership of the Company’s Common Stock as of close of business on the Record Date for the Annual Meeting. For stockholders of record, a government-issued photo identification that matches the stockholder’s name on the Company’s stock ledger must be presented to attend the meeting. For stockholders who own shares of the Company’s Common Stock through an intermediary, such as a bank, broker or other nominee, satisfactory proof of ownership consists of a government-issued photo identification and a document that includes the stockholder’s name and confirms ownership as of the Record Date, such as (a) the Notice of Internet Availability that was mailed to them, (b) a copy of a voting instruction form mailed to them or (c) a valid proxy signed by the record holder. Persons who are not stockholders will be entitled to admission only if they have a valid legal proxy from a record holder and government-issued photo identification. Each stockholder may appoint only one proxyholder to attend on his or her behalf.

General Information

Proposal 1: Election of Directors

Under our Second Amended and Restated Articles of Incorporation (the “Articles”) and Sixth Amended and Restated Bylaws (the “Bylaws”), the number of directors on our Board is established from time to time by resolution of the Board and must not be less than one nor more than thirteen members. Our Board currently has eight directors, divided into three classes, designated as Class I, Class II and Class III. Members of each class serve for a three-year term. At each annual meeting, the terms of one class of directors expire. The term of office of the current Class III directors will expire at the 2014 Annual Meeting. The term of office of the current Class I directors will expire in 2015 and the term of office of the current Class II directors will expire in 2016. Except as provided in our Director Resignation Policy, discussed above, each director holds office until his or her successor has been duly elected and qualified, or the director’s earlier resignation, death or removal. The nominees are all current directors of the Company. The persons designated as proxies will have discretion to cast votes for other persons in the event any nominee for director is unable to serve. At present, it is not anticipated that any nominee will be unable to serve.

The Bylaws require that the number of directors in each class be such that as near as possible to one-third of the directors are elected at each annual meeting of stockholders. Accordingly, following the removal and resignation of Mr. Okada in February 2013, the Board was reclassified. Under Nevada law, the reclassification of an incumbent director may not extend that director’s current term. In accordance with these requirements, Mr. Wayson was reclassified from Class II to Class III and as a result was a nominee in 2013 and is a nominee again at this Annual Meeting.

Director Nominees

At the recommendation of the Nominating and Corporate Governance Committee, the Board is nominating the following directors for election as Class III directors:

•	Robert J. Miller
•	D. Boone Wayson

Biographical and other information concerning these and the other directors that serve on our Board is provided below. Also included are the key skills and qualifications of our directors supporting their service, in light of the Company’s business and structure.

OUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE ELECTION

OF THE NOMINEES LISTED ABOVE.

Director Biographies and Qualifications

Class III Director Nominees for Election

Robert J. Miller. Governor Miller, 69, has served as a director of the Company since October 2002. Governor Miller serves as the Company’s independent Presiding Director, Chairman of the Nominating and Corporate Governance Committee and as a member of the Audit Committee. Governor Miller is also the Chairman of the Company’s Compliance Committee and serves as the Company’s Compliance Director. In those roles, he led the Board’s independent investigation of Aruze USA, Inc. (“Aruze”). On February 27, 2014, the Board acted to combine these roles under the Chairman of the Company’s Compliance Committee. In June 2010, Governor Miller founded Robert J. Miller Consulting, a company that provides assistance in establishing relationships with, and building partnerships between, private and government entities on the local, state, national and international level. Governor Miller also currently serves as a Senior Advisor to Grayling, a multidisciplinary governmental affairs strategy and management firm. Governor Miller was a partner of the Nevada law firm of Jones Vargas from 2000 to 2005. From January 1989 until January 1999, Governor Miller served as Governor of the State of Nevada, and, from 1987 to 1989, he served as Lieutenant Governor of the State of Nevada. From 1979 to 1987, Governor Miller was the Clark County District Attorney and from 1984 to 1985, the President of the National District Attorney’s Association. Governor Miller also serves as a director of International Game Technology (IGT).

Experience, qualifications attributes and skills. Governor Miller’s extensive experience in regulatory and legal compliance matters, and in Nevada and federal government and politics, brings unique expertise and insight into law enforcement and state regulatory and public policy issues that directly impact the Company’s operations. In addition, his legal background and knowledge of Nevada gaming regulation support his service as Chairman of the Company’s Compliance Committee, which role is important in maintaining our regulatory structure and probity. In addition to serving the longest period as a Governor of the State of Nevada, Governor Miller has long standing experience in law enforcement including terms as an elected judge, police attorney and elected district attorney, during which term he served as the President of the National District Attorneys Association.

Proposal 1: Election of Directors

Proposal 1: Election of Directors

D. Boone Wayson. Mr. Wayson, 61, has served as a director of the Company since August 2003. Mr. Wayson serves as the Chairman of the Audit Committee and as a member of the Nominating and Corporate Governance Committee. Mr. Wayson has been a principal of Wayson’s Properties, Incorporated, a real estate development and holding company, since 1970. He also serves as an officer and/or director of other real estate and business ventures. From 2000 through May 2003, Mr. Wayson served as a member of the board of directors and audit committee of MGM Resorts International (formerly MGM Mirage).

Experience, qualifications attributes and skills. Mr. Wayson’s experience in the real estate and gaming businesses contributes to the Board’s ability to assess and oversee these critical aspects of the Company’s business and to provide insights to the Company’s operations. Mr. Wayson has extensive operational experience in the casino finance and marketing areas beginning as casino controller and ultimately managing a resort casino property in Atlantic City, N.J. The Board is benefited by Mr. Wayson’s first-hand experience in operations and utilizes his knowledge of the business, especially in the finance, gaming and marketing areas, to identify, manage and monitor risk.

Directors Continuing in Office

Class I Directors

Elaine P. Wynn. Ms. Wynn, 71, has served as a director of the Company since October 2002. Ms. Wynn has been a strong advocate of programs and services for children at risk of dropping out of school. Since 1995, she has co-chaired the Greater Las Vegas After-School All-Stars, an organization that provides thousands of children with high quality educational, recreational and cultural after-school programs. A past member of the Executive Board of the Consortium for Policy Research in Education, Ms. Wynn has served on the State of Nevada Council to Establish Academic Standards and chaired for eight years the UNLV Foundation (the private fundraising arm of University of Nevada, Las Vegas). She is the founding chairman of Communities in Schools of Nevada and was appointed in 2009 as chair of the national board of Communities in Schools, the oldest, most successful stay-in-school organization in America. In 2011, Ms. Wynn was appointed by Nevada’s governor to co-chair a Blue Ribbon Task Force for education reform that resulted in the enactment of ambitious new reform legislation. In 2013, Ms. Wynn was appointed by Governor Brian Sandoval to serve a two-year term on the Nevada State Board of Education and was subsequently elected unanimously by the board to serve as president of that body. Ms. Wynn has also been a strong supporter of the arts. She established the Elaine Wynn Studio for Arts Education at The Smith Center for the Performing Arts in Las Vegas and is a member of the Board of the Los Angeles County Museum of Art. In 2012, Ms. Wynn was re-appointed to the Kennedy Center for the Performing Arts Board of Trustees. She also serves on the Library of Congress Trust Fund Board. On October 11, 2013, Ms. Wynn was elected to the Board of Directors of Activision Blizzard, Inc.

Experience, qualifications attributes and skills. Ms. Wynn’s experience in the gaming and hospitality businesses during her tenure as a director of the Company and Mirage Resorts has been valuable to the Board and important in the continued development of the Wynn brand. In addition, her philanthropic and community efforts as well as her history of assisting the Company on such matters have been important to the Board’s strategic and brand vision.

On January 6, 2010, Elaine Wynn, Aruze USA, Inc. (“Aruze”) (a company controlled by former director Mr. Okada) and Stephen A. Wynn entered into that certain Amended and Restated Stockholders Agreement dated January 6, 2010 (the “Stockholders Agreement”) which contains covenants and provisions relating to voting agreements (including endorsement of director candidates including Ms. Wynn), pre-emptive rights, rights of first refusal, tag-along rights and certain other restrictions. On February 18, 2012, the Company redeemed all of the shares previously owned by Aruze and on February 19, 2012, the Company filed a complaint in the Eighth Judicial District Court, Clark County, Nevada against Mr. Okada, Universal Entertainment Corporation and Aruze. On June 19, 2012, Elaine Wynn asserted a cross claim against Stephen A. Wynn and Aruze in the Aruze litigation (see Item 3—“Legal Proceedings” and elsewhere in our Annual Report on Form 10-K for the year ended December 31, 2013) seeking a declaration that (1) any and all of Elaine Wynn’s duties under the Stockholders Agreement be discharged; (2) the Stockholders Agreement is subject to rescission and is rescinded; (3) the Stockholders Agreement is an unreasonable restraint on alienation in violation of public policy; and/or (4) the restrictions on sale of shares shall be construed as inapplicable to Elaine Wynn. The indentures for Wynn Las Vegas, LLC’s 7 7/8% first mortgage notes due 2020, 7 3/4% first mortgage notes due 2020 (together, the “2020 Indentures”) and the indenture for Wynn Las Vegas, LLC’s 4.25% Senior Notes due 2023 (the “2023 Indenture,” and, together with the 2020 Indentures, the “Indentures”) provide that if Stephen A. Wynn, together with certain related parties, in the aggregate beneficially owns a lesser percentage of the

Proposal 1: Election of Directors

Proposal 1: Election of Directors

outstanding common stock of the Company than are beneficially owned by any other person, a change in control will have occurred. The indentures for Wynn Las Vegas, LLC’s 5.375% first mortgage notes due 2022 (the “2022 Indenture”) provides that if any event constitutes a “change of control” under the 2020 Indentures, it will constitute a change of control under the 2022 Indenture. If Elaine Wynn prevails in her cross claim, Stephen A. Wynn would not beneficially own or control Elaine Wynn’s shares and a change in control may result under the Company’s debt documents. Under the 2020 Indentures and the 2022 Indenture, the occurrence of a change in control requires that the Company make an offer to each holder to repurchase all or any part of such holder’s notes at a purchase price equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest on the notes purchased, if any, to the date of repurchase (unless the notes have been previously called for redemption). Under the 2023 Indenture, if a change in control occurs and within 60 days after that occurrence the 4.25% senior notes are rated below investment grade by both rating agencies that rate such notes, the Company is required to make an offer to each holder to repurchase all or any part of such holder’s notes at a purchase price equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest on the notes purchased, if any, to the date of repurchase (unless the notes have been previously called for redemption). Mr. Wynn is opposing Ms. Wynn’s cross claim.

J. Edward Virtue. Mr. Virtue, 53, has served as a director of the Company since November 2012. Mr. Virtue serves as Chairman of the Compensation Committee and as a member of the Nominating and Corporate Governance Committee. Mr. Virtue is the Chief Executive Officer and Founder of MidOcean Partners, an alternative asset manager based in New York. MidOcean’s private equity and hedge funds are focused on investing in middle market companies. Prior to founding MidOcean in 2003, Mr. Virtue held senior positions at financial service firms Deutsche Bank, Bankers Trust and Drexel Burnham Lambert.

Experience, qualifications attributes and skills. Mr. Virtue has extensive financial experience as a fund manager and business investor, including experience in the gaming, hospitality and consumer products industries. The continuing challenges of the global economic environment require sophisticated and diverse experience in capital markets, which the Nominating and Governance Committee and the Board determined Mr. Virtue provides.

John J. Hagenbuch. Mr. Hagenbuch, 62, has served as a director of the Company since December 2012. Mr. Hagenbuch serves as a member of the Compensation Committee and as a member of the Audit Committee. Mr. Hagenbuch is Chairman of M&H Realty Partners and WestLand Capital Partners, investment firms he co-founded in 1994 and 2010, respectively. Previously, Mr. Hagenbuch was a General Partner of Hellman & Friedman, a private equity firm that he joined as its third partner in 1985. He graduated magna cum laude from Princeton University and holds an MBA from Stanford University Graduate School of Business.

Experience, qualifications attributes and skills. Mr. Hagenbuch brings to our Board deep corporate strategy and financial expertise gained over thirty years as a private equity investor and as a director of a number of public and private companies. Additionally, Mr. Hagenbuch provides valuable insight and perspective to our Board as the Company continues to position itself to capture new development opportunities in today’s gaming environment.

Class II Directors

Dr. Ray R. Irani. Dr. Irani, 79, has served as a director of the Company since October 2007. Dr. Irani serves as a member of the Compensation Committee and as a member of the Nominating and Corporate Governance Committee. Dr. Irani is the former Executive Chairman, Chairman and Chief Executive Officer of Occidental Petroleum Corporation, an international oil and gas exploration and production company with operations throughout the world. He is a member of The Conference Board and the Council on Foreign Relations. Dr. Irani is a Trustee of the University of Southern California. He is also a member of the Board of Governors of Town Hall Los Angeles and the Los Angeles World Affairs

Council, and serves on the Advisory Board of the RAND Center for Middle East Public Policy and the Atlantic Council’s International Advisory Board.

Experience, qualifications attributes and skills. After the opening of Wynn Macau in 2006, the Company sought additional representation on the Board by executives with experience in managing international operations and keen insight into issues relevant to companies with global operations, which are of great importance to the Company. Dr. Irani was elected to the Board in 2007, and the Company continues to benefit from his extensive international business experience.

Proposal 1: Election of Directors

Proposal 1: Election of Directors

Alvin V. Shoemaker. Mr. Shoemaker, 75, has served as a Director of the Company since December 2002. Mr. Shoemaker was the Chairman of the Board of First Boston Inc. and First Boston Corp. from April 1983 until his retirement in January 1989, at the time of its sale to Credit Suisse Bank. Mr. Shoemaker currently serves as Chairman of the Board of the Eisenhower Medical Center and is a member of the board of directors of Frontier Bank, Western Community Bank Shares, and Huntsman Corporation.

Experience, qualifications attributes and skills. Mr. Shoemaker has served on the Board of the Company since its formation in 2002. With his extensive knowledge of the Company’s development, strategy, financing arrangements and operations since its formation and his deep experience as a financial executive serving as the Chairman of First Boston, Mr. Shoemaker contributes to the Board’s oversight of the Company’s financial matters. Mr. Shoemaker’s experience in this respect has been especially valuable to the Company during the recent financial crisis, and enables him to provide strong leadership.

Stephen A. Wynn. Mr. Wynn, 72, has served as Chairman and Chief Executive Officer of the Company since June 2002. Mr. Wynn has been an Executive Director, the Chairman of the Board of Directors and Chief Executive Officer of Wynn Macau, Limited, a majority owned subsidiary of the Company, since September 2009 and President of Wynn Macau, Limited until January, 2014. Mr. Wynn has also served as Director, Chairman and Chief Executive Officer of Wynn Resorts (Macau) S.A. since October 2001. From April 2000 to September 2002, Mr. Wynn was the managing member of Valvino Lamore, LLC, the predecessor and a current wholly owned subsidiary of Wynn Resorts, Limited. Mr. Wynn also serves as an officer and/or director of several subsidiaries of Wynn Resorts, Limited. Mr. Wynn served as Chairman,

President and Chief Executive Officer of Mirage Resorts, Inc. and its predecessor, Golden Nugget Inc., between 1973 and 2000. Mr. Wynn developed, opened and operated The Mirage, Treasure Island and Bellagio in 1989, 1993 and 1998, respectively.

Experience, qualifications attributes and skills. Mr. Wynn is the founder and creative and organizational force of Wynn Resorts. Mr. Wynn’s 45 years of experience in the industry have contributed to his brand name status as the preeminent designer, developer and operator of destination casino resorts. Mr. Wynn’s involvement with our casino resorts provides a distinct advantage over other gaming enterprises. As founder, Chairman and Chief Executive Officer, he has a unique perspective into the operations and vision for the Company.

Other Directors Who Served in 2013

Kazuo Okada informed the Board of his resignation on February 21, 2013, and on February 22, 2013, the Company’s stockholders voted to remove Kazuo Okada from the Board whereby approximately 99.6% of the over 86 million shares voted were in favor of the removal. See “Certain Relationships and Related Transactions”, “Share Redemption” on page 39 of this Proxy Statement and Item 3—“Legal Proceedings” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2013.

Proposal 1: Election of Directors

Corporate Governance

Overview

Our Governance Program. Our Board and management are committed to sound and effective corporate governance. Consistent with this commitment, the Company has established a comprehensive corporate governance framework, with policies and programs designed not only to satisfy the extensive regulatory requirements applicable to our business but to build value for the Company’s stockholders and promote the vitality of the Company for its customers, employees and the other individuals and organizations that depend upon it. The key components of our corporate governance framework are set forth in the following documents:

•	Second Amended and Restated Articles of Incorporation (“Articles”) and our Sixth Amended and Restated Bylaws (“Bylaws”);

•

Corporate Governance Guidelines that govern the structure and functioning of the Board and set out the Board’s position on a number of governance issues, including a requirement that all independent directors meet the heightened independence criteria applicable to audit and compensation committee members under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the rules of the NASDAQ;

•	Code of Business Conduct and Ethics applicable to all directors, officers, employees and certain independent contractors;

•

Written charters for each of our standing Committees of the Board, which are comprised solely of independent directors: the Audit Committee, Nominating and Corporate Governance Committee and Compensation Committee;

•

Corporate and property level compliance committees operating under the terms of written compliance programs to promote compliance with our various regulatory requirements including, among other things, gaming regulations in each jurisdiction in which we operate, and applicable federal laws and regulations related to anti-money laundering and the Foreign Corrupt Practices Act (“FCPA”); and

•	Stock Ownership Guidelines.

Other than the compliance programs, each of the above documents is available on our investor relations website at http://www.wynnresorts.com under the heading “Corporate Governance” on the Company Information page.

Corporate Social Responsibility. In addition, we operate our business in a manner that incorporates our core values of compassion and responsibility, including participating in wide ranging community service and philanthropic efforts that assist underserved communities in the markets in which we operate. We plan to issue a corporate social responsibility and sustainability report on our website in 2014.

Key Changes to our 2013 Governance Program

The Board and its Committees routinely review evolving governance practices, including input from stockholders and review of market practices generally. The Nominating and Corporate Governance Committee oversees an annual self-assessment of the Board’s performance as well as the performance of each standing Committee of the Board. The results of the evaluations are discussed with the full Board and the respective Committees. During 2013, we engaged in our regular review of our governance practices and made the following significant changes:

•	Increased the requirement in our Stock Ownership Guidelines for our Chief Executive Officer from five times to ten times his annual base salary;

•	Implemented a Director Resignation Policy for any director who does not receive over 50% of the votes cast in uncontested elections; and

•	Revised our Hedging/Pledging Policy to prohibit all hedging and prospective pledging of our stock by our directors and executive officers, with any exception requiring advance Board approval.

Corporate Governance

Corporate Governance

Board Leadership Structure

The Board has given careful consideration to the leadership model that best serves the interests of our stockholders. The Board has determined that the interests of all stockholders are currently best served with a combined Chairman and Chief Executive Officer (“CEO”) position and an independent Presiding Director. The Board also believes that the issue of whether to combine or separate the offices of Chairman and CEO is part of the succession planning process and that it is in the best interests of the Company for the Board to periodically evaluate and make a determination whether to combine or separate the roles based upon current circumstances.

Chairman and CEO. Mr. Wynn currently serves as the Chairman and CEO of the Company. Mr. Wynn has served in these roles since the Company’s inception in 2002 and during that period, has delivered exceptional value to our stockholders. Under Mr. Wynn’s leadership our stockholders have received approximately $5.4 billion, or $48.75 per share, through the payment of dividends and seen a compounded annual total stockholder return (including reinvestment of dividends) of 32% from our initial public offering in 2002 through the end of 2013. Mr. Wynn is the founder, creator and name behind our brand. He brings extraordinary talent to our Company that is unrivaled by others in our industry. In addition, the Board believes that Mr. Wynn’s combined role as Chairman and CEO promotes unified leadership and direction for the Board and management, and provides focused leadership for the Company’s operational and strategic efforts.

Independent Presiding Director. Governor Miller currently serves as the independent Presiding Director. The independent Presiding Director is elected annually by the independent members of the Board. In accordance with the specific duties prescribed in our Corporate Governance Guidelines, the independent Presiding Director: chairs executive sessions of the independent directors which are held throughout the year; presides at all meetings of the Board at which the Chairman is not present; acts as the liaison between the Chairman and independent directors; and performs such additional functions as designated by the Board.

Other Board Governance Measures. The combined role of Chairman and CEO is further balanced by the Board’s demonstrated commitment and ability to provide independent oversight of management. Six of the eight members of our Board satisfy the most stringent requirements of independence promulgated by the Exchange Act and the NASDAQ for audit and compensation committee members, and the Audit, Compensation, and Nominating and Corporate Governance Committees are each comprised entirely of independent members of the Board. This structure encourages independent and effective oversight of the Company’s operations and prudent management of risk. In addition, the Company is subject to stringent regulatory requirements and oversight, combining our internal controls with third-party monitoring of the Company’s operations. The independent members of the Company’s Board meet separately in executive session at each regular meeting of the Board. The members of the Audit Committee also meet separately in executive session with each of the Company’s independent auditors, Vice President of Internal Audit, Chief Financial Officer, General Counsel and Compliance Officer. The independent Presiding Director is responsible for communicating to the CEO and management all concerns that arise during executive sessions. In addition, all Committee agendas and all agendas for meetings of the Board are provided in advance to all independent members of the Board. The members are encouraged to, and do, review the proposed agenda items and add additional items of concern or interest. Further, our CEO’s compensation is established and reviewed by the Compensation Committee, all of whose members are independent. The Compensation Committee engages an independent third party to evaluate the level of the compensation and benefits of employment provided to Mr. Wynn. This evaluation was last completed in 2013 by Pay Governance LLC. Please refer to the “Compensation Discussion and Analysis” beginning on page 18 for the details of this review.

Director Independence

The Board has determined that six of its eight members are independent under standards set forth in our Corporate Governance Guidelines and the NASDAQ listing standards. The Board has further determined that each of those six directors also meet the additional, heightened independence criteria applicable to audit and compensation committee members under the Exchange Act and NASDAQ rules. The six independent directors are Messrs. Hagenbuch, Irani, Miller, Shoemaker, Virtue and Wayson. Based upon information requested from each director concerning his background, employment and affiliations, the Board has affirmatively determined that none of the independent directors has a direct or indirect material relationship with the Company. In assessing independence, the Board considered all relevant facts and circumstances, including that none of the independent directors or their immediate family members has any economic relationship with the Company other than the receipt of his director’s compensation and compensation provided to directors’ immediate family members, as defined under NASDAQ listing standards, which was less than $120,000 in the aggregate and was not for consulting or advisory services. None of the independent directors or their immediate family members is engaged in any related party transaction with the Company.

Corporate Governance

Corporate Governance

Mr. Wynn and Ms. Wynn have been determined not to be independent.

Meetings of the Board of Directors and Stockholders

The Board met seven times during 2013. All of the members of our Board attended at least 75% of the meetings held by the Board and the Committees on which they served. In addition, the independent directors met in executive session, without management present, at each regular meeting of the Board.

In accordance with our Corporate Governance Guidelines, each of our directors is invited and encouraged to attend the Annual Meeting of Stockholders. All of our directors attended the 2013 Annual Meeting.

Risk Oversight

The Board has an active role in overseeing the Company’s areas of risk. The Board and its Committees regularly review information regarding the Company’s risk profile and have, in consultation with management and the Company’s independent auditors, identified specific areas of risk including: regulatory compliance, legislative and political conditions, capital availability, liquidity and general financial conditions, gaming credit extension and collection, construction, catastrophic events and succession planning. The Board (as a whole and through its Committees) has reviewed and approved management’s process for management to identify, manage and mitigate these risks. While the full Board has overall responsibility for risk oversight, the Board has assigned certain areas of risk oversight to its Committees as well as to the Company’s Compliance Committee. Throughout the year, the Board, its Committees and the Company’s Compliance Committee receive reports from management that include information regarding major risks and exposures facing the Company and the steps management has taken to monitor and control such risks and exposures. In addition, throughout the year, the Board, its Committees and the Company’s Compliance Committee dedicate a portion of their meetings to review and discuss specific risk topics in greater detail. The Audit Committee is primarily responsible for the oversight of credit, related party, construction and general financial risks. The Company’s Compliance Committee primarily oversees risks relating to regulatory, security and political compliance. For the 2013 fiscal year, management completed a review of the Company’s compensation policies and practices and presented its analysis to the Compensation Committee. The Committee concurred with management’s conclusion that such policies and practices do not present risks that are reasonably likely to have a material adverse effect on the Company.

Standing Committees

The Board of Directors has three standing committees, each comprised solely of independent directors: the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee. The written charters for these Committees are available on our investor relations website at http://www.wynnresorts.com under the heading “Corporate Governance” on the Company Information page.

Name and Members	Responsibilities	Meetings in 2013

Audit Committee

John J. Hagenbuch

Robert J. Miller

Alvin V. Shoemaker

D. Boone Wayson

(Chairman)

The Audit Committee, after review of each individual’s employment experience and other relevant factors, has determined that Messrs. Hagenbuch, Shoemaker and Wayson are qualified as audit committee financial experts within the meaning of SEC regulations.

•   appointing, approving the compensation and retention of, and overseeing the independent auditors

•   reviewing and discussing with the independent auditors and management the Company’s earnings releases and quarterly and annual reports as filed with the SEC

•   reviewing the adequacy and effectiveness as well as the scope and results of the Company’s internal auditing procedures and practices

•   overseeing the Company’s compliance program with respect to legal and regulatory compliance, and the Company’s policies and procedures for monitoring compliance

•   meeting periodically with management to review the Company’s major risk exposures and the steps management has taken to monitor and control such exposures

•   reviewing and approving the Company’s decision to enter into certain swaps and other derivative transactions

9 meetings

Corporate Governance

Corporate Governance

Name and Members	Responsibilities	Meetings in 2013

At each of its regular meetings, the Audit Committee meets in executive session with the Company’s independent auditors, Vice President of Internal Audit, Chief Financial Officer, General Counsel and Compliance Officer to discuss accounting principles, financial and accounting controls, the scope of the annual audit, internal controls, regulatory compliance and other matters.

The independent auditors have complete access to the Audit Committee without management present to discuss the results of their audits and their opinions on the adequacy of internal controls, quality of financial reporting and other accounting and auditing matters.

Compensation Committee John J. Hagenbuch Dr. Ray Irani Alvin V. Shoemaker J. Edward Virtue (Chairman)

•    reviewing the goals and objectives of the Company’s executive compensation plans

•    reviewing the Company’s executive compensation plans in light of the Company’s goals and objectives with respect to such plans and, as appropriate, recommending that the Board adopt new plans or amend the existing plans

•    assessing the results of the Company’s most recent advisory vote on executive compensation

•    appointing, approving the compensation and retention of, and overseeing any compensation consultants or other advisors retained by the Compensation Committee

•    assessing whether the work of any compensation consultant has raised any conflict of interest

•    annually evaluating the performance of the CEO of the Company, overseeing the evaluation of performance of the other officers of the Company and its operating subsidiaries, and setting compensation for the CEO, other named executive officers, and other members of our most senior management

•    reviewing and approving equity awards and supervising administrative functions pursuant to the Company’s equity plans

•    reviewing and approving any employment agreement or any severance or termination agreement, between the Company (or any of its subsidiaries) and any officer, as well as any other employment agreement between the Company and any individual in which annual base salary exceeds $500,000, regardless of position involved; all grants of equity compensation; bonuses for employees with annual base salaries of $250,000 or greater; all bonuses in excess of 50% of base salary (regardless of annual base salary amount) and the bonus pool for all bonuses to be paid

•    reviewing and recommending to the full Board the type and amount of compensation for Board and Committee service by non-management members of the Board

•   reviewing and discussing with management the Compensation Discussion and Analysis and related disclosures in the Company’s proxy statement

7 meetings
Nominating and Corporate Governance Committee Dr. Ray Irani Robert J. Miller (Chairman) J. Edward Virtue D. Boone Wayson

•    identifying, screening and recommending candidates qualified to serve as directors of the Company taking into account the Company’s current and planned business and the existing membership of the Board

•    assessing the independence of Board members and making appropriate recommendations to the Board

•    evaluating the suitability of potential director nominees proposed by management or the stockholders

5 meetings

Corporate Governance

Corporate Governance

Name and Members	Responsibilities	Meetings in 2013

•   reviewing and making recommendations regarding the composition of the Board

•   reviewing and making recommendations regarding the composition of the Board committees

•   developing and recommending to the Board a set of corporate governance principles applicable to the Company and overseeing corporate governance matters generally

•   overseeing the annual evaluation of the Board

Corporate Compliance Committee

In accordance with Nevada law, the Company has a Compliance Committee. The purpose of this committee is to assist the Company in maintaining the highest level of regulatory compliance. In his role as a director, Governor Miller currently serves as the Chairman of this committee and as the Company’s Compliance Director. On February 27, 2014, the Board acted to combine these roles under the Chairman of the Company’s Compliance Committee.

Director Nominating Procedures and Diversity

The Nominating and Corporate Governance Committee (the “Nominating Committee”) seeks to have the Board represent a diversity of backgrounds and experience and assesses potential nominees in light of the Board’s current size and composition. The Nominating Committee believes that the minimum qualifications for serving as a director of the Company are that a nominee demonstrate, by significant accomplishment in his or her field, an ability to make a meaningful contribution to the Board’s oversight of the business and affairs of the Company and have a reputation for honest and ethical conduct in both his or her professional and personal activities. The Nominating Committee may, from time to time, develop and recommend additional criteria for identifying and evaluating director candidates. In addition, the Nominating Committee examines a candidate’s other commitments, potential conflicts of interest and independence from management and the Company.

The Nominating Committee implements its policy with regard to considering diversity by annually reviewing with the Board the Board’s composition as a whole and recommending, if necessary, measures to be taken so that the Board reflects the appropriate balance of knowledge, depth, diversity of experience, and the skills and expertise required for the Board as a whole. The Nominating Committee assesses the effectiveness of this policy by periodically reviewing the Board membership criteria with the Board. This assessment enables the Board to update the skills and experience it seeks in the Board as a whole and in individual directors, as the Company’s needs evolve and change over time.

The Nominating Committee identifies potential nominees by asking current directors and executive officers to notify the Nominating Committee if they become aware of persons meeting the criteria described above who might be available to serve on the Board. The Nominating Committee will also consider director candidates recommended by stockholders on the same basis as it considers all other candidates. In considering such candidates the Nominating Committee will take into consideration the Board’s current size and composition, needs of the Board, including the skills and experience of existing directors and the qualifications of the candidate. To have a candidate considered by the Nominating Committee, a stockholder must comply with all applicable provisions of the Bylaws, must submit the recommendation in writing and must include the following information:

•	The name of the stockholder and evidence of the stockholder’s ownership of Company stock, including the number of shares owned and the length of time of ownership; and

•

The name of the candidate, the candidate’s resume or a listing of his or her qualifications to be a director of the Company, and the person’s consent to be named as a director if selected by the Nominating Committee and nominated by the Board.

The stockholder recommendation and information described above must be sent to Wynn Resorts, Limited, c/o Corporate Secretary at 3131 Las Vegas Boulevard South, Las Vegas, Nevada 89109 and must be received by the Corporate Secretary not later than the close of business on the 90th day prior to the first anniversary of the Company’s most recent Annual Meeting of Stockholders and not earlier than the close of business on the 120th day prior to such anniversary.

Corporate Governance

Corporate Governance

If the Nominating Committee determines to pursue consideration of a person who has been identified as a potential candidate, the Nominating Committee may take any or all of the following steps: collect and review publicly available information regarding the person, contact the person and request information from the candidate, conduct one or more interviews with the candidate and contact one or more references provided by the candidate or other persons that may have greater first-hand knowledge of the candidate’s accomplishments. The Nominating Committee’s evaluation process takes into account the person’s accomplishments and qualifications, including in comparison to any other candidates that the Nominating Committee might be considering and does not vary based on whether or not a candidate is recommended by a stockholder.

Compensation Committee

The Compensation Committee is primarily responsible for monitoring risks relating to the Company’s compensation policies and practices to determine whether they create risks that may have a material adverse effect on the Company. The Compensation Committee sets all elements of compensation for our named executive officers based upon consideration of their contributions to the development and operating performance of the Company. The Committee considers the recommendations of the CEO in establishing compensation for all other named executive officers. In addition, the CEO performs annual reviews of all of our senior management and makes recommendations to the Committee. The Committee reviews the recommendations and makes final decisions regarding compensation for members of our most senior management. The Compensation Committee has the authority to retain compensation consulting firms exclusively to assist it in the evaluation of executive officer and employee compensation and benefit programs. Since 2011, the Committee has retained Pay Governance LLC, a nationally-recognized independent compensation consulting firm, to assist in performing its duties. Pay Governance does not provide services to the Company other than through the advice on director and executive compensation that it provides the Compensation Committee. In 2013, Pay Governance advised the Committee with respect to compensation trends and best practices, competitive pay levels, equity grant practices and competitive levels, peer group benchmarking and proxy disclosure. The Compensation Committee retains sole responsibility for engaging any advisor and meets with its advisor, as needed, in the Compensation Committee’s sole discretion. Upon promulgation of final rules by the SEC, the Committee will adopt clawback provisions that comply with all applicable requirements.

Other Governance Measures

Stock Ownership Guidelines. The Company has rigorous Stock Ownership Guidelines which are applicable to members of the Board and each of the Company’s senior corporate officers. The Guidelines require that members of the Board achieve ownership of an amount of Common Stock of the Company for which the fair market value equals or exceeds three times such director’s annual cash retainer and for senior corporate officers three times such officer’s base salary. In 2013, after considering evolving governance practices, the Board amended the Stock Ownership Guidelines to require that the Company’s CEO achieve ownership of an amount of Common Stock of the Company for which the fair market value of Common Stock owned equals or exceeds ten times his base salary. Ownership requirements should be met for executives within three years of appointment to office and for directors within five years of election to the Board, with vested options and all restricted stock grants counted toward satisfaction of ownership guidelines. Any failure to meet guidelines will be referred to the Nominating Committee for consideration. Currently, all members of the Board and all senior corporate officers satisfy the guidelines.

Policy Regarding Prohibited Transactions. Pursuant to the Company’s Trading Policy, our directors and executive officers are prohibited from engaging in speculative transactions in Company securities, such as trading in puts and calls, or selling securities short, and from prospectively pledging Company securities as collateral for a loan, including by holding the securities in a margin account and obtaining a loan or other margin credit under such account, unless approved in advance by the Board.

Director Education. In accordance with our Corporate Governance Guidelines, all of our directors are expected to maintain the necessary level of expertise to perform their responsibilities as directors. In 2013, directors of Wynn Macau, Limited participated in the Company’s annual FCPA training program, conducted by the Company’s outside counsel (“FCPA Training”) and as of February, 2014, directors of the Company participated in our annual FCPA Training.

Compensation Committee Interlocks and Insider Participation

The members of the Compensation Committee are appointed by the Board each year. The members of the Compensation Committee that served in 2013 were Messrs. Hagenbuch, Irani, Shoemaker and Virtue. No member of the Compensation Committee is, or was formerly, one of our officers or employees. No interlocking relationship exists between the Board or Compensation Committee and the board of directors or compensation committee of any other company, nor has any interlocking relationship existed in the past.

Corporate Governance

Corporate Governance

Director Communications

Stockholders who wish to communicate with the Board or any particular director, including the independent Presiding Director, or with any committee of the Board, including the chair of any Committee, may do so by writing to the following address:

Wynn Resorts, Limited

c/o Corporate Secretary

3131 Las Vegas Boulevard South

Las Vegas, Nevada 89109

All communications received will be opened by the office of our General Counsel for the purpose of assessing the nature of the communications. With the exception of advertising, promotions of a product or service, and patently offensive material, communications will be forwarded promptly to the addressee. In the case of communications addressed to more than one director, the General Counsel’s office will make sufficient copies of the contents to send to each addressee.

Corporate Governance

Director Compensation

Directors who are not employees of the Company currently receive fees for service on the Board and Committees as follows:

Board Service	• Monthly fee of $5,000
Audit Committee Service	• Member monthly fee of $1,250 • Chairman monthly fee of $2,500
Compensation Committee Service	• Member monthly fee of $1,000 • Chairman monthly fee of $2,000
Nominating and Corporate Governance Committee Service	• Member monthly fee of $1,000 • Chairman monthly fee of $2,000

Each non-employee director also receives a $1,500 meeting fee for each Board or Committee meeting he or she attends. Non-employee directors (other than Ms. Elaine P. Wynn) are also granted annual equity awards in the form of stock options or restricted stock determined annually at the May meeting of the Board, which for 2013, consisted of a grant of 6,300 stock options that vest 25% per year, over four years, commencing May 6, 2014. Beginning in 2014, the independent Presiding Director will also receive an annual retainer of $50,000. All directors are provided complimentary room, food and beverage privileges at our properties and are reimbursed for any other out of pocket expenses related to their attendance at meetings. Directors from time to time may receive other benefits, although the aggregate incremental cost of any such benefits and perquisites did not exceed $10,000 for any director in 2013. The Company does not provide non-equity incentive plan awards or deferred compensation or retirement plans for non-employee directors.

Non-Employee Director Compensation Table

The table below summarizes the total compensation awarded to, earned by or paid to each of the non-employee directors for the fiscal year ended December 31, 2013.

Name	Fees Earned or Paid in Cash ($)	Option Awards ($) (1)(2)	All Other Compensation ($) (3)	Total ($)

John J. Hagenbuch	$115,806	$252,064	—	$367,870
Dr. Ray R. Irani	$115,194	$252,064	$2,500	$369,758
Robert J. Miller (4)	$203,500	$252,064	$2,500	$458,064
Alvin V. Shoemaker	$121,500	$252,064	$2,500	$376,064
J. Edward Virtue	$118,806	$252,064	—	$370,870
D. Boone Wayson	$138,000	$252,064	$2,500	$392,564
Elaine P. Wynn	$73,500	—	—	$73,500
Kazuo Okada (5)	—	—	—	—

(1)

The amounts set forth in this column reflect the aggregate grant date fair value of 6,300 stock option awards granted to Messrs. Hagenbuch, Irani, Miller, Shoemaker, Virtue and Wayson, on May 6, 2013. Ms. Elaine P. Wynn did not receive any awards. See our Annual Report on Form 10-K for the year ended December 31, 2013, Item 8, Note 14—“Benefit Plans” to our Consolidated Financial Statements for assumptions used in computing fair value.

(2)

The aggregate number of outstanding option awards held by each director at December 31, 2013, is as follows: Mr. Shoemaker 52,590, Dr. Irani and Mr. Wayson 42,590 each, Governor Miller 32,590, and Messrs. Hagenbuch and Virtue 16,300 each.

(3)

“All Other Compensation” consists of cash dividends accrued on non-vested stock, which is paid if and when the stock vests. Dividends that are accrued on non-vested stock are reported as compensation because the value of dividends was not previously reflected in the accounting expense for these awards when they were granted, as the Company did not regularly pay dividends at that time.

(4)

Governor Miller, as a member of the Board, receives a $50,000 annual retainer for his service as the Chairman of the Company’s Compliance Committee and a $20,000 annual retainer for his service as the Company’s Compliance Director. On February 27, 2014, the Board acted to combine these roles under Chairman of the Company’s Compliance Committee. The annual retainer for this role will be $70,000.

(5)	Kazuo Okada informed the Board of his resignation on February 21, 2013, and on February 22, 2013, the Company’s stockholders voted to remove Kazuo Okada from the Board.

Director Compensation

Executive Officers

Our Executive Officers as of March 24, 2014 are as follows:

Name	Age	Position

Stephen A. Wynn	72	Chairman of the Board and Chief Executive Officer
Matt Maddox	38	President and Chief Financial Officer
Linda Chen	47	President of Wynn International Marketing, Limited
Kim Sinatra	53	Executive Vice President, General Counsel and Secretary
John Strzemp	62	Executive Vice President and Chief Administrative Officer

Our executive officers are appointed by the Board and serve at the discretion of the Board, subject to applicable employment agreements.

Non-Director Executive Biographies

Matt Maddox. Mr. Maddox is the Company’s President and Chief Financial Officer. Mr. Maddox has been a Non-Executive Director of Wynn Macau, Limited, a majority owned subsidiary of the Company, since March 2013. From November 2013 through February 2014, Mr. Maddox was the Company’s President, Chief Financial Officer and Treasurer and from March 2008, to November 2013, Mr. Maddox was the Company’s Chief Financial Officer and Treasurer. Since joining Wynn Resorts in 2002, Mr. Maddox has served as the Company’s Senior Vice President of Business Development and Treasurer, as the Senior Vice President of Business Development for Wynn Las Vegas, LLC, as the Chief Financial Officer of Wynn Resorts (Macau), S.A., and as the Company’s Treasurer and Vice President—Investor Relations. Mr. Maddox also serves as an officer of several of the Company’s subsidiaries. Prior to joining Wynn Resorts in 2002, Mr. Maddox worked in Corporate Finance for Caesars Entertainment, Inc. (formerly Park Place Entertainment, Inc.). Before joining Park Place Entertainment, Mr. Maddox worked as an investment banker for Bank of America Securities in the Mergers and Acquisitions Department.

Linda Chen. Ms. Chen has been an Executive Director and Chief Operating Officer of Wynn Macau, Limited, a majority owned subsidiary of the Company, since September 2009. Ms. Chen serves as the President of Wynn International Marketing, Limited, a wholly owned indirect subsidiary of the Company, a position she has held since January 2005. In addition, Ms. Chen is the Chief Operating Officer of Wynn Resorts (Macau), S.A., a role she has served in since June 2002. Ms. Chen is responsible for the marketing and strategic development of Wynn Macau. Ms. Chen is a member of the Nanjing Committee of the Chinese People’s Political Consultative Conference (Macau). Ms. Chen served on the Board of the Company from October 2007 to December 2012.

Kim Sinatra. Ms. Sinatra is the General Counsel and Secretary of the Company, a position she has held since February 2006. She joined the Company in January 2004 as Senior Vice President and General Counsel of its development activities. She also serves as an officer of several of the Company’s subsidiaries. From 2000 to 2003, Ms. Sinatra served as Executive Vice President and Chief Legal Officer of Caesars Entertainment, Inc. (formerly Park Place Entertainment, Inc.). She has also served as General Counsel for The Griffin Group, Inc., Merv Griffin’s investment management company, and as a partner in the New York office of the law firm Gibson, Dunn & Crutcher LLP.

John Strzemp. Mr. Strzemp is the Executive Vice President and Chief Administrative Officer of the Company. Prior to his promotion in March 2008, Mr. Strzemp served as Executive Vice President and Chief Financial Officer of the Company, positions he held since September 2002. Mr. Strzemp served as the Company’s Treasurer from March 2003 to March 2006.

Executive Officers

Security Ownership

Certain Beneficial Ownership and Management

The following table sets forth, as of February 28, 2014, (unless otherwise indicated), certain information regarding the shares of the Company’s Common Stock beneficially owned by: (i) each director and nominee for director; (ii) each stockholder who is known by the Company to beneficially own in excess of 5% of the outstanding shares of the Company’s Common Stock based on information reported on Form 13D or 13G filed with the SEC; (iii) each of the executive officers named in the Summary Compensation Table; and (iv) all executive officers, directors and director nominees as a group. Each stockholder’s percentage is based on 101,232,217 shares of common stock outstanding as of March 1, 2014, and treating as outstanding all options held by that stockholder and exercisable within 60 days of March 1, 2014.

	Beneficial Ownership Of Shares (1)
Name and Address of Beneficial Owner (2)	Number	Percentage

Stephen A. Wynn (3) (4)	10,031,708	9.9%
Elaine P. Wynn (3)	9,608,334	9.5%
Waddell & Reed Financial, Inc. (5)	8,659,889	8.6%
6300 Lamar Avenue Overland Park, KS 66202
BlackRock, Inc. (6)	5,266,432	5.2%
40 East 52nd Street New York, NY 10022
John J. Hagenbuch (7) (8)	10,300	*
Ray R. Irani (9)	24,978	*
Robert J. Miller (10)	12,478	*
Alvin V. Shoemaker (11)	22,478	*
J. Edward Virtue (12)	10,000	*
D. Boone Wayson (13)	97,478	*
Matt Maddox (14)	73,560	*
Linda Chen (15)	110,000	*
Kim Sinatra (16)	65,287	*
John Strzemp (17) (18)	250,500	*
All Directors and Executive Officers as a Group (12 persons) (19)	20,317,101	20.1%

*	Less than one percent
(1)

This table is based upon information supplied by officers, directors, nominees for director, principal stockholders and the Company’s transfer agent, and contained in Schedules 13D and 13G filed with the SEC. Unless otherwise indicated in the footnotes to this table and subject to community property laws, where applicable, the Company believes each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned. Executives and directors have voting power over shares of restricted stock, but cannot transfer such shares unless and until they vest.

(2)	Unless otherwise indicated, the address of each of the named parties in this table is: c/o Wynn Resorts, Limited, 3131 Las Vegas Boulevard South, Las Vegas, Nevada 89109.
(3)

Does not include shares that may be deemed to be beneficially owned by virtue of the Stockholders Agreement, to which Mr. Wynn and Ms. Elaine P. Wynn are parties and pursuant to which they have shared voting and dispositive power with respect to shares subject thereto. Each disclaims beneficial ownership of shares held by the other. As described above, Ms. Wynn has filed a cross-claim seeking to void the Stockholders Agreement.

(4)	Includes 5,000 shares owned by Mr. Wynn’s spouse in which Mr. Wynn disclaims beneficial ownership.
(5)

Waddell & Reed Financial, Inc. (“Waddell”) has beneficial ownership of these shares as of December 31, 2013. The information provided is based upon a Schedule 13G/A filed on February 7, 2014, filed by Waddell indicating that Waddell has sole voting and dispositive power as to 8,659,889 shares; Waddell & Reed Financial Services, Inc. a subsidiary of Waddell, has sole voting and dispositive power as to 2,194,138 shares; Waddell & Reed, Inc., a subsidiary of Waddell & Reed Financial Services, Inc. has sole voting and dispositive power as to 2,194,138 shares; Waddell & Reed Investment Management Company, a subsidiary of Waddell & Reed, Inc., has sole voting and dispositive power as to 2,194,138 shares; and Ivy Investment Management Company, a subsidiary of Waddell, has sole voting and dispositive power as to 6,465,751 shares. The number of common shares beneficially owned by Waddell may have changed since the filing of the Schedule 13G/A.

(6)

BlackRock, Inc. (“BlackRock”) has beneficial ownership of these shares as of December 31, 2013. BlackRock has sole dispositive power as to 5,266,432 shares and sole voting power as to 4,401,332 shares. The information provided is based upon a Schedule 13G/A, dated February 4, 2014, filed by BlackRock. The number of common shares beneficially owned by BlackRock may have changed since the filing of the Schedule 13G/A.

(7)	Includes 10,000 shares subject to immediately exercisable options to purchase Wynn Resorts Common Stock granted pursuant to Wynn Resorts 2002 Stock Incentive Plan.
(8)	Includes 250 shares held by Mr. Hagenbuch’s wife and 50 shares held by Mr. Hagenbuch’s son.
(9)	Includes 19,978 shares subject to an immediately exercisable option to purchase Wynn Resorts’ Common Stock granted pursuant to Wynn Resorts’ 2002 Stock Incentive Plan.

Security Ownership

Security Ownership

(10)	Includes 9,978 shares subject to immediately exercisable options to purchase Wynn Resorts’ Common Stock granted pursuant to Wynn Resorts’ 2002 Stock Incentive Plan.
(11)	Includes 19,978 shares subject to immediately exercisable options to purchase Wynn Resorts’ Common Stock granted pursuant to Wynn Resorts’ 2002 Stock Incentive Plan.
(12)	Includes 10,000 shares subject to immediately exercisable options to purchase Wynn Resorts’ Common Stock granted pursuant to Wynn Resorts’ 2002 Stock Incentive Plan.
(13)	Includes 19,978 shares subject to immediately exercisable options to purchase Wynn Resorts’ Common Stock granted pursuant to Wynn Resorts’ 2002 Stock Incentive Plan.
(14)

Includes 50,000 shares of restricted stock granted pursuant to the Company’s 2002 Stock Incentive Plan and subject to a Restricted Stock Agreement which provides such grant will vest on December 5, 2016.

(15)

Includes: (i) 100,000 shares of restricted stock granted pursuant to the Company’s 2002 Stock Incentive Plan and subject to a Restricted Stock Agreement which provides such grant will vest on December 5, 2016; and (ii) 10,000 shares subject to immediately exercisable options to purchase Wynn Resorts Common Stock granted pursuant to Wynn Resorts 2002 Stock Incentive Plan.

(16)	Includes 25,000 shares of restricted stock granted pursuant to the Company’s 2002 Stock Plan and subject to a Restricted Stock Agreement which provides such grant will vest on December 5, 2016.
(17)	Includes 22,500 unvested shares of restricted stock of the Company’s common stock granted pursuant to the Company’s 2002 Stock Incentive Plan and subject to a Restricted Stock Agreement.
(18)	Includes 500 shares held by Mr. Strzemp’s mother.
(19)	Includes 99,912 shares subject to immediately exercisable stock options.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires the Company’s executive officers and directors and persons who own more than 10% of the Company’s Common Stock to file reports of ownership on Forms 3, 4 and 5 with the SEC. Executive officers, directors and greater than 10% beneficial owners are also required to furnish the Company with copies of all Forms 3, 4 and 5 they file. Based solely on the Company’s review of the copies of such forms it has received, the Company believes that all its executive officers, directors and greater than 10% beneficial owners complied with all the filing requirements applicable to them with respect to transactions during 2013.

Security Ownership

Compensation Discussion and Analysis

Executive Summary

2013 was a record year for Wynn Resorts. In addition to delivering an 81% total return to stockholders and the best financial results in our history, we returned $704 million, or $7.00 per share, of cash to our stockholders through the payment of dividends. We achieved these results while continuing to build a foundation for future growth.

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Record Adjusted Property EBITDA at Wynn Las Vegas and Wynn Macau. For 2013, we reported Company record adjusted property EBITDA at both of our casino resorts. At Wynn Macau, adjusted property EBITDA increased to a record of $1.3 billion, which was 13% higher than 2012. Similarly, adjusted property EBITDA at Wynn Las Vegas reached an all-time record of $487 million, a 19% increase from 2012. See our Annual Report on Form 10-K for the year ended December 31, 2013, Item 8, Note 17—“Segment Information” to our Consolidated Financial Statements for the definition of “adjusted property EBITDA” and a reconciliation of adjusted property EBITDA to net income.

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Stockholder Alignment – Strong Total Stockholder Return. We generated a total stockholder return (stock price appreciation plus dividends reinvested) (TSR) of approximately 81%, 125% and 535% respectively, over our one-, three-, and five-year periods ending December 31, 2013, significantly outperforming the 32%, 57% and 128% TSR, respectively, for the S&P 500 Index (index appreciation plus dividends reinvested) for the corresponding periods.

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Return of Significant Capital to our Stockholders. During fiscal 2013, we returned approximately $704 million, or $7.00 per share, of cash to our stockholders through the payment of dividends. Since our initial public offering in 2002, we have cumulatively returned approximately $5.4 billion, or $48.75 per share, of cash to our stockholders through the payment of dividends.

Compensation Discussion and Analysis

Compensation Discussion and Analysis

2013 Growth Objectives and Strategic Achievements. Our record financial results were achieved while continuing to build a strong foundation for future growth. In 2002, we had our initial public offering as a development company. Today, we are pursuing an expansion strategy while returning solid dividends to our stockholders.

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Delivered on Key Milestones at Cotai. We expect to open Wynn Palace, our $4 billion casino resort currently under construction in the Cotai area of Macau, in the first half of 2016. In 2013, we remained on pace with the project’s budget and construction schedule. Additionally, on July 29, 2013, we achieved a key milestone by executing a guaranteed maximum price (GMP) for the project construction costs.

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Invested in our Properties. In response to our evaluation of our operations and the reactions of our guests, we continually enhance and refine our resort complexes. In 2013, we completed a renovation of the 600 rooms in the Wynn Macau guestroom tower, made several enhancements to the Wynn Macau VIP areas and remodeled two restaurants at Wynn Las Vegas. We are currently evaluating additional changes to enhance the guest experience throughout the Wynn Macau resort, as well as at Wynn Las Vegas.

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Continued Progress on Development Opportunities. We continually seek out new opportunities for additional gaming or related businesses. We are currently participating in a competitive bidding process for a gaming license in Massachusetts as part of our strategy to expand in select markets. On December 27, 2013, the Massachusetts Gaming Commission found by unanimous vote that Wynn MA, LLC, a direct, wholly owned subsidiary of the Company, met its burden of proof with respect to its application and accordingly issued a positive determination of suitability. The Commission further issued a positive determination of suitability to all individual and entity qualifiers referenced in the Report of Suitability of Applicant Entities and Individual Qualifiers dated December 6, 2013. We expect the Massachusetts Gaming Commission to select the winning proposal by June, 2014.

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Forbes Five-Star Awards. For the sixth consecutive year, Wynn Macau and the Spa at Wynn Macau received the Forbes five-star distinction while Encore at Wynn Macau and the Spa at Encore at Wynn Macau received the Forbes five-star distinction for the second consecutive year. For the eighth consecutive year, the Tower Suites at Wynn Las Vegas received the Forbes five-star distinction. The Spa at Wynn Las Vegas earned five-star recognition from Forbes for the sixth year in a row. The Tower Suites at Encore and the Spa at Encore are also recipients of the Forbes five-star distinction. In addition, a number of restaurants in our resorts have earned star-distinction from Forbes, with 38 stars in total for the current year.

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Improved Our Overall Liquidity. During 2013, our strong financial performance has significantly improved our liquidity position. As of December 31, 2013, the Company had approximately $2.9 billion of cash and investments on-hand. Through the completion of several financing transactions in 2013, the Company further strengthened its balance sheet by pushing significant debt maturities beyond 2020.

We Pay for Performance. Our executive compensation programs have been effective at incentivizing strong results by appropriately aligning pay and performance.

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Over the Last Three Years our TSR Performance Significantly Exceeded Increases in CEO Compensation. We believe that our compensation programs have over time provided appropriate incentives that reflect the challenges of our industry and operations while motivating superior performance. This is reflected by the fact that our TSR performance has continued to grow while we have not significantly increased our CEO’s pay over the three-years ending December 31, 2013.

Compensation Discussion and Analysis

Compensation Discussion and Analysis

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Annual Incentive Awards Reflected Strong 2013 Performance. For 2013, we achieved adjusted property EBITDA of $1,811 million, which established a Company record and, against any standard, demonstrated superior performance, resulting in annual incentive award payouts at the maximum levels under our Amended and Restated Annual Performance-Based Incentive Plan (“Existing Annual Incentive Plan”). In addition, the Compensation Committee of the Company and the Compensation Committee of Wynn Macau, Limited, approved and Mr. Wynn received, a cash award of $4 million from Wynn Macau, Limited in consideration of finalization of plans for Wynn Palace in Cotai and his contribution to the extraordinary performance of Wynn Macau for the year ended December 31, 2013.

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Compensation Committee Retains Discretion to Reduce Annual Incentive Awards. Although our Existing Annual Incentive Plan is dependent upon a single performance criteria—adjusted property EBITDA—to determine the maximum amount that is payable, the Compensation Committee retains discretion to reduce payouts of annual incentive awards based on corporate and individual performance as it determines appropriate. While the Compensation Committee has determined that no such adjustments were appropriate for 2013 or in other recent years, in 2008, the Compensation Committee awarded executives approximately 50% of the maximum awards earned in consideration of the difficult, and deteriorating, economic climate, despite exceeding the maximum pre-established adjusted property EBITDA goals. 2009 bonuses were also generally awarded at the same reduced level as in 2008, which were significantly below prior year awards under the Existing Annual Incentive Plan.

Say-on-Pay Vote History and Stockholder Engagement

Our Board and management are committed to maintaining sound and effective compensation and governance programs, with policies and programs designed not only to satisfy the extensive regulatory requirements applicable to the Company’s business but to build value for the Company’s stockholders and promote the vitality of the Company for its customers, employees and the other individuals and organizations that depend upon it. At our May 17, 2011, Annual Meeting of Stockholders over 79% of the votes cast were in favor of the advisory vote to approve executive compensation. Despite this support in favor of our existing executive compensation practices, the Compensation Committee continues to refine our programs to maintain alignment with stockholders and their views on compensation.

We have ongoing discussions with our largest investors and often solicit their feedback on a variety of corporate governance topics, including executive compensation practices. In 2013, we engaged in outreach to a significant percentage of our stockholder base. Certain concerns raised by non-stockholder proxy advisory firms were discussed with these stockholders and they did not share similar concerns, recognizing instead the unique aspects of our operations and culture and our strong

Compensation Discussion and Analysis

Compensation Discussion and Analysis

performance. In addition to soliciting feedback from our stockholders, the Compensation Committee routinely assesses our compensation programs and seeks to maximize alignment between stockholder return and executive compensation while incentivizing and retaining a successful management team.

As a result of the Compensation Committee’s review of our compensation practices, the Compensation Committee approved a number of significant changes to our compensation program, including to the elements and operation of the CEO’s compensation. These changes are designed to enhance the transparency in our pay-for-performance processes. For our CEO, they include a number of changes that have the effect of reducing significantly the percentage of his reported compensation that may be viewed as fixed or not performance-based, and increasing the percentage of his potential compensation that is variable and at-risk.

As discussed in more detail below, some of these changes were effective in 2013 and some will be effective in 2014, assuming stockholders approve our proposed 2014 Omnibus Incentive Plan (the “2014 Plan”).

Key Changes to our 2013 Compensation and Governance Programs

During 2013, as part of our annual review of our compensation and governance programs, we made the following significant changes:

•	Increased the Requirements in our Stock Ownership Guidelines for our CEO from five times to ten times his annual base salary;

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Eliminated Villa Lease as a Perquisite. Mr. Wynn currently leases a villa at Wynn Las Vegas for use as his personal residence. The lease, including each amendment and/or restatement thereof, was approved by the Audit Committee. The members of the Audit Committee and Board believe that having Mr. Wynn’s personal residence on the Company’s property provides significant value to the Company and our stockholders. Accordingly, in the past the villa was provided to Mr. Wynn as part of his compensation arrangements, with the rental value of the villa being reported as imputed income to Mr. Wynn, based on the fair market value of the accommodations provided. However, after considering evolving compensation practices, beginning in November 2013, pursuant to the 2013 Second Amended and Restated Agreement of Lease, dated as of November 7, 2013 (the “New SW Lease”), Mr. Wynn will pay Wynn Las Vegas annual rent for the villa at its fair market value based on a third-party appraisal. Please refer to page 40 of this Proxy Statement for additional details regarding the New SW Lease;

•	Implemented a Director Resignation Policy for any director who does not receive over 50% of the votes cast in uncontested elections; and

•	Revised our Hedging/Pledging Policy to prohibit all hedging and prospective pledging of our stock by our executive officers, with any exception requiring advance Board approval.

Additional Key Changes for our 2014 Compensation Programs

In addition to the 2013 changes, significant prospective policy and compensation program changes will be implemented for 2014 upon stockholder approval of the 2014 Plan. The 2014 Plan, if approved, will allow the Company to make important changes to its compensation programs. The 2014 Plan will replace the Company’s existing incentive plans with a single omnibus incentive plan, pursuant to which the Compensation Committee will have the flexibility to (i) grant a range of awards and (ii) choose from an expanded list of performance goals, in each case, intended to qualify as performance-based compensation under Section 162(m) of the Code. See Proposal No: 4 “Approval of the Adoption of the 2014 Omnibus Incentive Plan” on page 45 of this Proxy Statement for a detailed discussion of the 2014 Plan.

Upon stockholder approval of the 2014 Plan:

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Complete Restructure of CEO Compensation. Mr. Wynn’s employment agreement and other relevant agreements with the Company will be modified to, among other things, (i) substantially reduce his annual base salary from $4 million to $2.5 million so that a higher proportion of his compensation is attributable to variable, at-risk components that drive stockholder value and (ii) provide that Mr. Wynn will reimburse the Company for certain expenses for his personal use of Company aircraft. Additionally, a significant portion of Mr. Wynn’s 2014 annual incentive award will be payable in equity.

Compensation Discussion and Analysis

Compensation Discussion and Analysis

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Multiple Performance Goals for Annual Incentive Awards. The 2014 Plan expands the list of performance goals available to the Compensation Committee in designing awards that are intended to qualify as performance-based compensation under Section 162(m) of the Code. Under our Existing Annual Incentive Plan, the only performance goal which could qualify as performance-based compensation is adjusted property EBITDA, although the Compensation Committee may then exercise negative discretion to reduce the amount payable based on other corporate and individual performance considerations as it determines appropriate. Under the 2014 Plan, the Compensation Committee has the flexibility to choose from a range of qualifying annual operating and strategic goals that drive stockholder value, so that other corporate and individual performance criteria can be incorporated directly into the terms of the annual incentive arrangements. If the adoption of the 2014 Plan is approved by stockholders, in addition to the achievement of a 2014 adjusted property EBITDA goal, the 2014 annual incentive awards performance goals approved for our executive officers include two other performance criteria: (a) retention of specified third party recognition of quality and performance, and (b) achievement of certain goals related to the development of Wynn Palace. These goals combine operating financial performance with ensuring that we maintain high standards at our existing properties and effectively manage progress on our largest development project.

Payment of a portion of 2014 annual incentive awards in equity:

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Annual Incentive Payments. For 2014, the Compensation Committee has determined that a portion of annual incentive awards will be paid in equity, with a three year holding period (the “Holding Period”). The Holding Period does not apply to any executive officer that holds 5% or more of the outstanding shares of Common Stock, in recognition that Mr. Wynn’s existing stock ownership already adequately fulfills the goal of a stock retention policy. This approach replaces our prior practice of paying all annual incentive awards solely in cash and was adopted to even more closely align our senior executive officers with the interests of our stockholders. For 2014, the Compensation Committee intends to pay at least 50% of the annual incentive awards for our NEOs in shares of Common Stock subject to the Holding Period, if applicable.

Executive Compensation Practices Highlights

What We Do	What We Don’t Do
✓ Compensation Committee comprised solely of independent directors	✗ Dividends or dividend equivalents on option awards ✗ Re-pricing of underwater options ✗ Supplemental retirement or pension benefits for executives ✗ New excise tax gross ups
✓ Use of an independent compensation consultant retained directly by the Compensation Committee, in its sole discretion, who performs no consulting or other services for the Company’s management
✓ Long-term vesting for principal stock option and restricted stock awards (including certain grants with ten-year vesting) which has an ownership effect similar to that of a holding period policy

✓     For 2014, a significant portion of annual incentive awards will be payable in the form of equity rather than all cash, with a three-year holding period (except for any senior executive officer that holds 5% or more of the outstanding shares of Common Stock)

✓     Meaningful stock ownership requirements for our NEOs and independent directors (including ten times base salary for the CEO; in fact, he owns approximately 10% of the Company’s outstanding Common Stock)

✓ Double trigger change in control provisions
✓ Annually assess potential risks relating to the Company’s compensation policies and practices

Compensation Discussion and Analysis

Compensation Discussion and Analysis

Philosophy and Overview of our Executive Compensation Program

Our Compensation Philosophy. The Compensation Committee believes that stockholder interests are best advanced by attracting and retaining a high-performing management team. To promote this objective, the Compensation Committee is guided by the following underlying principles in developing our executive compensation program:

•	Top talent—Our program is designed to gain a long-term commitment from the proven, accomplished executives that lead our success.

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Pay-for-performance—A high proportion of total compensation is at risk and tied to achievement of annual operating and strategic goals that drive stockholder value. As noted above, even when our EBITDA goals are achieved, the Compensation Committee has negative discretion to reduce the amounts payable based upon other performance considerations.

•	Stockholder alignment—Long-term incentives are provided in Company equity to encourage executives to plan and act with the perspective of stockholders.

•	Long-term performance orientation—The mix of incentives provided is designed to motivate long-term sustainable growth in the value of the brand and the enterprise.

•	Focus on total compensation—Compensation opportunities are considered in the context of total compensation relative to the pay practices of major gaming companies and other competitors for key talent.

The Compensation Committee regularly reviews and evaluates the Company’s compensation arrangements to assess whether they are appropriately structured to support these objectives and are effective in enabling the Company to attract and retain top talent in key leadership positions. This regular review and evaluation resulted in significant changes to our compensation programs for 2013 and 2014 as described above.

Mr. Wynn’s Talent, Image and Likeness Are Key to our Continued Success. Mr. Wynn has served as our CEO since the Company’s inception in 2002, and during that period, has delivered exceptional value to our stockholders. Under Mr. Wynn’s leadership our stockholders have received approximately $5.4 billion, or $48.75 per share, through the payment of dividends as well as seen a compounded annual total stockholder return (including reinvestment of dividends) of 32% from our initial public offering in 2002 through the end of 2013. Mr. Wynn is the founder, creator and name behind our brand. He brings extraordinary talent to our Company that is unrivaled in our industry. The Compensation Committee believes that Mr. Wynn’s contributions to our longstanding, consistent achievement over the last decade have been, and continue to be, instrumental in creating significant stockholder value. These factors were key in the determination of Mr. Wynn’s compensation during fiscal 2013. Mr. Wynn is also a significant stockholder and owns approximately 10% of the Company’s outstanding stock. The Compensation Committee believes that Mr. Wynn’s significant stock ownership in the Company aligns his interests with that of stockholders and as such Mr. Wynn has not historically participated in the Company’s equity incentive plans. However, for 2014, the Compensation Committee determined that a significant portion of Mr. Wynn’s annual incentive award will be payable in equity, as described above.

Program Overview. This Compensation Discussion and Analysis focuses on the following executives who were our named executive officers (“NEOs”) in 2013:

Name	Title

Stephen A. Wynn	Chairman and Chief Executive Officer

Matt Maddox	President and Chief Financial Officer

Linda Chen	President of Wynn International Marketing, Limited

Kim Sinatra	Executive Vice President, General Counsel and Secretary

John Strzemp	Executive Vice President and Chief Administrative Officer

Marc D. Schorr	Former Chief Operating Officer (retired June 2013)

Compensation Discussion and Analysis

Compensation Discussion and Analysis

Our executive compensation program is simple in design and limited in scope. Each program component and the rationale for it are highlighted below.

Element	Role and Purpose

Base salary	Provide a competitive, fixed level of cash compensation to attract and retain talented and skilled employees Recognize sustained performance, capabilities, job scope and experience

Annual incentives

Motivate and reward achievement of annual operating and strategic goals, which drive stockholder value. Under our Existing Annual Incentive Plan, the sole qualifying goal is adjusted property EBITDA. Upon approval of the adoption of the 2014 Plan, additional qualifying annual operating and strategic goals will be available for the Compensation Committee to choose from.

Encourage executive retention. For 2014, the Compensation Committee has determined to pay a significant portion of these awards in equity, subject to the Holding Period, if applicable.

Enforce accountability for individual performance through discretionary reductions in awards as deemed appropriate

Long-term incentive: Stock options & restricted stock	Align executives with stockholders Make periodic grants with long-term vesting (up to ten years) to encourage a long-term value perspective and executive retention

Executive benefits

Promote executive health through supplemental health benefits and provide for executives’ families through supplemental life insurance policies

Offer industry-competitive merchandise discounts and certain complimentary privileges with respect to the Company’s resorts

Consistent with the Board’s requirement that Mr. Wynn travel privately for security reasons, the Company historically has provided him with access to Company aircraft for both personal and business travel, as well as a car and driver in Las Vegas. However, upon stockholder approval of the 2014 Plan, Mr. Wynn’s employment agreement and other relevant agreements with the Company will be modified to, among other things, provide that Mr. Wynn reimburse the Company for certain expenses for his personal use of Company aircraft.

Consistent with competitive practice in Macau, provide Ms. Chen with a car and driver, certain housing and living expenses and assistance with tax preparation

Elements of Executive Compensation

We do not use a specific formula or weighting for allocating total compensation opportunities among the principal elements of our executive compensation program, which consists primarily of base salary, annual incentives, long-term equity awards and executive benefits and perquisites. Instead we offer what the Compensation Committee views to be effective for attracting and retaining key leaders while motivating management to maximize long-term Company value for our stockholders.

Base Salary. Negotiated employment agreements establish the initial base salaries of our NEOs. We review and adjust their base salaries periodically as deemed necessary due to competitive reasons, to reflect improvements in sustained performance, capabilities, and experience, and reward expansions of responsibility or other extraordinary circumstances. Mr. Wynn has not received a base salary increase since 2011. In 2013, Mr. Maddox received a base salary increase in

Compensation Discussion and Analysis

Compensation Discussion and Analysis

connection with his promotion to President of the Company and Mr. Stzremp received a base salary increase in connection with the extension of his employment agreement and in recognition of his continued outstanding contributions to the operations of the Company.

Executive	2013 Salary	2012 Salary	Increase
Stephen A. Wynn	$4,000,000	$4,000,000	0%
Matt Maddox	$1,500,000	$1,000,000	50%	(1)
Linda Chen	$1,500,000	$1,500,000	0%
Kim Sinatra	$800,000	$800,000	0%
John Strzemp	$750,000	$650,000	15%	(2)
Marc Schorr	$2,100,000	$2,100,000	0%

(1)	Mr. Maddox’s base salary was increased effective November 18, 2013, in connection with his promotion to President of the Company.
(2)

Mr. Strzemp’s base salary was increased in connection with the extension of his employment agreement, effective as of February 21, 2013, and in recognition of his continued outstanding contributions to the operations of the Company.

Annual Incentives. In 2013, our NEOs participated in our Existing Annual Incentive Plan. Within 90 days after the commencement of the year, the Compensation Committee identifies the senior executive officers who will participate in the Existing Annual Incentive Plan for that year and establishes the annual performance criteria. The Existing Annual Incentive Plan provides that the maximum annual incentive is 250% of base salary for Mr. Wynn and 200% of base salary for the other NEO participants. In 2013, the following formula was used to calculate the maximum payment that may be awarded to an NEO under the Existing Annual Incentive Plan.

Base Salary x Bonus Factor x EBITDA Performance Level

The 2013 annual incentive opportunity of our NEOs, for EBITDA based on attainment of partial and maximum adjusted property EBITDA goals, was as follows:

Executive	Base Salary	Partial Bonus Factor	Partial Bonus	Maximum Bonus Factor	Maximum Bonus

Stephen A. Wynn	$4,000,000	125%	$5,000,000	250%	$10,000,000
Matt Maddox	$1,000,000	100%	$1,000,000	200%	$2,000,000
Linda Chen	$1,500,000	100%	$1,500,000	200%	$3,000,000
Kim Sinatra	$800,000	100%	$800,000	200%	$1,600,000
John Strzemp	$750,000	100%	$750,000	200%	$1,500,000
Marc D. Schorr (1)	N/A	N/A	N/A	N/A	N/A

(1)	Mr. Schorr retired from the Company effective June 2013, and as such was not eligible for any bonus under the Existing Annual Incentive Plan.

Under the Existing Annual Incentive Plan, the 2013 annual incentive awards were based on adjusted property EBITDA on a consolidated basis. Adjusted property EBITDA is a non-GAAP measure calculated at the segment level and reported in the footnotes to our audited consolidated financial statements. The adjustments used to calculate adjusted property EBITDA are the same as those set forth in our Annual Report on Form 10-K for the year ended December 31, 2013, and reflect the manner in which we discuss company performance with our stockholders. It is a reflection of the operating performance of the Company’s assets and directly influences return to stockholders. In addition, management and stockholders use adjusted property EBITDA to value the Company and its assets.

The Compensation Committee established a target of $1,375 million adjusted property EBITDA on a consolidated basis for maximum funding and a target of $1,110 million for partial funding. In the course of determining the adjusted property EBITDA targets, the Compensation Committee concluded that the achievement of the performance targets was challenging and substantially uncertain. In making such determination, the Committee considered the following factors: the competitive environment for the Company’s facilities including the dramatic increase in supply in Macau, uncertainty as to the overall macroeconomic conditions in both China and the United States and the Company’s development cycle for the production of increased supply in Macau. The Committee determined these factors can cause variability and unpredictability in our results, notwithstanding that the Company has achieved strong results for prior periods. These same considerations underlie the Company’s practice of not providing guidance or projections for its financial results. For 2013, actual performance of $1,811 million established a Company record and against any standard demonstrated superior performance. Accordingly, the

Compensation Discussion and Analysis

Compensation Discussion and Analysis

Compensation Committee awarded each participant (other than Mr. Schorr, who retired during the year) the maximum incentive allowed under the Existing Annual Incentive Plan which awards were paid in cash. While the Compensation Committee retains the discretion to reduce actual bonus amounts paid based on a variety of factors, including corporate, property level and individual performance, as well as general macroeconomic conditions, it did not exercise that discretion with respect to 2013, owing to our record Company results. In addition, the Compensation Committee of the Company and the Compensation Committee of Wynn Macau, Limited, approved and Mr. Wynn received, a cash award of $4 million from Wynn Macau, Limited in consideration of finalization of plans for Wynn Palace in Cotai and his contribution to the extraordinary performance of Wynn Macau for the year ended December 31, 2013. Changes to the design of our annual incentive awards for 2014 are discussed in the “Executive Summary” to this Compensation Discussion and Analysis beginning on page 18.

Long-term Incentives. The Company historically has only made periodic (not annual) equity grants to executives including our NEOs. The Compensation Committee has used grants under our 2002 Stock Incentive Plan (“Existing Stock Plan”) to attract qualified individuals to work for the Company and to align executives with the perspective of stockholders, and made additional grants periodically to existing officers to reward extraordinary performance and encourage retention with the Company. Periodic grants to NEOs were typically made with long-term vesting dates of up to ten years to assure retention of talent deemed important to the Company’s continued prosperity. Upon approval by stockholders, the Existing Stock Plan will be replaced with the 2014 Plan, subject to any awards outstanding. See Proposal No: 4 “Approval of the Adoption of the 2014 Omnibus Incentive Plan” on page 45 of this Proxy Statement for a detailed discussion of the 2014 Plan. From time to time, the Company also granted long-term cash retention awards to reward extraordinary performance and encourage retention. The underlying philosophy behind this approach has been to retain senior management for the long term, thereby building a talent base to drive sustained Company performance and growth. Consistent with this objective, the Compensation Committee determined not to make any grants during 2013 to the NEOs other than a grant of 10,000 vested shares to Mr. Maddox in connection with his promotion to President of the Company and a grant of 25,000 shares to Mr. Strzemp in connection with the extension of his employment agreement and his continued outstanding contributions to the operations of the Company. In addition, in connection with Mr. Schorr’s retirement, the Compensation Committee provided that 200,000 unvested shares granted to Mr. Schorr under a Restricted Stock Agreement, and associated accrued cash dividends, would vest and be payable as of May 31, 2013. Mr. Wynn, the founder, Chairman and CEO of the Company owns approximately 10% of the Company’s outstanding stock. The Compensation Committee believes that Mr. Wynn’s significant stock ownership in the Company aligns his interests with that of stockholders and as such Mr. Wynn has not historically participated in the Company’s equity incentive plans. This differs from the chief executive officer compensation at almost all of the companies included in the Peer Group. Accordingly, for 2014, the Compensation Committee has determined to pay a significant portion of Mr. Wynn’s annual incentive award in equity, as described above.

Executive Benefits. We provide our NEOs with other benefits that we believe are reasonable, competitive and consistent with our overall executive compensation programs. We believe that these benefits generally allow our executives to work more efficiently, promote our brand and are legitimate business expenses. The primary executive benefits include certain health insurance coverage, life insurance premiums, discounts and complimentary privileges with respect to the Company’s resorts which are described in the footnotes to the “Summary Compensation Table.” In addition, Mr. Wynn (and Mr. Schorr prior to his retirement) has access to the Company’s aircraft pursuant to time sharing agreements described in “Certain Relationships and Related Transactions—Aircraft Arrangements.” For security purposes, the Board requires Mr. Wynn to travel on Company aircraft for both personal and business travel, and the Company provides cars and a driver in Las Vegas for his business and personal use. Upon stockholder approval of the adoption of the 2014 Plan, Mr. Wynn’s employment agreement and other relevant agreements with the Company will be modified to, among other things, provide that Mr. Wynn reimburse the Company for certain expenses for his personal use of Company aircraft. Consistent with competitive practice in Macau, Ms. Chen receives a car and driver, certain housing and living expenses and assistance with tax preparation.

Mr. Wynn currently leases a villa at Wynn Las Vegas for use as his personal residence. The lease, including each amendment and/or restatement thereof, was approved by the Audit Committee of the Board. The members of the Audit Committee and Board believe that having Mr. Wynn’s personal residence on the Company’s property provides significant value to the Company and our stockholders. Accordingly, in the past the villa was provided to Mr. Wynn as part of his compensation arrangements, with the rental value of the villa being reported as imputed income to Mr. Wynn, based on the fair market value of the accommodations provided. However, after considering evolving compensation practices, beginning in November 2013, pursuant to the 2013 Second Amended and Restated Agreement of Lease, dated as of November 7, 2013 (the “New SW Lease”), Mr. Wynn will pay Wynn Las Vegas annual rent for the villa at its fair market value of the accommodations based on a third-party appraisal, which is $525,000 per year through February 28, 2015.

Compensation Discussion and Analysis

Compensation Discussion and Analysis

How We Make Pay Decisions

Role of the Compensation Committee and Management in Setting Compensation. The Compensation Committee sets all elements of compensation for our NEOs based upon consideration of their contributions to the operating and strategic performance of the Company. The Compensation Committee considers the recommendations of the CEO in establishing compensation for all other NEOs. In addition, the CEO performs annual reviews of all of our senior executive officers and makes recommendations to the Compensation Committee. The Compensation Committee reviews the recommendations and makes final decisions regarding compensation for our senior executive officers.

Role of the Compensation Consultant. The Compensation Committee has the authority to retain compensation consulting firms exclusively to assist it in the evaluation of senior executive officer and employee compensation and benefit programs. Since 2011, the Compensation Committee has retained Pay Governance LLC, a nationally-recognized independent compensation consulting firm, to assist in performing its duties. Pay Governance does not provide other services to the Company or the Company’s management. In 2013, Pay Governance advised the Compensation Committee with respect to compensation trends and best practices, competitive pay levels, equity grant practices and competitive levels, peer group benchmarking and proxy disclosure. The Compensation Committee retains sole responsibility for engaging any advisor and meets with its advisor, as needed, in the Compensation Committee’s sole discretion.

Independence of the Compensation Consultant. The Compensation Committee has determined that Pay Governance is independent and the services provided by Pay Governance LLC currently and during 2013 did not raise any conflict of interests. In reaching these conclusions, the Compensation Committee considered the factors set forth in Rule 10C-1 of the Exchange Act and applicable listing standards.

Setting Executive Compensation. Generally, in determining base salary, annual incentive award goals and guidelines for equity awards, the Committee uses the NEOs’ current level of compensation as the starting point. Our compensation decisions consider:

•	the scope and complexity of the functions executives oversee;

•	the contribution of those functions to our overall performance;

•	executives’ experience and capabilities;

•	individual performance; and

•	practices of our peers in order to obtain a general understanding of the competitive compensation environment.

In addition, wealth accumulation is considered when making equity grants to assure alignment of the interests of our senior executive officers and those of our stockholders.

The Compensation Committee reviews total compensation, along with the value of past equity awards, to assess the general competitiveness of compensation. Annual cash and equity incentive compensation awards and special bonuses are considered on the basis of Company and individual performance. However, increases to base salary and additional equity incentive awards are made only on a periodic basis or in recognition of notable contributions to value creation for Company stockholders.

Other Key Considerations. Mr. Wynn’s aesthetic vision, direction, and the public’s association of his name and likeness with our casino resorts and services are unique and integral components of our success and provided the context for determining Mr. Wynn’s compensation for 2013. The Compensation Committee is mindful that gaming companies have historically provided total compensation packages that may be higher than many of their non-gaming counterparts due to the unique blend of entrepreneurial and managerial skills required to be successful in gaming and certain regulatory and other extraordinary demands. In addition, the Company’s rapid expansion in the last eight years including the establishment of operations in widely separated international locations has required that NEOs provide extraordinary levels of commitment and financial, development and operating expertise. In fulfilling the Company’s goal of attracting and retaining high-quality and experienced executives, the Compensation Committee considers these factors in its determination of total compensation for the NEOs.

Compensation Discussion and Analysis

Compensation Discussion and Analysis

Other Aspects of Our Executive Compensation

Peer Group and Market Analysis. The Compensation Committee believes that it is appropriate to offer competitive total compensation packages to senior executive officers in order to attract and retain top executive talent. The compensation peer group allows the Compensation Committee to monitor the compensation practices of our primary competitors for executive talent. The Compensation Committee does not target any specific pay percentile for the Company’s senior executive officers. Instead, the Compensation Committee uses this information as a general overview of market practices and to ensure that it makes informed decisions on senior executive officer pay packages.

In 2013, as part of our regular review of our compensation programs, the Compensation Committee approved a revised, expanded peer group which added companies from two relevant industries groups for Wynn Resorts: gaming & resorts and lifestyle products and removed companies because the Compensation Committee determined they exceeded the size limit for competitiveness. The companies added were Caesars Entertainment Corporation, Chipotle Mexican Grill, Inc. and Coach, Inc. and the companies removed were Carnival Corporation and Starbucks Corporation. The expanded 2013 peer group provides more robust pay information from the industries that the Compensation Committee believes reflects the competitive market for executive talent similar to that required by the Company.

Wynn Resorts 2013 Executive Compensation Peer Group
Gaming & Resorts	Travel, Hospitality & Resorts	Lifestyle Products
Las Vegas Sands Corp.	Royal Caribbean Cruises Ltd.	Chipotle Mexican Grill, Inc.
MGM Resorts International	Wyndham Worldwide Corporation	Ralph Lauren Corporation
Caesars Entertainment Corporation	Starwood Hotels & Resorts	Coach, Inc.
Penn National Gaming, Inc.	Marriott International, Inc.	priceline.com Incorporated
International Game Technology	Hyatt Hotels Corporation	Tiffany & Co.
The Estée Lauder Companies Inc.

The 16 companies in the peer group generally had 2013 revenue, market capitalization and total enterprise value (as of December 31, 2013) in a relevant range around those of the Company as set forth below.

	Wynn Resorts	Peer Group
Revenue	$5.621 billion	Range:	$2.353 billion – $13.770 billion
		Median:	$4.995 billion
Market Capitalization	$19.609 billion	Range:	$1.104 billion – $64.924 billion
		Median:	$13.348 billion
Enterprise Value	$23.778 billion	Range:	$3.237 billion – $71.479 billion
		Median:	$16.182 billion

Data	source: Standard & Poors Capital IQ. Revenue is based on trailing four quarter information available at February 15, 2014.

Employment Agreements. We have a longstanding practice of entering into employment agreements with our senior executive officers and select members of our senior management. We believe that employment agreements provide greater assurance of continuity and retention of critical creative and operating talent in a highly competitive industry. Employment agreements for our NEOs are approved by the Compensation Committee in consultation with the Compensation Committee’s independent compensation advisors. The employment agreements for the NEOs specify their base salary and provide that if the executive’s employment (i) terminates without cause at the Company’s election or (ii) is terminated by the executive for good reason after a change in control the executive will receive a separation payment, defined as multiple (ranging from one to, in the case of Mr. Wynn, three times) of the sum of the executive’s salary and imputed bonus that would be payable during the remaining term of the contract, but not less than one year and for Mr. Wynn and Ms. Chen, not more than four years (notwithstanding that each of their employment agreements has a term greater than five years. The employment agreements and the terms of equity awards also provide that vesting of some or all of an executive’s equity awards will accelerate upon such event, and the employment agreements (except for Mr. Maddox’s) provide for an excise tax gross up. We believe that providing for these benefits in such situations enhances the value of the business by preserving the continuity of management during potential change in control situations and by focusing our senior executives on our long-term priorities. Additional information regarding payments under these provisions is provided under the heading “Potential Payments Upon Termination or Change in Control.”

Compensation Discussion and Analysis

Compensation Discussion and Analysis

Tax Deductibility Under Section 162(m). Internal Revenue Code Section 162(m) prevents publicly traded companies from receiving a tax deduction on certain compensation paid to the chief executive officer and three other highest-paid executive officers (other than the chief financial officer) in excess of $1,000,000 in any taxable year, unless the compensation qualifies as “performance-based.” The Company’s policy with respect to qualifying compensation paid to its executive officers for tax deductibility purposes is that executive compensation plans will be designed and administered to allow for tax deductibility when consistent with the overall objectives of the compensation program. However, the Compensation Committee may elect to provide non-deductible compensation when it determines that to be advisable to achieve its compensation objectives of attracting or retaining key executives, or where achieving maximum tax deductibility would be considered disadvantageous to the best interests of the Company. Salaries over $1,000,000, perquisites, restricted stock grants and discretionary bonuses do not qualify as performance-based compensation under Section 162(m).

Compensation Committee Report

We have reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with the Company’s management. Based on such review and discussion, we have recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

Compensation Committee

J. Edward Virtue, Chairman

John J. Hagenbuch

Dr. Ray R. Irani

Alvin V. Shoemaker

Compensation Discussion and Analysis

Executive Compensation Tables

Summary Compensation Table

The table below summarizes the total compensation awarded to, earned by, or paid to, each of our NEOs for the fiscal years ended December 31, 2013, 2012 and 2011.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($) (1)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($) (2)	Total ($)

Stephen A. Wynn	2013	$4,000,000	$4,000,000	—	$10,000,000	$1,601,381	$19,601,381
Chairman and Chief	2012	$4,000,000	$2,000,000	—	$10,000,000	$1,743,434	$17,743,434
Executive Officer	2011	$3,878,846	$2,000,000	—	$9,062,500	$1,533,361	$16,474,707

Matt Maddox	2013	$1,065,385	—	$1,635,900	$2,000,000	$358,009	$5,059,294
President and Chief	2012	$1,000,000	—	—	$2,000,000	$481,296	$3,481,296
Financial Officer	2011	$1,000,000	—	—	$2,000,000	$390,756	$3,390,756

Linda Chen	2013	$1,500,000	—	—	$3,000,000	$892,423	$5,392,423
President of Wynn	2012	$1,500,000	—	—	$3,000,000	$1,173,755	$5,673,755
International Marketing	2011	$1,500,000	—	—	$3,000,000	$1,352,926	$5,852,926

Kim Sinatra	2013	$800,000	—	—	$1,600,000	$180,881	$2,580,881
General Counsel and	2012	$671,346	—	—	$1,300,000	$241,352	$2,212,698
Secretary	2011	$647,920	—	—	$1,300,000	$189,156	$2,137,076

John Strzemp	2013	$733,461	—	$2,888,250	$1,500,000	$155,412	$5,277,123
Executive Vice President	2012	$650,000	—	—	$1,300,000	—	$1,950,000
and Chief Administrative Officer	2011	$650,000	—	—	$1,300,000	—	$1,950,000

Marc Schorr (3)	2013	$943,461	—	$7,602,160	—	$768,099	$9,313,720
Former Chief Operating	2012	$2,000,000	—	—	$4,000,000	$2,868,489	$8,868,489
Officer	2011	$2,000,000	—	—	$4,000,000	$2,117,573	$8,117,573

(1)

The amounts set forth in this column reflect the aggregate grant date fair value of stock awards granted in the specified year, computed in accordance with accounting standards for stock based compensation. See our Annual Report on Form 10-K for the year ended December 31, 2013, Item 8, Note 14—“Benefit Plans” to our Consolidated Financial Statements for assumptions used in computing fair value.

(2)

For executives other than Mr. Wynn, amounts reported as “All Other Compensation” for 2013 consist primarily of accrued cash distributions related to unvested restricted stock. Dividends that are accrued on unvested restricted stock are reported as compensation pursuant to SEC rules because the value of the dividend was not previously reflected in the accounting expense for these awards when they were granted, as the Company did not regularly pay dividends at that time. These dividend amounts are payable to the executive only if and to the extent the restricted stock vests and is not forfeited.

The following amounts for 2013 are included in “All Other Compensation” for Mr. Wynn:
(i)	personal use of Company aircraft of $927,829 (Mr. Wynn receives no tax gross ups relating to the value of aircraft usage that is imputed to him as compensation);
(ii)

fair market value of a Company-provided villa through November 5, 2013, under the 2013 Amended and Restated Agreement of Lease between Mr. Wynn and Wynn Las Vegas, LLC dated May 7, 2013, in the amount of $453,818, reflecting pro-rated annual lease value of $525,000 per year based on the current fair market value as established by the Audit Committee of the Company with the assistance of an independent third-party appraisal (commencing as of November 5, 2013, Mr. Wynn pays Wynn Las Vegas annual rent for the villa of $525,000 pursuant to the Second Amended and Restated Agreement of Lease between Mr. Wynn and Wynn Las Vegas, LLC dated November 5, 2013);

(iii)	insurance premiums and benefits including executive life and medical insurance of $33,293;
(iv)	allocated compensation and benefits for the personal use of a driver whom we employ for Mr. Wynn and the personal use of vehicles of $130,245; and
(v)	merchandise discounts of $56,196.

The following amounts for 2013 are included in “All Other Compensation” for Mr. Maddox:
(i)	insurance premiums and benefits including executive life and medical insurance of $1,009;
(ii)	merchandise discounts of $7,000; and
(iii)	accrued cash dividends related to unvested restricted stock of $350,000.

The following amounts for 2013 are included in “All Other Compensation” for Ms. Chen:
(i)	housing and other living expenses in Macau of $190,488;
(ii)	insurance premiums and benefits including executive life and medical insurance of $1,935; and
(iii)	accrued cash dividends on unvested restricted stock of $700,000.

Executive Compensation Tables

Executive Compensation Tables

The following amounts for 2013 are included in “All Other Compensation” for Ms. Sinatra:
(i)	insurance premiums and benefits including executive life and medical insurance of $5,881; and
(ii)	accrued cash dividends on unvested restricted stock of $175,000.

The following amounts for 2013 are included in “All Other Compensation” for Mr. Strzemp:
(i)	insurance premiums and benefits including executive life and medical insurance of $5,412; and
(ii)	accrued cash dividends on unvested restricted stock of $150,000.

The following amounts for 2013 are included in “All Other Compensation” for Mr. Schorr:
(i)	personal use of Company aircraft of $117,561 (Mr. Schorr received no tax gross ups relating to the value of aircraft usage that is imputed to him as compensation.);
(ii)	insurance premiums and benefits including executive life and medical insurance of $11,015;
(iii)	merchandise discounts of $27,985;
(iv)	vacation payout of $161,538; and
(iv)	accrued cash dividends on unvested restricted stock of $450,000.

For amounts shown as personal use of Wynn Resorts’ aircraft, incremental aircraft expenses were calculated by dividing the 2013 total direct (variable) flight expenses (consisting primarily of fuel, maintenance and landing fees) by the total hours the aircraft was operated during the year. The executives’ hourly usage was multiplied by this annual hourly rate.

(3)

Mr. Schorr retired from the Company effective June 1, 2013. In connection with his retirement, the Company accelerated vesting of stock awards previously granted to Mr. Schorr in 2008. As a result of the acceleration of these stock awards, the Company computed fair value on the date of the modification in accordance with accounting standards for stock-based compensation. The amount for 2013 included in “Stock Awards” reflects the incremental fair value of these stock awards not presented in the grant date fair value.

Discussion of Summary Compensation Table

In 2013, each of the NEOs received base salary in accordance with the terms of his or her employment agreement, as approved by the Compensation Committee. Key terms of the current agreements as amended are as follows:

Named Executive Officer	Contract Expiration	Base Salary

Mr. Wynn	10/24/20	$4,000,000
Mr. Maddox	12/31/16	$1,500,000
Ms. Chen	2/24/20	$1,500,000
Ms. Sinatra	5/5/14	$800,000
Mr. Strzemp	3/31/17	$750,000
Mr. Schorr (1)	N/A	$2,100,000

(1)	Mr. Schorr retired from the Company effective June 1, 2013.

Each of the employment agreements provide that the executive will participate in company profit sharing and retirement plans if offered, disability or life insurance plans, medical and/or hospitalization plans, vacation and expense reimbursement programs. In addition, the agreements provide for severance payments and benefits upon certain terminations of employment, including termination following a change in control, as discussed in the section below entitled “Potential Payments Upon Termination or Change in Control.”

Executive Compensation Tables

Executive Compensation Tables

Grants of Plan-Based Awards Table

The Company’s Incentive Plan rewards management for creation of superior return to stockholders, measured by the operating performance of our resorts. The amounts shown in the table below reflect possible payments based upon salaries in effect during the first quarter of 2013, when the performance criteria were established. Actual payouts were based upon achievement of the 2013 performance criteria of adjusted property EBITDA at the Company’s Wynn Las Vegas and Wynn Macau resorts which resulted in the payment of maximum bonuses under the Incentive Plan to all NEOs.

	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards	All Other Stock Awards: Number of Shares of Stock or Units (#)		Grant Date Fair Value of Stock and Option Awards ($) (2)
Named Executive Officer		Target/Maximum ($) (1)

Mr. Wynn	N/A	$10,000,000	—		—
Mr. Maddox (3)	N/A	$2,000,000	—		—
	11/18/2013		10,000	(3)	$1,635,900
Ms. Chen	N/A	$3,000,000	—		—
Ms. Sinatra	N/A	$1,600,000	—		—
Mr. Strzemp (4)	N/A	$1,500,000	—		—
	2/22/2013		25,000	(4)	$2,888,250
Mr. Schorr (5)	3/27/2013		200,000	(5)	$7,602,160

(1)

The amounts shown in the table above reflect possible payments based upon salaries in effect during the first quarter of 2013, when the performance criteria were established. Actual payouts were based upon achievement of the 2013 performance criteria of adjusted property EBITDA at the Company’s Wynn Las Vegas and Wynn Macau resorts, which resulted in the payment of maximum bonus’ under the Incentive Plan to all NEOs, with the exception of Mr. Schorr who retired on June 1, 2013.

(2)

The amounts are calculated based on the aggregate grant date fair value computed in accordance with accounting standards for stock based compensation. See our Annual Report on Form 10-K for the year ended December 31, 2013, Item 8, Note 14—“Benefit Plans” to our Consolidated Financial Statements for assumptions used in computing fair value.

(3)	Mr. Maddox’s awards immediately vested on November 18, 2013.
(4)

Mr. Strzemp’s awards will vest as follows: 2,500 shares of restricted stock will vest on February 21, 2014, and each anniversary thereafter until February 21, 2017, at which time the remaining 17,500 will vest.

(5)

In connection with Mr. Schorr’s retirement, on March 27, 2013 the Compensation Committee provided that 200,000 unvested shares granted to Mr. Schorr under a Restricted Stock Agreement, and associated accrued cash dividends, would vest and be payable as of May 31, 2013. Pursuant to SEC rules, this amount reflects the fair value of modification to the vesting schedule for the restricted stock equal to the incremental expense arising from the modification (computed in accordance with applicable accounting rules).

Executive Compensation Tables

Executive Compensation Tables

Outstanding Equity Awards At Fiscal Year-End

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($) (6)

Stephen A. Wynn	N/A	N/A	N/A	N/A	N/A	N/A
Matt Maddox (1)	—	175,000	$107.95	05/06/18	50,000	$9,710,500
	—	180,000	$47.12	05/06/19	—	—
Linda Chen (2)	—	175,000	$107.95	05/06/18	100,000	$19,421,000
	10,000	180,000	$47.12	05/06/19	—	—
Kim Sinatra (3)	—	75,000	$107.95	05/06/18	25,000	$4,855,250
	—	150,000	$47.12	05/06/19	—	—
John Strzemp (4)	—	—	—	—	25,000	$4,855,250
Marc Schorr (5)	—	—	—	—	—	—

(1)	Mr. Maddox’s unvested awards will vest as follows:
a.	175,000 stock options will vest on December 5, 2016;
b.	30,000 stock options will vest on May 6, 2014, and each anniversary thereafter until the 180,000 stock options are fully vested; and
c.	50,000 shares of restricted stock will vest on December 5, 2016.
(2)	Ms. Chen’s unvested awards will vest as follows:
a.	175,000 stock options will vest on December 5, 2016;
b.	30,000 stock options will vest on May 6, 2014, and each anniversary thereafter until the 180,000 stock options are fully vested; and
c.	100,000 shares of restricted stock will vest on December 5, 2016.
(3)	Ms. Sinatra’s unvested awards will vest as follows:
a.	75,000 stock options will vest on December 5, 2016;
b.	25,000 stock options will vest on May 6, 2014, and each anniversary thereafter until the 150,000 stock options are fully vested; and
c.	25,000 shares of restricted stock will vest on December 5, 2016.
(4)	Mr. Strzemp’s unvested awards will vest as follows:
a.	2,500 shares of restricted stock will vest on February 21, 2014, and each anniversary thereafter until February 21, 2017, at which time the remaining 17,500 shares will vest.
(5)	Mr. Schorr retired from the Company effective June 1, 2013.
(6)	Amounts in this column are based upon the closing price of the Company’s stock at year-end, which was $194.21 per share.

All vesting is conditioned upon such NEOs being an employee of the Company on the vesting date, except as discussed below under “Potential Payments Upon Termination or Change in Control.”

Option Exercises and Stock Vested in 2013

	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)

Stephen A. Wynn	N/A	N/A	N/A	N/A
Matt Maddox	30,000	$2,737,984	10,000	$1,635,900
Linda Chen	20,000	$2,457,600	—	—
Kim Sinatra	25,000	$2,290,872	—	—
John Strzemp	80,000	$6,798,453	—	—
Marc Schorr	50,000	$4,590,000	250,000	$33,045,000

The amounts reported in the table above are based on the sales price of the Company’s Common Stock on the date the stock options were exercised or the closing price of the Company’s Common Stock on the date the stock award vested. Upon vesting of the stock award, the executive also was paid an amount equal to the dividends that had accrued on the shares prior to their vesting.

Executive Compensation Tables

Executive Compensation Tables

Potential Payments Upon Termination or Change in Control

Payments Made Upon Termination Due to Death, Complete Disability or License Revocation. The Company’s employment agreements with its NEOs provide that such agreements terminate automatically upon death or complete disability of the employee, as well as upon failure of the employee to obtain or maintain any required gaming licenses. Upon such termination, (a) for all NEOs other than Mr. Wynn, such NEO is entitled to a lump sum payment of accrued and unpaid base salary and vacation pay through the termination date and (b) for Mr. Wynn, Mr. Wynn is entitled to a lump sum separation payment (described below), payment of accrued and unpaid base salary and vacation pay through the termination date and an excise tax gross up. In addition, certain of the stock option agreements and restricted stock agreements held by the NEOs provide that unvested options and shares will vest upon such termination.

Payments Made Upon Termination Without Cause at Employer’s Election During the Term. The Company’s employment agreements with its NEOs provide that such agreements are terminable by the Company without cause upon notice to the employee, so long as a “separation payment” is paid as provided in such contracts. Cause is defined as (i) willful destruction of property of the Company or an affiliate having a material value to the Company or such affiliate; (ii) fraud, embezzlement, theft, or comparable dishonest activity; (iii) conviction of or entering a plea of guilty or nolo contendere to any crime constituting a felony or any misdemeanor involving fraud, dishonesty or moral turpitude; (iv) breach, neglect, refusal, or failure to materially discharge duties (other than due to physical or mental illness) commensurate with title and function, or failure to comply with the lawful directions of the Company, that is not cured within 15 days after written notice thereof; (v) willful and knowing material misrepresentation to the Company’s or an affiliate’s board of directors; (vi) willful violation of a material policy of the Company or an affiliate, which does or could result in material harm to the Company or to the Company’s reputation; or (vii) material violation of a statutory or common law duty of loyalty or fiduciary duty to the Company or an affiliate.

The “separation payment” consists of a multiple (ranging from one to, in the case of Mr. Wynn, three times) of the sum of (a) base salary through the end of the term of the agreement, but not less than 12 months (and in Mr. Wynn’s and Ms. Chen’s cases, not more than four years); (b) bonus for all bonus periods based upon last bonus paid pursuant to the employment agreement through the end of the term of the agreement but not less than 12 months (and in Mr. Wynn’s and Ms. Chen’s cases, not more than four years); and (c) except for Mr. Maddox, an excise tax gross up. If Ms. Chen is terminated without cause, then as a condition to receiving such separation payment, Ms. Chen must execute a written release-severance agreement that (1) releases the Company, its affiliates, and their officers, directors, agents and employees, from any claims or causes of action, (2) provides for the confidentiality of both the terms of the release-severance agreement and the compensation paid and (3) provides that all non-compete provisions of the employment agreement shall terminate after the period of time for which she receives such compensation. In addition, except for Ms. Chen, the NEOs are entitled to health benefits coverage under the same plan or arrangement as the NEO was covered immediately prior to termination. Health benefits are to be provided until the earlier of the remainder of the original term, or until the employee is covered by a plan of another employer. Ms. Sinatra’s employment agreement, in providing such health benefits also provides that, so long as Ms. Sinatra continues to receive health benefits, she may not engage or participate in any business that is in competition with the Company or its affiliates. Some of the stock option agreements and restricted stock agreements held by the NEOs provide that unvested options and shares will vest upon termination without cause.

In July 2011, Ms. Chen was granted a $10 million retention award which vests in full on July 27, 2021, subject to certain provisions. This retention award was awarded to Ms. Chen for her current and expected future contributions to the success of the Company and to provide an incentive to her to remain an employee of the Company. If Ms. Chen’s employment is terminated without “Cause” (as such term is defined in the applicable agreement) prior to the vesting date by the Company or one of its affiliates (including without limitation, termination due to death or disability), a prorated portion of the award equal to the number of full calendar months elapsed between the grant date and the date of such termination of employment divided by 120 shall vest and become payable within 30 days following such termination of employment. If Ms. Chen’s employment is terminated for any other reason (including termination for Cause or Ms. Chen’s voluntary resignation) prior to the vesting date, the award shall be forfeited in full with no compensation paid under the award.

Payments Made Upon Termination by Employee for Good Reason after Change in Control. The Company’s employment agreements with its NEOs provide that such agreements are terminable by the employee for good reason after a change in control. A change in control is defined as (a) any person or group (other than Mr. Wynn and his affiliates) becomes the beneficial owner of more than 50% of the Company’s outstanding securities, (b) the existing directors of the Company (including those elected in the normal course and not including those elected as a result of an actual or threatened election contest) cease to constitute a majority of the Board of the Company or (c) the consummation of a merger, consolidation or

Executive Compensation Tables

Executive Compensation Tables

reorganization to which the Company is a party or the sale or disposition of substantially all of the assets of the Company. Good reason is defined as: (i) reduction of employee’s base salary; (ii) discontinuation of employer’s bonus plan without immediately replacing such bonus plan with a plan that is the substantial economic equivalent of such bonus plan, or amends such bonus plan so as to materially reduce employee’s potential bonus at any given level of economic performance of employer or its successor entity; (iii) material reduction in the aggregate benefits and perquisites to employee; (iv) requirement that such employee change the location of his or her job or office by a distance of more than 25 miles; (v) reduction of responsibilities or required reporting to a person of lower rank or responsibilities; or (vi) a successor’s failure to expressly assume in writing the employment agreement. Upon termination by the employee pursuant to this provision, the employee is entitled to the same amounts and in the case of the post-employment health benefits of Ms. Sinatra, subject to the same obligations described under “Payments Made Upon Termination Without Cause at Employer’s Election During the Term” above. In addition, if an executive’s termination is deemed to occur in connection with a change in control under the Internal Revenue Code, certain executives are entitled to a tax gross up on the excise tax if the executive’s benefits trigger an excise tax. Pursuant to the terms of the applicable stock option agreements and restricted stock grant agreements, some or all of the unvested options and restricted stock held by the NEOs would immediately vest upon termination by the Company without cause or upon termination by the employee for good reason after a change in control.

Ms. Chen’s employment agreement includes a non-competition obligation providing that Ms. Chen may not engage or participate in any business that is in competition with the Company or its affiliates for such period as the Company continues to compensate Ms. Chen, including through periodic separation payments made due to her termination of her employment for good reason after a change in control.

Payments Made Upon Termination. The tables below reflect the amount of compensation that would become payable to each of the NEOs under existing agreements and arrangements if the named executive’s employment had terminated on December 31, 2013, given the named executive’s compensation as of such date and, if applicable, based on the Company’s closing stock price on that date. These benefits are in addition to benefits available prior to the occurrence of any termination of employment, including under then-exercisable stock options, and benefits generally available to all salaried employees, such as distributions under the Company’s 401(k) plan. In addition, in connection with any actual termination of employment, the Compensation Committee may determine to enter into an agreement or to establish an arrangement providing additional benefits or amounts, or altering the terms of benefits described below, as the Compensation Committee determines appropriate. The actual amounts that would be paid upon an NEO’s termination of employment can only be determined at the time of such executive’s separation from the Company. Due to the number of factors that affect the nature and amount of any benefits provided upon the events discussed below, any actual amounts paid or distributed may be higher or lower than reported below. Factors that could affect these amounts include the timing during the year of any such event and the Company’s stock price.

Stephen A. Wynn

In the case of Mr. Wynn, the payment to be made upon death or disability is the salary and bonus that would be payable during the remaining term of the contract with a limit at four years and upon “Termination Without Cause at Employer’s Election During the Term” and “Termination by Employee for Good Reason After Change in Control” is three times the salary and bonus that would be payable during the remaining term of the contract with a limit of four years.

	Termination Upon Death or Complete Disability	Termination Without Cause at Employer’s Election During the Term	Termination by Employee for Good Reason After Change in Control
Base Salary	$16,000,000	$48,000,000	$48,000,000
Bonus	$40,000,000	$120,000,000	$120,000,000
Stock Options/Restricted Stock	N/A	N/A	N/A
Company Paid Life Insurance	$2,000,000	—	—
Tax Gross Up	—	—	$80,137,667
Benefits (1)	$215,595	$215,595	$328,918

(1)

Continued health benefits for remainder of the term or until covered by another plan. Amounts shown reflect an estimated cost including tax equalization for providing such benefits through the remainder of the term.

Executive Compensation Tables

Executive Compensation Tables

Matt Maddox

	Termination Upon Death or Complete Disability	Termination Without Cause at Employer’s Election During the Term	Termination by Employee for Good Reason After Change in Control
Base Salary	Amount earned and unpaid through the date of termination.	$4,500,000	$4,500,000
Bonus	—	$6,000,000	$6,000,000
Stock Options/Restricted Stock (1)(2)(3)(4)	$53,057,200	$17,460,039	$26,581,000
Company Paid Life Insurance	$ 1,500,000	—	—
Tax Gross Up	—	—	—
Benefits (5)	—	$155,090	$155,090

(1)

Upon death, complete disability or change in control, unvested stock options of 175,000 would vest in full immediately. Using the closing price on December 31, 2013, the value of such stock options upon exercise would have been $15,095,500. Upon termination without cause, 175,000 stock options would vest on a prorated basis based on the number of months since the grant date, so long as the employee’s employment agreement with the Company has not terminated or expired. Using the closing price on December 31, 2013, the value of such 114,951 stock options upon exercise would have been $9,915,673.

(2)

Upon death or complete disability, unvested stock options of 180,000 would vest in full immediately. Using the closing price on December 31, 2013, the value of such stock options upon exercise would have been $26,476,200.

(3)

Upon death, complete disability or change in control, 50,000 shares of restricted stock would vest in full immediately so long as the employee’s employment agreement with the Company has not terminated or expired. Using the closing price on December 31, 2013, the value of such 50,000 shares would have been $9,710,500, plus accrued dividends of $1,775,000.

(4)

Upon termination without cause, 50,000 shares of restricted stock would vest on a prorated basis based on the number of months since the grant date so long as the employee’s employment agreement with the Company has not terminated or expired. Using the closing price on December 31, 2013, the value of such 32,843 shares would have been $6,378,439, plus accrued dividends of $1,165,927.

(5)

Continued health benefits for remainder of term or until covered by another plan. Amounts shown reflect an estimated cost including tax equalization for providing such benefits through the remainder of the term.

Linda Chen

	Termination Upon Death or Complete Disability	Termination Without Cause at Employer’s Election During the Term	Termination by Employee for Good Reason After Change in Control
Base Salary	Amount earned and unpaid through the date of termination.	$6,000,000	$6,000,000
Bonus	—	$12,000,000	$12,000,000
Stock Options/Restricted Stock (1)(2)(3)(4)	$66,013,600	$26,475,304	$39,537,400
Macau Executive Residence (5)	—	$9,929,885	$9,929,885
Retention Plan Award (6)	$ 2,416,667	$2,416,667	—
Company Paid Life Insurance	$ 1,500,000	—	—
Tax Gross Up	—	—	—
Benefits	—	—	—

(1)

Upon death, complete disability or change in control, unvested stock options of 175,000 would vest in full immediately. Using the closing price on December 31, 2013, the value of such stock options upon exercise would have been $15,095,500. Upon termination without cause, 175,000 stock options would vest on a prorated basis based on the number of months since the grant date, so long as the employee’s employment agreement with the Company has not terminated or expired. Using the closing price on December 31, 2013, the value of such 114,951 stock options upon exercise would have been $9,915,673.

(2)

Upon death or complete disability, unvested stock options of 180,000 would vest in full immediately. Using the closing price on December 31, 2013, the value of such stock options upon exercise would have been $26,476,200. As of December 31, 2013, vested stock options of 10,000 were available for exercise. Using the closing price on December 31, 2013, the value of such vested shares would have been $1,470,900.

(3)

Upon death, complete disability or change in control, 100,000 shares of restricted stock would vest in full immediately. Using the closing price on December 31, 2013, the value of such 100,000 shares would have been $19,421,000, plus accrued dividends of $3,550,000.

(4)

Upon termination without cause, 100,000 shares of restricted stock would vest on a prorated basis based on the number of months since the grant date. Using the closing price on December 31, 2013, the value of such 65,686 shares would have been $12,756,878, plus accrued dividends of $2,331,853.

(5)

Upon termination without cause or a change in control, the Macau Executive Residence could be purchased by Ms. Chen for $1.00. The amount reflected in the table represents the fair market value of the residence at December 31, 2013.

Executive Compensation Tables

Executive Compensation Tables

(6)

Upon death, complete disability or termination without cause, the retention award will vest on a prorated basis equal to the number of full calendar months elapsed between the grant date and the date of such termination of employment divided by 120.

Kim Sinatra

	Termination Upon Death or Complete Disability	Termination Without Cause at Employer’s Election During the Term	Termination by Employee for Good Reason After Change in Control
Base Salary	Amount earned and unpaid through the date of termination.	$ 800,000	$ 800,000
Bonus	—	$1,600,000	$1,600,000
Stock Options/Restricted Stock (1)(2)(3)(4)	$34,275,750	$8,021,897	$12,212,250
Company Paid Life Insurance	$800,000	—	—
Tax Gross Up	—	—	—
Benefits (5)	—	$47,634	$47,634

(1)

Upon death, complete disability or change in control, unvested stock options of 75,000 would vest in full immediately. Using the closing price on December 31, 2013, the value of such stock options upon exercise would have been $6,469,500. Upon termination without cause, 75,000 stock options would vest on a prorated basis based on the number of months since the grant date, so long as the employee’s employment agreement with the Company has not terminated or expired. Using the closing price on December 31, 2013, the value of such 49,265 stock options upon exercise would have been $4,249,599.

(2)

Upon death or complete disability, unvested stock options of 150,000 would vest in full immediately. Using the closing price on December 31, 2013, the value of such stock options upon exercise would have been $22,063,500.

(3)

Upon death, complete disability or change in control, 25,000 shares of restricted stock would vest in full, so long as the employee’s employment agreement with the Company has not terminated or expired. Using the closing price on December 31, 2013, the value of such restricted stock grants upon vesting would have been $4,855,250, plus accrued dividends of $887,500.

(4)

Upon termination without cause, 25,000 shares of restricted stock would vest on a prorated basis based on the number of months since the grant date, so long as the employee’s employment agreement with the Company has not terminated. Using the closing price on December 31, 2013, the value of such 16,422 shares would have been $3,189,317 plus accrued dividends of $582,981.

(5)

Continued health benefits for remainder of term or until covered by another plan. Amounts shown reflect an estimated cost including tax equalization for providing such benefits through the remainder of the term.

John Strzemp

	Termination Upon Death or Complete Disability	Termination Without Cause at Employer’s Election During the Term	Termination by Employee for Good Reason After Change in Control
Base Salary	Amount earned and unpaid through the date of termination.	$2,437,500	$2,437,500
Bonus	—	$4,875,000	$4,875,000
Stock Options/Restricted Stock (1)	—	—	—
Company Paid Life Insurance	$750,000	—	—
Tax Gross Up	—	—	—
Benefits (2)	—	$169,767	$169,767

(1)	Upon termination for any reason, any of his 25,000 shares of restricted stock that have not vested as of December 31, 2013, would be forfeited.
(2)

Continued health benefits for remainder of term or until covered by another plan. Amounts shown reflect an estimated cost including tax equalization for providing such benefits through the remainder of the term.

Marc D. Schorr

The Company entered into a resignation and release with Mr. Schorr, pursuant to which Mr. Schorr resigned from his position as Chief Operating Officer of the Company on June 1, 2013. In consideration of the terms set forth in the agreement, Mr. Schorr received salary and any accrued vacation through June 1, 2013, and will receive health care benefits coverage for himself and his dependents until the earlier of June 1, 2018 or Mr. Schorr’s death. In addition, 200,000 unvested shares granted to Mr. Schorr under a restricted stock agreement, and associated accrued cash dividends, vested and were paid as of May 31, 2013.

Executive Compensation Tables

Executive Compensation Tables

Securities Authorized for Issuance Under Equity Compensation Plans

The following table summarizes, as of December 31, 2013, compensation plans under which our equity securities are authorized for issuance, aggregated as to: (i) all compensation plans previously approved by stockholders; and (ii) all compensation plans not previously approved by stockholders.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (1) (a)	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights (b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (excluding securities reflected in column (a)) (c)

Equity compensation plans approved by security holders	1,606,309	$75.89	4,438,524

Equity compensation plans not approved by security holders	—	—	—

Total	1,606,309	$75.89	4,438,524

(1)	This amount excludes restricted stock awards issued. In addition to the above, there are 397,500 shares of unvested restricted stock awards outstanding under the stockholder-approved plan.

Executive Compensation Tables

Certain Relationships and Related Transactions

Pursuant to Company policy, the Audit Committee reviews for approval or ratification all transactions with any related person, which SEC rules define to include directors, director nominees, executive officers, beneficial owners of in excess of 5% of the outstanding shares of the Company’s Common Stock, and their respective immediate family members. The policy classifies as pre-approved (a) employment of executive officers and director compensation if the compensation is required to be reported under Item 402 of Regulation S-K; (b) transactions with another company or charitable contributions if the related person’s only relationship is as an employee (other than executive officer), director or beneficial owner of less than 10% of that company’s or donee’s shares if the aggregate amount does not exceed the greater of $100,000 or 2% of that company’s or donee’s total annual revenues; (c) transactions where the related person’s interest arises solely from the ownership of the Company’s stock and all stockholders benefit on a pro rata basis; (d) transactions involving competitive bids; (e) regulated transactions involving services as a common carrier or public utility at rates fixed in conformity with law or governmental authority; and (f) transactions with related parties involving a bank as depositary of funds, transfer agent, registrar, trustee under a trust indenture or similar services. The Audit Committee receives notice of the occurrence of all pre-approved transactions. All other transactions with related persons are subject to approval or ratification by the Audit Committee. In determining whether to approve or ratify a transaction, the Audit Committee will take into account, among other factors it deems appropriate, whether the transaction is on terms no less favorable than terms generally available to an unaffiliated third-party under the same or similar circumstances and the extent of the related person’s interest in the transaction.

The following are the material transactions or agreements between the Company and related persons. The Audit Committee has approved or ratified all of these transactions that occurred after the date of the adoption of the policy.

Stockholders Agreement. On January 6, 2010, Mr. Wynn, the Chairman of the Board and Chief Executive Officer of the Company, Ms. Elaine P. Wynn, a director of the Company, and Aruze, each of whom were then greater than 5% stockholders of the Company, entered into an amended and restated stockholders agreement (the “Amended and Restated Stockholders Agreement”) which amended and restated the stockholders agreement between Mr. Wynn and Aruze (which had been entered into as of April 11, 2002, as amended as of November 8, 2006, and was subject to waivers and consents, dated July 31, 2009, and August 13, 2009). Pursuant to the Amended and Restated Stockholders Agreement, Ms. Elaine P. Wynn (a) became a party to the Amended and Restated Stockholders Agreement in connection with her ownership of 11,076,709 shares of the Company’s Common Stock that were transferred to Ms. Elaine P. Wynn by Mr. Wynn and (b) became subject to the covenants and provisions thereof, including with respect to voting agreements, preemptive rights, rights of first refusal, tag-along rights and certain other restrictions on transfer of such shares subject to release of $10 million of such shares on January 6, 2010 and on each of the following nine anniversaries thereof. In addition, the Amended and Restated Stockholders Agreement amended the voting agreement provision to provide that each of Mr. Wynn, Ms. Elaine P. Wynn and Aruze agree to vote all shares of the Company held by them and subject to the terms of the Amended and Restated Stockholders Agreement in a manner so as to elect to the Company’s Board of Directors each of the nominees contained on each and every slate of directors endorsed by Mr. Wynn, which slate will include, subject to certain conditions, Ms. Elaine P. Wynn and, so long as such slate results in a majority of directors at all times being candidates endorsed by Mr. Wynn, nominees approved by Aruze. As a result of the share redemption described below, the shares previously held by Aruze are no longer issued and outstanding and neither Mr. Wynn nor Ms. Wynn has or shares the power to vote or dispose of the Former Aruze Shares, as defined below. Further, by virtue of that redemption, neither Mr. Wynn nor Ms. Wynn remains a member of any “group” with Aruze nor is either of Mr. Wynn or Ms. Wynn otherwise a beneficial owner of the Former Aruze Shares.

Share Redemption. On February 18, 2012, the Company redeemed and cancelled the 24,549,222 shares of the Company’s Common Stock then held by Aruze (the “Former Aruze Shares”), pursuant to Article VII of the Company’s Articles. The share redemption was based upon the determination of the Company’s Board that Aruze, Universal Entertainment Corporation and Mr. Kazuo Okada are “Unsuitable Persons” under the provisions of the Company’s Articles. Following a finding of “unsuitability,” the Articles authorize redemption at “fair value” of the shares held by unsuitable persons. The Company engaged an independent financial advisor to assist in the fair value calculation and concluded that a discount to the current trading price was appropriate because of, among other things, restrictions on most of the shares held by Aruze, under the terms of the Stockholder Agreement. Pursuant to the Articles, Wynn Resorts issued the Redemption Price Promissory Note (the “Note”) to Aruze in redemption of the shares.

The Note has a principal amount of $1,936,442,631.36, matures on February 18, 2022 and bears interest at the rate of 2% per annum, payable annually in arrears on each anniversary of the date of the Note. As of February 14, 2014, there was an amount of $1.94 billion outstanding on the Note. On February 14, 2013, and February 14, 2014, the Company issued a check to Aruze in the amount of $38.7 million, representing the interest payment due on the Redemption Note at those times. However, those checks were not cashed. The parties engaged in discussions regarding the terms of an escrow agreement

Certain Relationships and Related Transactions

Certain Relationships and Related Transactions

contemplated by the Court’s order. However, the Okada Parties recently advised of their intent to deposit any checks for interest and principal, past and future, due under the terms of the Redemption Note to the Clerk of the Court for deposit into the Clerk’s Trust Account (see Item 3—“Legal Proceedings” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2013). On March 17, 2014, the parties stipulated that the checks be returned to the Company, for reissue in the same amounts, payable to the Clerk of the Court for deposit into the Clerk’s Trust Account. Pursuant to the stipulation, on March 20, 2014, the Company delivered to the Clerk of the Court the reissued checks for deposit into the Clerk’s Trust Account and filed a Notice with the Court with respect to the same. The Company may, in its sole and absolute discretion, at any time and from time to time, and without penalty or premium, prepay the whole or any portion of the principal or interest due under the Note. In no instance shall any payment obligation under the Note be accelerated except in the sole and absolute discretion of the Company or as specifically mandated by law. The indebtedness evidenced by the Note is and shall be subordinated in right of payment, to the extent and in the manner provided in the Note, to the prior payment in full of all existing and future obligations of the Company or any of its affiliates in respect of indebtedness for borrowed money of any kind or nature. The Company, the then members of the Board who authorized the share redemption and the Company’s General Counsel are currently involved in litigation with Mr. Okada, Aruze and Universal Entertainment Corporation (collectively, the “Okada Parties”) relating to the redemption of the Former Aruze Shares as well as various related matters. In that litigation, the Okada Parties have sought, among other things, a declaration that the redemption of the Former Aruze Shares was void, an injunction restoring Aruze’s share ownership, damages in an unspecified amount and rescission of the Stockholders Agreement. For a description of these proceedings see Item 3—“Legal Proceedings” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2013. Further, Kazuo Okada informed the Board of his resignation on February 21, 2013, and on February 22, 2013, the Company’s stockholders voted to remove Kazuo Okada from the Board.

Artwork. Since June 2006, Wynn Las Vegas, LLC has leased certain pieces of fine art from Mr. Wynn for an annual fee of one dollar ($1). Wynn Las Vegas is responsible for all expenses incurred in exhibiting and safeguarding those works that it exhibits under the lease, including the cost of insurance (including terrorism insurance) and taxes.

The “Wynn” Surname Rights Agreement. On August 6, 2004, the Company entered into agreements with Mr. Wynn that confirm and clarify the Company’s rights to use the “Wynn” name and Mr. Wynn’s persona in connection with its casino resorts. Under the parties’ Surname Rights Agreement, Mr. Wynn granted the Company an exclusive, fully paid-up, perpetual, worldwide license to use, and to own and register trademarks and service marks incorporating the “Wynn” name for casino resorts and related businesses, together with the right to sublicense the name and marks to its affiliates. Under the parties’ Rights of Publicity License, Mr. Wynn granted the Company the exclusive, royalty-free, worldwide right to use his full name, persona and related rights of publicity for casino resorts and related businesses, together with the ability to sublicense the persona and publicity rights to its affiliates, until October 24, 2017.

Villa Lease. On March 18, 2010, Mr. Wynn and Wynn Las Vegas entered into an Amended and Restated Agreement of Lease (the “Prior SW Lease”) for a villa to serve as Mr. Wynn’s personal residence. The Prior SW Lease amended and restated a previous lease. The Prior SW Lease was approved by the Audit Committee of the Board of Directors of the Company. The term of the Prior SW Lease commenced as of March 1, 2010 and ran concurrent with Mr. Wynn’s employment agreement with the Company; provided that either party could terminate on 90 days notice. Pursuant to the Prior SW Lease, the rental value of the villa was treated as imputed income to Mr. Wynn, and was equal to the fair market value of the accommodations provided. Effective March 1, 2010, and for the first two years of the term of the Prior SW Lease, the rental value was $503,831 per year. Effective March 1, 2012, the rental value was $440,000 per year. On May 7, 2013, Wynn Las Vegas entered into a 2013 Amended and Restated Agreement of Lease (the “Existing SW Lease”), effective December 29, 2012, to include an expansion of the villa and to adjust the rental value accordingly to $525,000 per year based on the current fair market value as established by the Audit Committee of the Company with the assistance of an independent third-party appraisal. On November 7, 2013, Mr. Wynn and Wynn Las Vegas entered into a 2013 Second Amended and Restated Agreement of Lease (the “New SW Lease”) amending and restating the Existing SW Lease, effective as of November 5, 2013. The New SW Lease was approved by the Audit Committee of the Board of Directors of Wynn Resorts. Pursuant to the New SW Lease, effective as of November 5, 2013 and ending on February 28, 2015, Mr. Wynn will pay Wynn Las Vegas annual rent for the villa of $525,000, which amount was determined to be the fair market value of the accommodations based on a third-party appraisal and which is consistent with the rental value under the Existing SW Lease. In addition, pursuant to the New SW Lease, the Company pays for all capital improvements to the villa and will reimburse Mr. Wynn for all amounts he previously paid the Company for capital improvements to the villa in 2012 and 2013. The rental value for the villa will be re-determined every two years during the term of the New SW Lease by the Audit Committee. Certain services for, and maintenance of, the villa are included in the rental.

Home Purchase. In May 2010, the Company entered into an employment agreement with Linda Chen, who is an Executive Director and the Chief Operating Officer of Wynn Macau, Limited and President of Wynn International Marketing, Limited.

Certain Relationships and Related Transactions

Certain Relationships and Related Transactions

The term of the employment agreement is through February 24, 2020. Under the terms of the employment agreement, the Company purchased a home in Macau for use by Ms. Chen and has made renovations to the home with total costs of $9.4 million through December 31, 2013. Upon the occurrence of certain events set forth below, Ms. Chen has the option to purchase the home at the then fair market value of the home (as determined by an independent appraiser) less a discount equal to ten percentage points multiplied by each anniversary of the term of the agreement that has occurred (the “Discount Percentage”). The option is exercisable for (a) no consideration at the end of the term, (b) $1.00 in the event of termination of Ms. Chen’s employment without “cause” or termination of Ms. Chen’s employment for “good reason” following a “change in control” and (c) at a price based on the applicable Discount Percentage in the event Ms. Chen terminates the agreement due to material breach by the Company. Upon Ms. Chen’s termination for “cause,” Ms. Chen will be deemed to have elected to purchase the Macau home based on the applicable Discount Percentage unless the Company determines to not require Ms. Chen to purchase the home. If Ms. Chen’s employment terminates for any other reason before the expiration of the term (e.g., because of her death or disability or due to revocation of her gaming license), the option will terminate.

Aircraft Arrangements. Mr. Wynn has a time sharing agreement with Las Vegas Jet, LLC, a wholly owned indirect subsidiary of the Company, covering his personal use of Company-owned aircraft. Mr. Schorr, the Company’s former Chief Operating Officer, had a similar agreement prior to his retirement. These time share agreements require the Company to include as taxable compensation of such executive, the direct costs that the Company incurs in operating the aircraft, up to an amount determined by using the Internal Revenue Service Standard Industry Fare Level (SIFL) tables for his personal use of the aircraft. During 2013, the following amounts were included in the executives’ taxable compensation pursuant to these time sharing arrangements: Mr. Wynn $504,629; and Mr. Schorr $39,345. In the event that direct costs in operating the aircraft exceed the amounts determined by using the SIFL method, such additional costs are paid for by the Company. However, in connection with our regular review we made significant changes to our compensation programs. Upon stockholder approval of the adoption of our 2014 Plan, this agreement will be amended to, among other things, provide that he will reimburse the Company for certain expenses for his personal use of Company aircraft.

Reimbursable Costs. The Company periodically provides services to certain of its executive officers and directors, including the personal use of employees, construction work and other personal services. These certain officers and directors have deposits with the Company to prepay any such items. These deposits are replenished on an ongoing basis as needed. At December 31, 2013, Mr. Wynn and Ms. Elaine P. Wynn had net deposit balances with the Company of $595,235 and $64,926, respectively.

Plane Option Agreement. On January 3, 2013, the Company and Mr. Wynn entered into an agreement pursuant to which Mr. Wynn agreed to terminate a previously granted option to purchase an approximately two acre tract of land located on the Wynn Las Vegas golf course and, in return, the Company granted Mr. Wynn the right to purchase any or all of the aircraft owned by the Company or its direct wholly owned subsidiaries. The aircraft purchase option is exercisable upon 30 days written notice and at a price equal to the book value of such aircraft and will terminate on the date of termination of the employment agreement between the Company and Mr. Wynn, which expires in October 2020.

Tax Indemnification Agreement. In 2002, Stephen A. Wynn, Aruze, Baron Asset Fund, and the Kenneth R. Wynn Family Trust (referred to collectively as the “Valvino members”), Valvino and the Company entered into a tax indemnification agreement relating to their respective income tax liabilities from the contribution of their Valvino membership interests to the Company. The tax indemnification agreement generally provides that the Valvino members will be indemnified by the Company and its subsidiaries for additional tax costs (including interest and penalties) caused by reallocations of income or deductions that increase the taxable income or decrease the tax loss of the Valvino members for the period prior to the contribution of the Valvino membership interests. Any payment made pursuant to the agreement by the Company or any of its subsidiaries to the Valvino members may be non-deductible for income tax purposes.

Other. In addition to the above, the Company (or its subsidiaries) (a) employed through October 5, 2013, Eddie Tseng, the spouse of Ms. Chen, President of Wynn International Marketing, as Senior Vice President of Customer Development of Worldwide Wynn, LLC; (b) employs Michael Pascal, the brother of Ms. Elaine P. Wynn, as a Senior Executive Host of Wynn Las Vegas; and (c) employs Michael Pascal’s wife, Mary Ann Pascal, as a Host at Wynn Las Vegas. The Audit Committee of the Company approved each such employment arrangement in advance and determined that compensation was at (or below) levels paid to non-family members. Total compensation paid to the above-named individuals for 2013 included the following amounts calculated in the same manner as the Summary Compensation Table values presented for NEOs: (a) to Eddie Tseng, base salary of $230,231, and other compensation of $857; (b) to Michael Pascal, base salary and bonus of $142,500, and other compensation of $2,762; and (c) to Mary Ann Pascal, base salary and bonus of $260,000, and other compensation of $824. The Company anticipates that Michael and Mary Ann Pascal will continue to serve in their respective positions during 2014.

Certain Relationships and Related Transactions

Proposal 2: Ratification of Appointment of Independent Auditors

The Audit Committee of the Board has selected Ernst & Young LLP, a registered public accounting firm, as our independent public accountants to examine and report to our stockholders on the consolidated financial statements of our Company and its subsidiaries for the year 2014. Representatives of Ernst & Young LLP will be present at the Annual Meeting and will be given an opportunity to make a statement. They also will be available to respond to appropriate questions.

As a matter of good corporate governance, the Audit Committee has determined to submit its selection of Ernst & Young LLP as the Company’s independent public accountants, although this is not required under Nevada law or under the Company’s Articles or Bylaws. If the stockholders do not ratify the selection of Ernst & Young LLP as the Company’s independent auditors for 2014, the Audit Committee will evaluate what would be in the best interests of the Company and its stockholders and consider whether to select new independent auditors. Even if the stockholders ratify the selection of Ernst & Young LLP, the Audit Committee, in its discretion, may direct the appointment of a different independent public accounting firm at any time during the year if the Audit Committee determines that such a change would be in the best interests of the Company and its stockholders.

Audit and Other Fees

The following table presents the aggregate fees billed to the Company for audit and other services provided by Ernst & Young LLP, the Company’s independent auditor for each of the fiscal years ended December 31, 2013, and December 31, 2012:

	Aggregate Fees
Category	2013	2012

Audit fees	$1,732,919	$1,785,572
Audit-related fees	30,000	30,000
Tax fees	328,980	282,827
All other fees	59,538	402,563

“Audit fees” includes the aggregate fees billed for professional services rendered for the reviews of our consolidated financial statements for the quarterly periods ended March 31, June 30 and September 30, for the audit of our consolidated financial statements and the consolidated financial statements of certain of our subsidiaries for the years ended December 31, 2013, and 2012, and the audit of our internal controls over financial reporting as of December 31, 2013, and 2012. “Audit fees” also include amounts billed for services provided in connection with securities offerings, audit related accounting consultations and statutory audits of certain subsidiaries of the Company. “Audit-related fees” include the aggregate fees billed for audits of the Company’s defined contribution employee benefit plan. “Tax fees” include fees for international tax research, planning for the Company’s foreign subsidiaries, domestic tax planning and other research. “All other fees” consisted of due diligence services. All of our independent auditor’s fees were pre-approved by the Audit Committee in 2013. The Audit Committee pre-approves services either by: (1) approving a request from management describing a specific project at a specific fee or rate; or (2) by pre-approving certain types of services that would comprise the fees within each of the above categories at usual and customary rates.

OUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE RATIFICATION OF THE

APPOINTMENT OF ERNST & YOUNG LLP AS THE COMPANY’S INDEPENDENT PUBLIC

ACCOUNTANTS FOR THE YEAR 2014.

Proposal 2: Ratification of Appointment of Independent Auditors

Report of the Audit Committee

Our role is to oversee the accounting and financial reporting processes of the Company and the audits of the Company’s financial statements. The Company’s management is responsible for the preparation, presentation and integrity of our financial statements, and for maintaining appropriate accounting and financial reporting principles and policies, and internal controls and procedures that are reasonably designed to assure compliance with accounting standards and applicable laws and regulations. The independent auditors are responsible for auditing our financial statements and expressing an opinion as to their conformity with generally accepted accounting principles in the United States of America and for auditing and providing an attestation report on the effectiveness of our internal control over financial reporting.

We have reviewed and discussed with management the Company’s audited financial statements for the year ended December 31, 2013. We have discussed with the independent registered public accounting firm the matters required to be discussed by the rules of the Public Company Accounting Oversight Board (“PCAOB”), including the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of the disclosures in the financial statements. We have received the written disclosures and the letter from the independent auditors required by applicable requirements of the PCAOB regarding the independent auditors’ communications with the audit committee concerning independence and have discussed with the independent auditors their firm’s independence. Based on the review and discussion referred to above, we recommended to the Board that the audited financial statements referred to above be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2013, filed with the SEC.

Audit Committee

D. Boone Wayson, Chairman

John J. Hagenbuch

Robert J. Miller

Alvin V. Shoemaker

Proposal 2: Ratification of Appointment of Independent Auditors

Proposal 3: Approval, on an Advisory Basis, of our Executive Compensation

In accordance with Section 14A of the Exchange Act (which was added by the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd Frank Act”)) and the related rules of the SEC, the Company will present a resolution at the Annual Meeting to enable our stockholders to approve, on an advisory and non-binding basis, the compensation of our NEOs as disclosed in the Compensation Discussion and Analysis, the accompanying compensation tables and the related narrative disclosure in this Proxy Statement.

This proposal, commonly known as a “Say on Pay” proposal, allows our stockholders the opportunity to express their views on our NEOs’ compensation. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our NEOs and the philosophy, policies and practices described in this Proxy Statement. In considering their vote, stockholders are urged to read the Compensation Discussion and Analysis, the accompanying compensation tables and the related narrative disclosure. Although this vote is advisory only, and therefore non-binding, the Board and the Compensation Committee will review and evaluate the voting result when considering future executive compensation decisions. The Company holds such votes every three years; unless the Board modifies its policy on the frequency of future advisory votes to approve executive compensation, the next such vote will be held at the 2017 Annual Meeting.

As described in detail under Compensation Discussion and Analysis, our compensation programs are designed to support the Company’s long-term success by motivating our executives to achieve excellent results for us. We believe that our executive compensation program, with our balance of base salary, performance-based bonuses and long vesting equity awards, encourages and rewards sustained performance that is aligned with long-term stockholder interests.

Therefore, in accordance with Section 14A of the Exchange Act and as a matter of good corporate governance, we are asking stockholders to approve the following advisory resolution at the Annual Meeting:

RESOLVED, that the stockholders of Wynn Resorts, Limited (the “Company”) approve, on an advisory basis, the compensation of the Company’s named executive officers disclosed as described in the Compensation Discussion and Analysis and the tabular disclosure regarding each named executive officer’s compensation (together with the accompanying narrative disclosure) in the Proxy Statement for the 2014 Annual Meeting of Stockholders.

OUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR

THE APPROVAL OF THE ADVISORY RESOLUTIONS ON EXECUTIVE COMPENSATION.

Proposal 3: Advisory Vote Approving Executive Compensation

Proposal 4: Approval of the Adoption of the 2014 Omnibus Incentive Plan

Executive Summary

We are asking stockholders to approve the Wynn Resorts, Limited 2014 Omnibus Incentive Plan (the “2014 Plan”). This summary is qualified in its entirety by reference to the full text of the 2014 Plan, which is attached as Appendix A to this Proxy Statement.

General

The Company currently awards annual incentives and equity compensation under the terms of (a) the Amended and Restated Annual Performance-Based Incentive Plan for Executive Officers (the “Existing Annual Incentive Plan”), and (b) the 2002 Stock Incentive Plan (the “Existing Stock Plan” and, together with the Existing Annual Incentive Plan, the “Existing Plans”). On February 27, 2014, subject to stockholder approval, the Board adopted our proposed 2014 Omnibus Incentive Plan (the “2014 Plan”) to replace the Existing Plans. Upon stockholder approval of the 2014 Plan, no new awards will be issued under the Existing Plans, provided that awards outstanding under the Existing Stock Plan will remain pursuant to the terms of the plan and related award agreements.

The 2014 Plan: (a) provides the ability of the Compensation Committee to grant stock options (both incentive stock options and non-qualified stock options), restricted stock, SARs, performance awards, dividend equivalents, stock payments, deferred stock, deferred stock units, restricted stock units (“RSUs”) and performance-based awards to eligible participants; (b) adds performance targets other than adjusted EBITDA, including, among others net income, cash flow, stock price and achievement of construction or development milestones; and (c) increases the maximum amount of cash payable under an award to a single participant from $10 million to $20 million in a calendar year. The increase in the maximum amount of cash under an award allows us to restructure our CEO’s compensation to significantly reduce base salary and make a greater percentage of total compensation subject to the achievement of relevant performance targets.

Reasons Why You Should Vote In Favor of the 2014 Plan

At the recommendation of the Compensation Committee, the Board recommends a vote for the approval of the 2014 Plan because it believes the 2014 Plan is in the best interests of the Company and its stockholders and contains features that are consistent with sound and effective corporate governance and compensation practices, including the following:

•

Provides for Additional Qualifying Performance-Based Awards, Additional Performance Goals and Enhanced Flexibility. The 2014 Plan is designed to allow the Company to grant cash and equity incentive compensation awards that are intended to qualify as performance-based compensation exempt from the deduction limitation under Section 162(m) of the Code. Section 162(m) generally does not allow a publicly held company to deduct compensation of more than $1 million paid in any year to its chief executive officer or any of its other three most highly compensated executive officers (other than the chief financial officer), unless such payments are “qualified performance-based compensation,” in accordance with conditions specified under Section 162(m) of the Code. In addition, the 2014 Plan expands the list of performance goals available to the Compensation Committee in designing awards that are intended to qualify as performance-based compensation.

•

No Increase in Existing Share Reserve. We are not seeking approval to authorize additional shares for issuance. Therefore, the 2014 Plan will not increase the existing share reserve under the Existing Stock Plan and would not further dilute the holdings of our stockholders. Any of the 4,467,690 Shares that were available for issuance as of the Effective Date under the Existing Stock Plan that remain available for issuance under the Existing Stock Plan as of the date of stockholder approval of the 2014 Plan will be reserved for issuance under the 2014 Plan, plus any shares that are subject to awards already granted under the Existing Stock Plan as of the date of stockholder approval of the 2014 Plan that terminate, expire or lapse. If the 2014 Plan is approved by stockholders, no new awards will be granted under the Existing Stock Plan. As of the Effective Date, there were 1,530,776 shares subject to stock options or SARs outstanding under the Existing Stock Plan, with a weighted average exercise price of $74.84 and a weighted average remaining term of 5.1 years, and 390,000 shares subject to full value awards outstanding under our Existing Stock Plan.

•

No Liberal Share Recycling Provisions. The 2014 Plan does not permit shares tendered or withheld to satisfy the exercise price of stock options or tax withholding obligations with respect to any awards to be recycled back into the share reserve.

•

Limitation On Grants. The 2014 Plan maintains the current limit under the Existing Stock Plan on the maximum aggregate number of shares with respect to awards that may be granted to any one person during any calendar year of 1.5 million (subject to adjustment for certain equity restructurings and other corporate transactions). The 2014 Plan increases the current limit under the Existing Annual Incentive Plan on the maximum aggregate amount

Proposal 4: Approval of the Adoption of the 2014 Omnibus Incentive Plan

Proposal 4: Approval of the Adoption of the 2014 Omnibus Incentive Plan

that may be paid in cash to any person during any one calendar year from $10 million to $20 million. This increase allows us to restructure our CEO’s compensation so that a higher proportion of his compensation is attributable to variable, at-risk components that drive stockholder value while substantially reducing his base salary. These limitations were included under our Existing Stock Plan and are included in the 2014 Plan in order to permit the Company to grant equity and cash awards which are intended to qualify as “qualified performance-based compensation” under Section 162(m) of the Code. In addition, the 2014 Plan includes a new limit on the maximum aggregate number of shares with respect to awards that may be granted to any non-employee director during any calendar year of 50,000.

•

Does Not Permit Payment of Dividends or Dividend Equivalents on Performance-Based Awards until Vesting. Consistent with the Existing Stock Plan, under the 2014 Plan, dividends and dividend equivalents payable in connection with performance-based awards will only be paid out to the extent that the performance-based vesting conditions are satisfied and the shares underlying such awards are earned and vest.

•

Stock Option Exercise Prices and SAR Grant Prices Will Not be lower Than the Fair Market Value on the Grant Date. Consistent with the Existing Stock Plan, the 2014 Plan prohibits granting stock options with exercise prices and SARs with exercise prices lower than the fair market value of a share of our Common Stock on the grant date.

•

Does Not Permit Repricings without Stockholder Approval. Consistent with the Existing Stock Plan, under the 2014 Plan, without stockholder approval, we may not amend any option or stock appreciation right to reduce the exercise price or replace any stock option or SAR with cash or any other award when the price per share of the stock option or SAR exceeds the fair market value of the underlying shares.

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Provides for Independent Administration. Consistent with the Existing Stock Plan, the Compensation Committee of our Board, which consists of only independent directors, or another Committee of our Board administers the 2014 Plan.

•

Enables the Company to make Important Changes to our Compensation Programs. The 2014 Plan allows the Company to make important changes to our compensation programs as described above under “Additional Key Changes for our 2014 Compensation Programs” in the “Compensation Discussion and Analysis” on page 21 of this Proxy Statement.

In its determination to approve the 2014 Plan, our Board considered that:

•

We are not seeking approval to authorize additional shares for issuance. Therefore, the 2014 Plan will not increase the existing share reserve and will not dilute the holdings of our stockholders by any additional amount. The shares being requested under the 2014 Plan represent the number of shares which remain available for issuance under our Existing Stock Plan (which Plan will terminate as to any new grants upon adoption of the 2014 Plan by our stockholders).

•	Our three-year (2011-2013) gross average burn rate was 0.17% of fully diluted shares of Common Stock outstanding.

•

In 2013, 2012 and 2011, our end of year overhang rate, calculated by dividing (i) the number of shares subject to equity awards outstanding at the end of the fiscal year plus the number of shares remaining available for issuance under our Existing Stock Plan by (ii) the number of our shares outstanding at the end of the fiscal year, was 6.37%, 7.08% and 6.09%, respectively.

The Company’s Board of Directors unanimously recommends a vote “FOR” the approval of the 2014 Omnibus Incentive Plan.

2014 Omnibus Incentive Plan

The 2014 Plan provides for the grant of stock options (both incentive stock options and non-qualified stock options), restricted stock, SARs, performance awards, dividend equivalents, stock payments, deferred stock, deferred stock units, restricted stock units (“RSUs”) and performance-based awards to eligible participants.

Proposal 4: Approval of the Adoption of the 2014 Omnibus Incentive Plan

Proposal 4: Approval of the Adoption of the 2014 Omnibus Incentive Plan

Section 162(m)

Section 162(m) of the Code generally limits the deductibility of compensation paid to certain executive officers of a publicly held corporation to $1 million in any taxable year of the corporation. Certain types of compensation, including “qualified performance-based compensation,” are exempt from this deduction limitation. In order to qualify for the exemption for qualified performance-based compensation, Section 162(m) of the Code generally requires that:

•	The compensation be paid solely upon account of the attainment of one or more pre-established objective performance goals;

•	The performance goals must be established by a compensation committee comprised of two or more “outside directors”;

•	The material terms of the performance goals must be disclosed to and approved by the stockholders; and

•	The compensation committee of “outside directors” must certify that the performance goals have indeed been met prior to payment.

For purposes of Section 162(m), the material terms include (i) the employees eligible to receive compensation, (ii) a description of the business criteria upon which the performance goal is based and (iii) the maximum amount of compensation that can be paid to an employee under the performance goal. Each of these aspects of the 2014 Plan is discussed as part of this proposal, and stockholder approval of the 2014 Plan is intended to constitute approval of each of these aspects of the 2014 Plan for purposes of the approval requirements of Section 162(m).

Section 162(m) contains a special rule for stock options and SARs which provides that stock options and SARs will satisfy the qualified performance-based compensation exception if the awards are made by a qualifying compensation committee, the plan sets forth the maximum number of shares that can be granted to any person within a specified period and the compensation is based solely on an increase in the stock price after the grant date. The 2014 Plan has been designed to permit a committee appointed by the Board, to grant stock options, SARs and other awards which may qualify as qualified performance-based compensation under Section 162(m) of the Code.

Administration

Unless otherwise determined by the Board, the 2014 Plan will be administered by the Compensation Committee (collectively with Board, the “Administrator”), except that with respect to awards granted to independent directors, the Board will administer the 2014 Plan. The Administrator may delegate to a committee of one or more directors or one or more Company officers the authority to grant or amend awards under the 2014 Plan to participants other than (i) senior Company executives who are subject to Section 16 of the Exchange Act, (ii) employees who are “covered employees” within the meaning of Section 162(m) of Code and (iii) Company officers or directors to whom the authority to grant or amend awards under the 2014 Plan has been delegated. To the extent necessary to comply with Rule 16b-3 of the Exchange Act and for awards granted to employees who are “covered employees” within the meaning of Section 162(m) of Code, the Administrator will consist solely of two or more Directors who are “outside directors” for purposes of Section 162(m) of the Code and Non-Employee Directors (as defined in Rule 16b-3(b)(3) of the Exchange Act).

Unless otherwise determined by the Board, the Administrator will have the authority to administer the 2014 Plan, including the power to (i) designate participants under the 2014 Plan, (ii) determine the types of awards granted to participants under the 2014 Plan, the number of such awards, and the number of shares of Common Stock subject to such awards, (iii) determine and interpret the terms and conditions of any awards under the 2014 Plan, including the vesting schedule, exercise price, whether to settle or accept the payment of any exercise price, in cash, Common Stock, other awards or other property, and whether an award may be cancelled, forfeited or surrendered, (iv) accelerate the vesting or lapse of restrictions of any award at any time after the grant of an award, (v) prescribe the form of each award agreement and (vi) adopt rules for the administration, interpretation and application of the 2014 Plan.

Eligibility

Persons eligible to participate in the 2014 Plan include all employees (including officers of the Company) and consultants of the Company and its affiliates and members of the Board, as determined by the Administrator. As of the Effective Date, approximately seven non-employee directors and approximately 16,500 employees were eligible to participate in the 2014 Plan. Although the 2014 Plan contains broad eligibility standards, the Company has historically limited the pool of employees to whom equity awards are granted to those in positions of vice presidents and above (currently approximately 101 of our employees), subject to special one-time awards that were previously granted to those employees in positions of manager

Proposal 4: Approval of the Adoption of the 2014 Omnibus Incentive Plan

Proposal 4: Approval of the Adoption of the 2014 Omnibus Incentive Plan

and above and the Company expects to continue this practice. Further, although the number of consultants retained by the Company fluctuates and at times can be significant, the Company has historically granted very few equity awards to consultants, typically only where such consultant has made a significant contribution to the Company. The Company also expects to continue this practice.

Limitation on Awards and Shares Available

We are not seeking approval to authorize additional shares for issuance and the 2014 Plan therefore does not increase the existing share reserve under the Existing Stock Plan. The aggregate number of shares of Common Stock that may be issued or transferred under the 2014 Plan is any of the 4,467,690 Shares that were available for issuance as of the Effective Date under the Existing Stock Plan that remain available for issuance under the Existing Stock Plan as of the date of stockholder approval of the 2014 Plan, plus any shares subject to awards already granted under the Existing Stock Plan as of the date of stockholder approval of the 2014 Plan that terminate, expire or lapse unexercised and which following such date are not issued under the Existing Stock Plan will become available for issuance under the 2014 Plan. No more than 4,467,690 shares of Common Stock may be issued upon the exercise of incentive stock options. Subject to and on the date of stockholder approval of the 2014 Plan, the Existing Stock Plan will be terminated, provided, that any awards outstanding under the Existing Stock Plan will remain outstanding pursuant to their respective terms. Consistent with the Existing Stock Plan, the shares of Common Stock covered by the 2014 Plan may be authorized but unissued shares, treasury shares or shares purchased in the open market.

Generally, shares of Common Stock subject to an award under the 2014 Plan or Existing Stock Plan that terminate, expire or lapse for any reason are made available for issuance again under the 2014 Plan. Shares of Common Stock tendered or withheld to satisfy the grant or exercise price pursuant to any stock option, shares of Common Stock tendered or withheld to satisfy the tax withholding obligation pursuant to an award, shares of Common Stock that were subject to a stock-settled SAR that are not issued upon exercise of the SAR and shares of Common Stock purchased on the open market with the cash proceeds from the exercise of options will not be available for issuance again under the 2014 Plan. The payment of dividend equivalents in cash in conjunction with outstanding awards will not be counted against the shares available for issuance under the 2014 Plan. Furthermore, shares of Common Stock may not be optioned, granted or awarded again if it would prevent any stock option that is intended to qualify as an incentive stock option under Section 422 of the Code from so qualifying. In addition, shares issued in assumption of, or in substitution for, any outstanding awards previously granted by an entity in connection with a corporate transaction will not be counted against the shares available for issuance under the 2014 Plan.

The maximum number of shares of Common Stock that may be subject to one or more awards granted to any person pursuant to the 2014 Plan during any calendar year is 1.5 million and the maximum amount that may be paid in cash during any calendar year with respect to any award to any individual person pursuant to the 2014 Plan during any calendar year is $20 million. In addition, the maximum aggregate number of shares with respect to awards that may be granted to any non-employee director pursuant to the 2014 Plan during any calendar year is 50,000.

Awards

The 2014 Plan provides for grants of stock options (both incentive stock options and non-qualified stock options), restricted stock, SARs, performance awards, dividend equivalents, stock payments, deferred stock, deferred stock units, RSUs and performance-based awards. Each award must be evidenced by a written award agreement with terms and conditions consistent with the 2014 Plan. Upon the exercise or vesting of an award, the exercise or purchase price must be paid in full by: cash or check; tendering shares of Common Stock with a fair market value at the time of exercise or vesting equal to the aggregate exercise or purchase price of the award or the exercised portion thereof, if applicable; delivery of a written or electronic notice that the holder has placed a market sell order with a broker with respect to shares then issuable upon exercise or vesting of an award, and that the broker has been directed to pay a sufficient portion of the net proceeds of the sale to the Company in satisfaction of the aggregate payments required, provided that payment of such proceeds is then made to the Company upon settlement of such sale; or by tendering other property acceptable to the Administrator. Any withholding obligations may be satisfied in the Administrator’s sole discretion by allowing a holder to elect to have the Company withhold shares otherwise issuable under an award which are equal to the fair market value on the date of withholding or repurchase equal to aggregate amount of such liabilities.

Stock Options. Stock options, including incentive stock options (as defined under Section 422 of the Code) and non-qualified stock options may be granted pursuant to the 2014 Plan. The exercise price of incentive stock options and non-qualified stock options granted pursuant to the 2014 Plan will not be less than 100% of the fair market value of the Common

Proposal 4: Approval of the Adoption of the 2014 Omnibus Incentive Plan

Proposal 4: Approval of the Adoption of the 2014 Omnibus Incentive Plan

Stock on the date of grant, unless incentive stock options are granted to any individual who owns, as of the date of grant, stock possessing more than 10% of the total combined voting power of all classes of Company stock (a “Ten Percent Owner”), in which case the exercise price of such incentive stock options will not be less than 110% of the fair market value of the Common Stock on the date of grant. Incentive stock options and non-qualified stock options may be exercised as determined by the Administrator, but in no event after (i) the fifth anniversary of the date of grant with respect to incentive stock options granted to a Ten Percent Owner or (ii) the tenth anniversary of the date of grant with respect to incentive stock options granted to other employees and non-qualified stock options.

Restricted Stock. Restricted stock awards may be granted pursuant to the 2014 Plan. A restricted stock award is the grant of shares of Common Stock at a price determined by the Administrator (including zero), that is subject to sale, transfer and pledge restrictions and may be subject to substantial risk of forfeiture until specific conditions are met. Conditions may be based on continuing employment or achieving performance goals. During the period of restriction, participants holding shares of restricted stock may have full voting rights with respect to such shares. In addition, with respect to a share of restricted stock with performance-based vesting, dividends which are paid prior to vesting shall only be paid out to the holder to the extent that the performance-based vesting conditions are subsequently satisfied and the share of restricted stock vests. The restrictions will lapse in accordance with a schedule or other conditions determined by the Administrator.

Stock Appreciation Rights. A SAR is the right to receive payment of an amount equal to (i) the excess of (A) the fair market value of a share of Common Stock on the date of exercise of the SAR over (B) the fair market value of a share of Common Stock on the date of grant of the SAR, multiplied by (ii) the aggregate number of shares of Common Stock subject to the SAR. Such payment will be in the form of cash, Common Stock or a combination of cash and Common Stock, as determined by the Administrator, and SARs settled in Common Stock will satisfy all of the restrictions imposed by the 2014 Plan upon stock option grants. The Administrator will determine the time or times at which a SAR may be exercised in whole or in part, provided that the term of any SAR will not exceed ten years.

Restricted Stock Units. RSUs may be granted pursuant to the 2014 Plan, typically without consideration from the participant. RSUs may be subject to vesting conditions including continued employment or achievement of performance criteria established by the Administrator. Like restricted stock, RSUs may not be sold or otherwise transferred or hypothecated until vesting conditions are removed or expire. Unlike restricted stock, the Common Stock underlying RSUs will not be issued until the RSUs have vested, and recipients of RSUs generally will have no voting rights prior to the time when vesting conditions are satisfied.

Performance Awards. Awards of performance awards which may be a cash bonus award, stock bonus award, performance award or incentive award that is paid in cash, shares or a combination of both, and may be linked to any one or more performance criteria determined appropriate by the Administrator, in each case on a specified date or dates or over any period or periods determined by the Administrator. Any participant selected by the Administrator may be granted a cash bonus payable upon the attainment of performance goals that are established by the administrator and relate to any one or more performance criteria determined appropriate by the Administrator on a specified date or dates or over any period or periods determined by the Administrator. Any performance award in the form of a cash bonus paid to a “covered employee” within the meaning of Section 162(m) of the Code may be a performance-based award as described below.

Dividend Equivalents. Dividend equivalents are rights to receive the equivalent value (in cash or Common Stock) of dividends paid on Common Stock. Dividend equivalents represent the value of the dividends per share of Common Stock paid by the Company, calculated with reference to the number of shares that are subject to any award held by the participant. Dividend equivalents are converted to cash or additional shares of Common Stock by such formula and at such time subject to such limitations as may be determined by the Administrator. In addition, with respect to an award with performance-based vesting, dividend equivalents which are paid prior to vesting shall only be paid out to the holder to the extent that the performance-based vesting conditions are subsequently satisfied and the award vests. Dividend equivalents cannot be granted with respect to options or SARs.

Stock Payments. Stock payments include payments in the form of Common Stock, options or other rights to purchase Common Stock which may be made in lieu of all or any portion of the compensation that would otherwise be paid to the participant. The number of shares will be determined by the Administrator and may be based upon performance criteria determined appropriate by the Administrator, determined on the date such stock payment is made or on any date thereafter. Unless otherwise provided by the Administrator, a holder of a stock payment shall have no rights as a Company stockholder with respect to such stock payment until such time as the stock payment has vested and the shares underlying the Award have been issued to the Holder.

Proposal 4: Approval of the Adoption of the 2014 Omnibus Incentive Plan

Proposal 4: Approval of the Adoption of the 2014 Omnibus Incentive Plan

Deferred Stock. Deferred stock may be awarded to participants and may be linked to any performance criteria determined to be appropriate by the Administrator. Common Stock underlying a deferred stock award will not be issued until the deferred stock award has vested, pursuant to a vesting schedule or performance criteria set by the Administrator, and unless otherwise provided by the Administrator, recipients of deferred stock generally will have no rights as a stockholder with respect to such deferred stock until the time the vesting conditions are satisfied and the stock underlying the deferred stock award has been issued.

Deferred Stock Units. Awards of deferred stock units are denominated in unit equivalent of shares of Common Stock and vest pursuant to a vesting schedule or performance criteria set by the Administrator. The Common Stock underlying deferred stock units will not be issued until the deferred stock units have vested, and recipients of deferred stock units generally will have no voting rights prior to the time when vesting conditions are satisfied.

Performance-based Awards. The Administrator may grant awards to employees who are or may be “covered employees,” as defined in Section 162(m) of the Code, that are intended to be qualified performance-based compensation within the meaning of Section 162(m) of the Code in order to preserve the deductibility of these awards for federal income tax purposes. Participants are only entitled to receive payment for a performance-based award for any given performance period to the extent that pre-established performance goals set by the Administrator for the period are satisfied. With regard to a particular performance period, the Administrator will have the discretion to select the length of the performance period, the type of performance-based awards to be granted and the goals that will be used to measure the performance for the period. In determining the actual size of an individual performance-based award for a performance period, the Administrator may reduce or eliminate (but not increase) the award. Generally, a participant will have to be employed by the Company or an affiliate throughout the applicable performance period to be eligible for a performance-based award. Stock options and SARs granted under the 2014 Plan should satisfy the exception for qualified performance-based compensation because the plan sets forth the maximum number of shares of Common Stock which may be subject to awards granted to any one participant during any calendar year, and the Company intends that they will be made by a qualifying administrator and that the per share exercise price of options and SARs must be at least equal to the fair market value of a share of Common Stock on the date of grant.

Under the 2014 Plan, pre-established performance goals for awards intended to be qualified performance-based compensation within the meaning of Section 162(m) of the Code must be based on one or more of the following performance criteria: (i) operating income (either before or after one or more of the following (a) depreciation, (b) amortization, (c) pre-opening costs and (d) property charges and other corporate expenses, (e) intercompany golf course and water rights leases, (f) stock-based compensation, and (g) other non-operating income, (ii) adjusted property EBITDA defined as earnings before interest, taxes, depreciation, amortization, pre-opening costs, property charges and other, corporate expenses, intercompany golf course and water rights leases, stock-based compensation, and other non-operating income and expenses, and includes equity in income from unconsolidated affiliates, (iii) normalized adjusted property EBITDA, (iv) income before income tax, (v) net income (either before or after net income attributable to non-controlling shareholdings) and adjusted net income, (vi) basic or diluted income per share of common stock and adjusted basic or diluted income per share of common stock, (vii) net revenue, (viii) cash flow (including, but not limited to, cash flow from operations, actual or free cash flow), (ix) return on assets, return on capital, return on stockholders’ equity and total stockholder return, return on sales, (x) operating margins or adjusted property EBITDA margins, (xi) departmental profit contributions (xii) costs and expenses management, (xiii) working capital management, (xiv) cash conversion cycle, (xv) weighted average cost of capital, (xvi) maintenance of leverage targets, (xvii) dividend payout ratio, (xviii) dividend growth, (xix) price per share of common stock, (xx) economic value, (xxi) productivity ratios, (xxii) market share, (xxiii) objective measure of customer satisfaction, (xxiv) implementation or completion of critical projects, (xxv) achievement of construction or development milestones, (xxvi) achievement of strategic objectives (including development activity), (xxvii) completion of capital markets transactions, (xxviii) maintenance or achievement of corporate rating targets and (xxix) third party recognition of quality of service and/or product (e.g. Forbes star awards or similar). The performance criteria may be measured either in absolute terms or as compared to any incremental increase or decrease or as compared to results of a peer group or to market performance indicators or indices. In addition, the administrator may, in its sole discretion, provide that one or more objectively determinable adjustments shall be made to one or more performance goals established under any of these performance criteria, such as adjustments related to a change in accounting principle or tax laws, related to acquisitions, to asset impairment charges or to gains or losses for litigation, arbitration and contractual settlements. For all awards intended to qualify as performance-based compensation under Section 162(m), such determinations will be made in a manner intended to comply with Section 162(m) of the Code.

Transferability of Awards. Awards cannot be assigned, transferred or otherwise disposed of by a participant other than by will or the laws of descent and distribution, pursuant to a domestic relations order subject to the consent of the Administrator or pursuant to beneficiary designation procedures approved from time to time by the Administrator. The Administrator may

Proposal 4: Approval of the Adoption of the 2014 Omnibus Incentive Plan

Proposal 4: Approval of the Adoption of the 2014 Omnibus Incentive Plan

provide in any award agreement that an award (other than an incentive stock option) may be transferred to certain persons or entities related to a participant in the 2014 Plan, including but not limited to members of the participant’s family, charitable institutions or trusts or other entities whose beneficiaries or beneficial owners are members of the participant’s family and/or charitable institutions, or to such other persons or entities as may be expressly permitted by the Administrator. Such permitted assignees will be bound by and subject to such terms and conditions as determined by the Administrator.

Repricing. The Administrator cannot, without the approval of the stockholders of the Company, authorize the amendment of any outstanding option or SAR to reduce its price per share, or cancel any option or SAR in exchange for cash or another award when the option or SAR price per share exceeds the fair market value of the underlying shares of Common Stock. Subject to adjustment of awards as described below, the Administrator does have the authority, without the approval of the stockholders of the Company, to amend any outstanding award to increase the price per share or to cancel and replace an award with the grant of an award having a price per share that is greater than or equal to the price per share of the original award.

Adjustments to Awards

If there is a stock dividend, stock split, combination or exchange of shares, merger, consolidation or other distribution (other than cash dividends), that affects the shares of Common Stock (or other securities of the Company) or the stock price of Common Stock (or other securities), then the Administrator may make equitable adjustments to the aggregate number and kind of shares that may be issued under the 2014 Plan, (including adjustments to award limits), the number and kind of shares subject to each outstanding award under the 2014 Plan, the exercise price or grant price of such outstanding award (if applicable), and the terms and conditions of any outstanding awards (including any applicable performance targets or criteria). The Company may refuse to permit the exercise of any award during a period of 30 days prior to the consummation of any such transaction.

If there is any stock dividend, stock split, combination or exchange of shares, merger, consolidation or other distribution (other than cash dividends) of Company assets to stockholders, or other unusual or nonrecurring transactions or events, the Administrator may, in its discretion:

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provide for the termination of any award in exchange for an amount of cash (if any) and/or other property equal to the amount that would have been attained upon the exercise of such award or realization of the participant’s rights;

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provide for the replacement of any award with other rights or property selected by the Administrator in its sole discretion having an aggregate value not exceeding the amount that could have been attained upon exercise of such award or realization or the participant’s rights;

•	provide that any outstanding award cannot vest, be exercised or become payable after such event;

•	provide that awards may be exercisable, payable or fully vested as to shares of Common Stock covered thereby;

•

provide that any surviving corporation (or its parent or subsidiary) will assume awards outstanding under the 2014 Plan or will substitute similar awards for those outstanding under the 2014 Plan, with appropriate adjustment of the number and kind of shares and the prices of such awards; or

•

make adjustments (i) in the number and type of shares of Common Stock (or other securities or property) subject to outstanding awards or in the number and type of shares of restricted stock or deferred stock or (ii) to the terms and conditions of (including the grant or exercise price) and the criteria included in, outstanding or future awards.

If there is a nonreciprocal transaction between the Company and its stockholders, such as a stock dividend, stock split, spin-off, rights offering or recapitalization, that affects the shares of Common Stock (or other securities of the Company) or the stock price of Common Stock (or other securities) and causes a change in the per share value of the Common Stock underlying outstanding awards, then the Administrator will make equitable adjustments to the number and type of securities subject to each outstanding award under the 2014 Plan, and the exercise price or grant price of such outstanding award (if applicable). The Administrator will make other equitable adjustments it determines are appropriate to reflect such an event with respect to the aggregate number and kind of shares that may be issued under the 2014 Plan. The Company may refuse to permit the exercise of any award during a period of 30 days prior to the consummation of any such transaction.

Proposal 4: Approval of the Adoption of the 2014 Omnibus Incentive Plan

Proposal 4: Approval of the Adoption of the 2014 Omnibus Incentive Plan

Effect of a Change in Control

In the event of a change in control of the Company, the Administrator may, in its sole discretion, do one or more of the following: shorten the period during which options or SARs are exercisable (provided they remain exercisable for at least 30 days after the date notice of such shortening is given to the holders of the options or SARs); accelerate the vesting of any Award; arrange to have the successor corporation assume or substitute the Awards; or cancel Awards upon payment to the holders of the Awards in cash, with respect to each Award to the extent then exercisable or vested.

Amendment and Termination

The Administrator, subject to approval of the Board, may terminate, amend or modify the 2014 Plan at any time; provided, however, that stockholder approval will be obtained (i) to increase the number of shares of Common Stock available under the 2014 Plan, (ii) to reduce the per share exercise price of any outstanding option or SAR and (iii) to cancel any option or SAR in exchange for cash or another award when the option or SAR price per share exceeds the fair market value of the underlying shares of Common Stock. Generally, no amendment, suspension or termination of the 2014 Plan shall, without the consent of the holder, impair any rights or obligations under any awards unless the award itself expressly provides.

In no event may an incentive option award be granted pursuant to the 2014 Plan on or after the tenth anniversary of the date the 2014 Plan was adopted by the Board.

Federal Income Tax Consequences

The U.S. federal income tax consequences of the 2014 Plan under current federal law, which is subject to change, are summarized in the following discussion of the general tax principles applicable to the 2014 Plan. This summary is not intended to be exhaustive and, among other considerations, does not describe state, local, or foreign tax consequences. Tax considerations may vary from locality to locality and depending upon individual circumstances.

Section 409A of the Code. Certain types of awards under the 2014 Plan, including deferred stock and RSUs, may constitute, or provide for, a deferral of compensation subject to Section 409A of the Code. Unless certain requirements set forth in Section 409A are complied with, holders of such awards may be taxed earlier than would otherwise be the case (e.g., at the time of vesting instead of the time of payment) and may be subject to an additional 20% penalty tax (and, potentially, certain interest penalties). To the extent applicable, the 2014 Plan and awards granted under the plan will be structured and interpreted to comply with, or be exempt from, Section 409A of the Code and the Department of Treasury regulations and other interpretive guidance that may be issued under Section 409A. To the extent determined necessary or appropriate by the Administrator, the 2014 Plan and applicable award agreements may be amended without award holder consent to exempt the applicable awards from Section 409A of the Code or to comply with Section 409A.

Non-Qualified Stock Options. For federal income tax purposes, if participants are granted non-qualified stock options under the 2014 Plan, participants generally will not have taxable income on the grant of the option, nor will we be entitled to any deduction. Generally, on exercise of non-qualified stock options, participants will recognize ordinary income, and the Company will be entitled to a deduction in an amount equal to the difference between the option exercise price and the fair market value of the Common Stock on the date of exercise. The basis that participants have in shares of Common Stock, for purposes of determining their gain or loss on subsequent disposition of such shares of Common Stock generally, will be the fair market value of the shares of Common Stock on the date the participants exercise their options. Any subsequent gain or loss will be generally taxable as capital gains or losses.

Incentive Stock Options. There is no taxable income to participants when participants are granted an incentive stock option or when that option is exercised. However, the amount by which the fair market value of the shares of Common Stock at the time of exercise exceeds the option price will be an “item of adjustment” for participants for purposes of the alternative minimum tax. Gain realized by participants on the sale of an incentive stock option is taxable at capital gains rates, and no tax deduction is available to the Company, unless participants dispose of the shares of Common Stock within (i) two years after the date of grant of the option or (ii) within one year of the date the shares of Common Stock were transferred to the participant. If the shares of Common Stock are sold or otherwise disposed of before the end of the one-year and two-year periods specified above, the difference between the option exercise price and the fair market value of the shares of Common Stock on the date of the option’s exercise (or the date of sale, if less) will be taxed at ordinary income rates, and the Company will be entitled to a deduction to the extent that participants must recognize ordinary income. If such a sale or disposition takes place in the year in which participants exercise their options, the income such participants recognize upon sale or disposition of the shares of Common Stock will not be considered income for alternative minimum tax purposes.

Proposal 4: Approval of the Adoption of the 2014 Omnibus Incentive Plan

Proposal 4: Approval of the Adoption of the 2014 Omnibus Incentive Plan

Incentive stock options exercised more than three months after a participant terminates employment, other than by reason of death or disability, will be taxed as a non-qualified stock option, and the participant will have been deemed to have received income on the exercise taxable at ordinary income rates. The Company will be entitled to a tax deduction equal to the ordinary income, if any, realized by the participant.

Restricted Stock. For federal income tax purposes, the grantee generally will not have taxable income on the grant of restricted stock, nor will the Company then be entitled to any deduction, unless the grantee makes a valid election under Section 83(b) of the Code. However, when restrictions on shares of restricted stock lapse such that the shares are no longer subject to a substantial risk of forfeiture, the grantee generally will recognize ordinary income, and the Company will be entitled to a corresponding deduction for an amount equal to the difference between the fair market value of the shares at the date such restrictions lapse over the purchase price for the restricted stock.

Stock Appreciation Rights. No taxable income is realized upon the receipt of a SAR, but upon exercise of the SAR, the fair market value of the shares of Common Stock received, determined on the date of exercise of the SAR, or the amount of cash received in lieu of shares, must be treated as compensation taxable as ordinary income to the grantee in the year of such exercise. The Company will be entitled to a deduction for compensation paid in the same amount which the grantee realized as ordinary income.

Performance Awards. The grantee generally will not realize taxable income at the time of the grant of the performance award, and the Company will not be entitled to a deduction at that time. When the award is paid, whether in cash or Common Stock, the grantee will have ordinary income, and the Company will be entitled to a corresponding deduction.

The grantee will generally recognize ordinary income at the time a performance cash-based bonus award is paid to the grantee. The Company will be entitled to a tax deduction equal to the ordinary income, if any, realized by the participant.

Dividend Equivalents. The grantee generally will not realize taxable income at the time of the grant of the dividend equivalents, and the Company will not be entitled to a deduction at that time. When a dividend equivalent is paid, the grantee will recognize ordinary income, and the Company will be entitled to a corresponding deduction.

Stock Payments. If the grantee receives a stock payment in lieu of a cash payment that would otherwise have been made, he or she generally will be taxed as if the cash payment has been received, and the Company will have a deduction in the same amount.

Deferred Stock. The grantee generally will not have taxable income upon the issuance of the deferred stock and the Company will not then be entitled to a deduction. However, when deferred stock vests and is issued to the grantee, he or she will realize ordinary income and the Company will be entitled to a deduction in an amount equal to the difference between the fair market value of the shares at the date of issuance over the purchase price, if any, for the deferred stock. Deferred stock may be subject to Section 409A of the Code, and the failure of any award of deferred stock that is subject to Section 409A to comply with Section 409A may result in taxable income to the grantee upon the grant or vesting of the award. Furthermore, an additional 20% penalty tax may be imposed pursuant to Section 409A of the Code, and certain interest penalties may apply.

Deferred Stock Units. The grantee generally will not realize taxable income at the time of the grant of the deferred stock units, and the Company will not be entitled to a deduction at that time. When the award is paid, whether in cash or Common Stock, the grantee will have ordinary income, and the Company will be entitled to a corresponding deduction. Deferred stock units may be subject to Section 409A of the Code, and the failure of any award of deferred stock units that is subject to Section 409A to comply with Section 409A may result in taxable income to the grantee upon the grant or vesting of the award. Furthermore, an additional 20% penalty tax may be imposed pursuant to Section 409A of the Code, and certain interest penalties may apply.

Restricted Stock Units. The grantee generally will not realize taxable income at the time of the grant of the RSUs, and the Company will not be entitled to a deduction at that time. When an award is paid, whether in cash or Common Stock, the grantee will have ordinary income, and the Company will be entitled to a corresponding deduction. RSUs may be subject to Section 409A of the Code, and the failure of any RSU that is subject to Section 409A to comply with Section 409A may result in taxable income to the grantee upon vesting (rather than at such time as the award is paid). Furthermore, an additional 20% penalty tax may be imposed under Section 409A of the Code, and certain interest penalties may apply.

Section 162(m) of the Code. As described above, in general, under Section 162(m) of the Code, income tax deductions of publicly held corporations may be limited to the extent total compensation (including base salary, annual bonus, stock option

Proposal 4: Approval of the Adoption of the 2014 Omnibus Incentive Plan

Proposal 4: Approval of the Adoption of the 2014 Omnibus Incentive Plan

exercises and non-qualified benefits) for certain executive officers exceeds $1 million (less the amount of any “excess parachute payments” as defined in Section 280G of the Code) in any taxable year of the corporation, subject to the exception for qualified performance-based compensation discussed above. The 2014 Plan has been designed to permit the Administrator to grant stock options, SARs and performance-based awards which may qualify as “qualified performance-based compensation.”

2014 Annual Incentive Awards

Under our Existing Annual Incentive Plan, the only performance goal which could qualify as performance-based compensation is adjusted property EBITDA, although the Compensation Committee then may exercise negative discretion to reduce the amount payable based on other corporate and individual performance considerations as it determines appropriate. Under the 2014 Plan, the Compensation Committee has the flexibility to choose from a range of qualifying annual operating and strategic goals that drive stockholder value, so that other corporate and individual performance criteria can be incorporated directly into the terms of the annual incentive arrangements. If the adoption of the 2014 Plan is approved by stockholders, in addition to the achievement of a 2014 adjusted property EBITDA goal, the 2014 annual incentive awards performance goals approved for our executive officers include two other performance criteria: (a) retention of specified third party recognition of quality and performance, and (b) achievement of certain goals related to the development of Wynn Palace. These goals combine operating financial performance with ensuring that we maintain high standards at our existing properties and effectively manage progress on our largest development project. The Compensation Committee intends to pay at least 50% of the 2014 annual incentive awards in shares of Common Stock subject to the Holding Period, if applicable.

The Board has also approved 2014 performance-based annual incentive awards under the Existing Annual Incentive Plan, which will only apply if stockholders do not approve the 2014 Plan. Similar to awards we have historically made under the Existing Annual Incentive Plan, these awards are tied to the achievement of adjusted property EBITDA. Even if the 2014 Plan is not approved, the Compensation Committee intends to pay at least 50% of these awards in shares of Common Stock, subject to the Holding Period, if applicable.

If each of the performance goals is achieved at maximum levels, participants will be entitled to receive the following maximum awards set forth in the table below. These awards are subject to (i) the limitations set forth in the 2014 Plan including the cash and stock grant limits and continued employment through the end of the performance period, (ii) the Compensation Committee’s ability to reduce awards in its discretion and (iii) payment of at least 50% of the awards in shares of Common Stock subject to the Holding Period, if applicable.

Name and Position	Maximum Award ($)

Stephen A. Wynn, Chairman and Chief Executive Officer	$25,000,000
Matt Maddox, President and Chief Financial Officer	$3,000,000
Linda Chen, President of Wynn International Marketing, Limited	$3,000,000
Kim Sinatra, Executive Vice President, General Counsel and Secretary	$1,700,000
John Strzemp, Executive Vice President and Chief Administrative Officer	$1,500,000
Named Executive Officer Group	$34,200,000
Non-Executive Director Group	$0
Non-Named Executive Officer Employee Group	$0

Except as described above, the Compensation Committee has not made any determination to make future grants to any persons under the 2014 Plan.

Share Price

On March 21, 2014, the last trading day prior the Record Date, the closing price of our common stock on the NASDAQ was $226.20 per share.

Vote Required

Adoption of the 2014 Plan requires approval by the affirmative vote of a majority of the votes cast.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR APPROVAL OF THE ADOPTION OF

THE WYNN RESORTS, LIMITED 2014 OMNIBUS INCENTIVE PLAN.

Proposal 4: Approval of the Adoption of the 2014 Omnibus Incentive Plan

Proposal 5: Ratification, on an Advisory Basis, of Director Qualification Bylaw Amendment

The Board of Directors is asking that stockholders ratify, on an advisory basis, a bylaw amendment adopted by the Board on September 9, 2013, that imposes additional qualification requirements on director nominees (the “Bylaw Amendment”). The Board adopted the Bylaw Amendment to proactively address risks posed by a practice of some dissident stockholders who offer special compensation arrangements to director candidates they support in proxy contests. These special compensation arrangements may provide that dissident candidates who are elected to a corporation’s board can earn large bonuses that are not payable to other duly elected directors if the corporation accomplishes specified objectives within specified timeframes. The Bylaw Amendment is designed to avoid these special compensation arrangements by providing that a person shall not qualify for service as a director of the Company if he or she is a party to any compensation arrangement with any third party or has received any such compensation or other payment in connection with his or her candidacy or service as a director of the Company (excluding pre-existing employment arrangements and indemnification and/or reimbursement of out-of-pocket expenses in connection with candidacy, but not service, as a director). The Bylaw Amendment appears at Section 3.2(b) of the Company’s Bylaws, and is set forth in full as Appendix B to this proxy statement.

Prior to adopting the Bylaw Amendment, the Board determined that the provision is in the best interests of the Company and its stockholders. However, over the past several months a number of commenters and proxy advisory firms have raised concerns over or expressed opposition to bylaw provisions similar to Section 3.2(b) of the Bylaws. Therefore, the Board has determined to submit this proposal to an advisory vote so that the Board may assess stockholders’ views on the Bylaw Amendment. The Board continues to believe the Bylaw Amendment is appropriate because it is designed to prevent or discourage the use of special compensation arrangements for dissident directors. The Board believes that these special compensation arrangements for dissident directors are inappropriate and could result in poor corporate governance practices because they pose a number of risks, including:

•	undermining a board’s prerogatives to set director compensation and corporate goals, including the timeframes for achievement of those goals;

•

creating a subset of directors with incentives that are significantly different from those of the other directors and that represent only the interests of stockholders who are providing the special compensation arrangements, regardless of changes in the composition of the Company’s stockholders or other changes in the business environment that could affect the appropriateness of a particular objective that triggers payment under a special compensation arrangement;

•	introducing economic incentives to take the corporation in a specified direction within a timeframe that may not be in the best interests of the corporation or its stockholders;

•

creating a subset of directors who have a significant monetary incentive to sell the corporation or manage it to attain the highest possible stock price in the short-run, even if detrimental to long-term prospects for growth and value creation; and

•	introducing unnecessary and problematic complexity and conflicts in corporate decision-making at the board level and calling into question directors’ ability to satisfy their fiduciary duties.

The Board believes that these negative corporate governance risks can arise regardless of whether a special compensation arrangement is provided only once a candidate is elected or while a person is a nominee and does not have fiduciary duties to other stockholders. Therefore, the Bylaw Amendment applies regardless of when special compensation is provided.

Opponents of bylaw provisions similar to Section 3.2(b) of the Bylaws argue that such provisions discourage compensation arrangements that incentivize directors to focus on increasing stockholder value. However, the Board believes that all directors should be motivated to act in the interest of increasing stockholder value and that special compensation arrangements can bias the recipients towards a specific objective regardless of whether that objective is, or has ceased to be, in the best interests of stockholders. Opponents also raise concerns over whether such provisions have the effect of making it more difficult to replace corporate directors by affecting a dissident’s ability to attract qualified director candidates through special compensation arrangements. For this reason, Section 3.2(b) of the Bylaws does not prohibit third parties from indemnifying nominees or reimbursing nominees for out-of-pocket expenses incurred as a director candidate and does not prohibit compensating a candidate who is not elected as a director, but it preserves Board-approved director compensation arrangements (the same compensation the Company’s nominees would be paid if elected after a contest) as the exclusive compensation for a candidate that is elected as a director. The Board seeks to attract qualified director candidates but believes that instead of introducing differential compensation arrangements for directors, all directors should be compensated only through Board-approved arrangements, thereby aligning directors’ incentives.

Proposal 5: Ratification, on an Advisory Basis, of Director Qualification Bylaw Amendment

Proposal 5: Ratification, on an Advisory Basis, of Director Qualification Bylaw Amendment

Opponents of bylaw provisions similar to Section 3.2(b) of the Bylaws also argue that disclosure of special compensation arrangements between third parties and director nominees is sufficient to permit stockholders to express their concerns over such compensation arrangements at the ballot box when they elect directors. However, the Board believes that mere disclosure of the special compensation arrangements is not an appropriate approach because it bundles the distinct issue of special compensation arrangements with the issue of whether a director candidate is otherwise qualified. The Board believes that stockholders should be able to consider these two issues distinctly. Therefore, if the Company retains the Bylaw Amendment, a dissident stockholder who wishes to separately compensate director candidates will be able to seek stockholder approval to repeal the Bylaw Amendment (either in advance of or in connection with soliciting votes for its candidates), thereby providing stockholders a separate vote on the issue. Alternatively, the stockholder’s candidates can seek to amend the Bylaw if and when they are elected as directors, at which time they will be subject to the same fiduciary duties as other directors serving on the Board.

Although stockholder ratification of the Bylaw Amendment is not required by the Bylaws or Nevada law, the Board has determined to give stockholders an opportunity to voice their position as to whether the Bylaw Amendment should remain effective. If stockholders do not ratify, on an advisory basis, the Bylaw Amendment, the Board intends to repeal the Bylaw Amendment. Even if stockholders ratify the Bylaw Amendment on an advisory basis, the Board in its discretion may determine to amend or repeal the Bylaw Amendment. The Board and management are not aware of any pending or threatened proxy contests at the Company, and the deadline for a stockholder to provide notice of its intention to nominate a director for election at the Annual Meeting has passed without the Company receiving any such notice.

The Board has concluded that the negative corporate governance risks presented by special compensation arrangements for dissident director candidates outweigh the foregoing concerns that have been expressed over this type of bylaw provision. Accordingly, the Board of Directors believes that the Company should retain the Bylaw Amendment.

OUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR RATIFICATION, ON AN ADVISORY BASIS, OF THE BYLAW AMENDMENT IN SECTION 3.2(b) OF THE BYLAWS.

Proposal 5: Ratification, on an Advisory Basis, of Director Qualification Bylaw Amendment

Proposal 6: Stockholder Proposal Regarding A Political Contributions Report

The Company has been advised that the New York State Common Retirement Fund, 633 Third Avenue, 31st Floor, New York, NY 10017, the beneficial owner of 236,000 shares, intends to submit the following proposal for consideration at the Annual Meeting:

“Resolved, that the shareholders of Wynn Resorts, Ltd., (“Company”) hereby request that the Company provide a report, updated semiannually, disclosing the Company’s:

1. Policies and procedures for making, with corporate funds or assets, contributions and expenditures (direct or indirect) to (a) participate or intervene in any political campaign on behalf of (or in opposition to) any candidate for public office, or (b) influence the general public, or any segment thereof, with respect to an election or referendum.

2. Monetary and non-monetary contributions and expenditures (direct and indirect) used in the manner described in section 1 above, including:

a. The identity of the recipient as well as the amount paid to each; and

b. The title(s) of the person(s) in the Company responsible for decision-making.

The report shall be presented to the board of directors or relevant board committee and posted on the Company’s website.”

Supporting Statement of the New York State Common Retirement Fund

As long-term shareholders of Wynn Resorts, we support transparency and accountability in corporate spending on political activities. These include any activities considered intervention in any political campaign under the Internal Revenue Code, such as direct and indirect contributions to political candidates, parties, or organizations; independent expenditures; or electioneering communications on behalf of federal, state or local candidates.

Disclosure is in the best interest of the company and its shareholders and critical for compliance with federal ethics laws. Moreover, the Supreme Court’s Citizens United decision recognized the importance of political spending disclosure for shareholders when it said, “[D]isclosure permits citizens and shareholders to react to the speech of corporate entities in a proper way. This transparency enables the electorate to make informed decisions and give proper weight to different speakers and messages.” Gaps in transparency and accountability may expose the company to reputational and business risks that could threaten long-term shareholder value.

Wynn Resorts contributed at least $1,800,053 in corporate funds since the 2004 election cycle. (CQ: http://moneyline.cq.com and National Institute on Money in State Politics: http://www.followthemoney.org)

However, relying on publicly available data does not provide a complete picture of the Company’s political spending. For example, the Company’s payments to trade associations used for political activities are undisclosed and unknown. In some cases, even management does not know how trade associations use their company’s money politically. The proposal asks the Company to disclose all of its political spending, including payments to trade associations and other tax exempt organizations used for political purposes. This would bring our Company in line with a growing number of leading companies, including Qualcomm, Exelon, Merck and Microsoft that support political disclosure and accountability and present this information on their websites.

The Company’s Board and its shareholders need comprehensive disclosure to be able to fully evaluate the political use of corporate assets. We urge your support for this critical governance reform.

Proposal 6: Stockholder Proposal Regarding A Political Contributions Report

Proposal 6: Stockholder Proposal Regarding A Political Contributions Report

The Board of Directors’ Statement in Opposition

After careful consideration, the Board of Directors recommends that stockholders vote AGAINST this proposal for the following reasons:

The Company operates in a highly regulated industry, and the decisions of federal, state, and local governments can significantly impact the Company. Therefore, the Board believes that it is critical that the Company participate in the political process to protect its business interests and its stockholders’ interests. The Company is committed to participating in the political process as a good corporate citizen, in full compliance with applicable laws. The Company also has adopted a Political Contributions Policy and Procedures. In addition to the Company’s Code of Business Conduct and Ethics, the Political Contributions Policy and Procedures governs the Company’s consideration of political activities, including the Company’s political contributions at the federal, state, and local levels and the Company’s membership in trade associations.

The Company’s political contributions at the federal, state, and local levels are subject to extensive internal review and oversight to confirm their compliance with applicable contribution limits and regulations. Recognizing that the Company likely will not agree with every position a candidate takes, the Company’s government affairs team meets with a candidate prior to making significant contributions to determine whether supporting the candidate is in the best interests of the Company and its stockholders. In addition, the Company reports to the Audit Committee on its political contributions on a quarterly basis.

The Company also provides sufficient transparency with respect to its political contributions. The Company’s participation in political activities includes contributions to federal elections through Wynn Resorts Limited PAC (“Wynn PAC”). In compliance with federal law, Wynn PAC files regular reports with the Federal Election Commission (“FEC”) to disclose political contributions by Wynn PAC. These reports are publicly available on the FEC website. In addition, reports regarding the Company’s specific political contributions in various jurisdictions are publicly available at each jurisdiction’s official website.

From time to time, the Company pays annual membership dues to industry trade associations. The trade associations in which the Company participates may engage in political activities, but such decisions are governed by those associations’ respective bylaws. Thus, even when the Company participates in these associations, the Company does not control how they use membership dues. The Company expects these trade associations to comply with applicable laws with respect to their political activities. As such, the Board believes that additional disclosures regarding the specific payments made to these trade associations would not benefit stockholders.

In sum, the Company already discloses sufficient information regarding its political contributions; and the Company has an appropriate system of oversight, including its Political Contributions Policy and Procedures, designed to confirm that the Company’s political contributions comply with applicable law and are in the best, long-term interests of the Company and its stockholders. Accordingly, the Board believes that preparing an additional report as requested in the proposal would be unnecessary and an imprudent use of the Company’s time and resources.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE AGAINST THE

STOCKHOLDER PROPOSAL REGARDING POLITICAL CONTRIBUTIONS.

Proposal 6: Stockholder Proposal Regarding A Political Contributions Report

Additional Information

Proxy Procedure and Expenses of Solicitation

We will retain an independent tabulator to receive and tabulate the proxies and independent inspector of elections to certify the results.

All expenses incurred in connection with the solicitation of proxies will be borne by us. We will also reimburse banks, brokers and other nominees for their expenses in forwarding proxy materials to beneficial owners of Common Stock held in their names.

Solicitation may be undertaken by mail, telephone, personal contact or other similar means by directors, officers and employees without additional compensation. In addition we have engaged D.F. King & Co, Inc. (“DF King”), a professional proxy solicitation firm, to assist in the solicitation of proxies for the Annual Meeting. The Company has agreed to pay DF King a fee of approximately $25,000, plus reimbursement for out of pocket expenses. The address of DF King is 48 Wall Street, New York NY 10005. If you need assistance in completing your proxy card or have questions regarding the Annual Meeting, please contact DF King toll-free at (800) 549-6697.

Stockholder Proposals

Stockholders intending to present a proposal at the 2015 Annual Meeting of Stockholders for inclusion in our proxy statement for that meeting must submit the proposal in writing to Wynn Resorts, Limited, Attention: Corporate Secretary, 3131 Las Vegas Boulevard South, Las Vegas, Nevada 89109. Such proposals must comply with the requirements of the Bylaws and Rule 14a-8 of the Securities Exchange Act of 1934 and must be received by the Company no later than December 3, 2014.

In addition, our Bylaws provide notice procedures for stockholders to nominate a person as a director and to propose business to be considered by stockholders at a meeting. Generally, notice of a nomination or proposal must be delivered to us not later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the first anniversary of the preceding year’s annual meeting. However, if the date of the annual meeting is more than 30 days before or more than 70 days after such anniversary date, notice must be delivered to us not earlier than the close of business on the 120th day prior to such annual meeting date and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made.

Accordingly, for our 2015 Annual Meeting, notice of a nomination or proposal must be delivered to us no later than February 15, 2015 and no earlier than January 16, 2015. Nominations and proposals also must satisfy other requirements set forth in the Bylaws. If a stockholder complies with the forgoing notice provisions and with certain additional procedural requirements in the Bylaws and SEC rules, the Company will have authority to vote shares under proxies we solicit when and if the nomination or proposal is raised at the Annual Meeting. The Chairman of the Board may refuse to acknowledge the introduction of any stockholder proposal not made in compliance with the foregoing procedures.

Annual Report

Our financial statements for the year ended December 31, 2013, are included in our 2013 Annual Report to Stockholders, which we are providing to our stockholders at the same time as this Proxy Statement. Our Annual Report and this Proxy Statement are also posted on the Internet at http://www.wynnresorts.com. If you would like to receive a printed copy of these materials, please call our Investor Relations department at (702)770-7555 or send a written request to the Company at Wynn Resorts, Limited, c/o Investor Relations, 3131 Las Vegas Boulevard South, Las Vegas, Nevada 89109, and we will send a copy to you without charge.

Householding

Stockholders who are beneficial owners, but not the record holders, who share a single address may receive only one copy of the Company’s Notice of Internet Availability and, as applicable, any additional proxy materials that are delivered, unless the broker, bank or other nominee delivering the materials has received contrary instructions from one or more of the stockholders. The Company will deliver promptly, upon written or oral request, a separate copy of the Notice of Internet Availability or proxy statement and annual report to a stockholder at a shared address to which a single copy of the document was delivered. A stockholder who wishes to receive a separate copy of the Notice of Internet Availability or proxy

Additional Information

Additional Information

statement and annual report, now or in the future, should submit their request to the Company by telephone at (702) 770-7555 or by submitting a written request to Wynn Resorts, Limited, c/o Investor Relations, 3131 Las Vegas Boulevard South, Las Vegas, Nevada 89109. Beneficial owners sharing an address who are receiving multiple copies of the Notice of Internet Availability or proxy statement and annual report and wish to receive a single copy of such materials in the future will need to contact their broker, bank or other nominee to request that only a single copy be mailed to all stockholders at the shared address in the future.

Other Business

The Company is not aware of any other matters to be presented at the Annual Meeting. If any other matters should properly come before the Annual Meeting, the persons named in the proxy will vote the executed proxies on such matters as they determine appropriate in their discretion.

Additional Information

Appendix A: Wynn Resorts, Limited 2014 Omnibus Incentive Plan

Article 1.

Purpose

The purpose of the Wynn Resorts, Limited 2014 Omnibus Incentive Plan (as it may be amended or restated from time to time, the “Plan”) is to promote the success and enhance the value of Wynn Resorts, Limited, a Nevada corporation, (the “Company”) by linking the individual interests of the members of the Board, Employees, and Consultants to those of Company stockholders and by providing such individuals with an incentive for outstanding performance to generate superior returns to Company stockholders. The Plan is further intended to provide flexibility to the Company in its ability to motivate, attract, and retain the services of members of the Board, Employees, and Consultants upon whose judgment, interest, and special effort the successful conduct of the Company’s operation is largely dependent.

Article 2.

Definitions and Construction

Wherever the following terms are used in the Plan they shall have the meanings specified below, unless the context clearly indicates otherwise. The singular pronoun shall include the plural where the context so indicates.

2.1 “Administrator” shall mean the entity that conducts the general administration of the Plan as provided in Article 13. With reference to the duties of the Committee under the Plan which have been delegated to one or more persons pursuant to Section 13.6, or as to which the Board has assumed, the term “Administrator” shall refer to such person(s) unless the Committee or the Board has revoked such delegation or the Board has terminated the assumption of such duties.

2.2 “Affiliate” shall mean any Parent or Subsidiary.

2.3 “Applicable Accounting Standards” shall mean Generally Accepted Accounting Principles in the United States, International Financial Reporting Standards or such other accounting principles or standards as may apply to the Company’s financial statements under United States federal securities laws from time to time.

2.4 “Applicable Law” shall mean any applicable law, including without limitation: (i) provisions of the Code, the Securities Act, the Exchange Act and any rules or regulations thereunder; (ii) corporate, securities, tax, gaming or other laws, statutes, rules, requirements or regulations, whether federal, state, local or foreign; and (iii) rules of any securities exchange or automated quotation system on which the Shares are listed, quoted or traded.

2.5 “Award” shall mean an Option, a Restricted Stock award, a Restricted Stock Unit award, a Performance Award, a Dividend Equivalents award, a Deferred Stock award, a Deferred Stock Unit award, a Stock Payment award or a Stock Appreciation Right, which may be awarded or granted under the Plan (collectively, “Awards”).

2.6 “Award Agreement” shall mean any written notice, agreement, terms and conditions, contract or other instrument or document evidencing an Award, including through electronic medium, which shall contain such terms and conditions with respect to an Award as the Administrator shall determine consistent with the Plan.

2.7 “Award Limit” shall mean with respect to Awards that shall be payable in Shares or in cash, as the case may be, the respective limit set forth in Section 3.3.

2.8 “Board” shall mean the Board of Directors of the Company.

2.9 “Change in Control” shall mean the occurrence of any one of the following events: (a) the direct or indirect acquisition by an unrelated “Person” or “Group” of “Beneficial Ownership” (as such terms are defined below) of more than fifty percent (50%) of the voting power of the Company’s issued and outstanding voting securities in a single transaction or a series of related transactions; (b) the direct or indirect sale or transfer by the Company of substantially all of its assets to one or more unrelated Persons or Groups in a single transaction or a series of related transactions; (c) the consummation of the merger, consolidation or reorganization of the Company with or into another corporation or other entity in which the Beneficial Owners of more than fifty percent (50%) of the voting power of the Company’s issued and outstanding voting securities immediately before such merger or consolidation do not own more than fifty percent (50%) of the voting power of the issued

Appendix A: Wynn Resorts, Limited 2014 Omnibus Incentive Plan
A-1

Appendix A: Wynn Resorts, Limited 2014 Omnibus Incentive Plan

and outstanding voting securities of the surviving corporation or other entity immediately after such merger, consolidation or reorganization; or (d) more than fifty percent (50%) of the members of the Company’s Board are individuals who were neither members of the Board immediately following the closing of the Company’s initial public offering nor individuals whose election (or nomination for election) to the Board was approved by a vote of at least fifty percent (50%) of the members of the Board immediately before such election or nomination (“Approved Directors”).

For purposes of determining whether a Change in Control has occurred, the following Persons and Groups shall not be deemed to be “unrelated”: (i) Stephen A. Wynn, the spouse, siblings, children, grandchildren or great grandchildren of Stephen A. Wynn, any trust primarily for the benefit of the foregoing persons, or any Affiliate of any of the foregoing persons, (ii) any Person or Group directly or indirectly having Beneficial Ownership of more than fifty percent (50%) of the issued and outstanding voting power of Company’s voting securities immediately before the transaction in question, (iii) any Person or Group of which the Company has Beneficial Ownership of more than fifty percent (50%) of the voting power of the issued and outstanding voting securities immediately before the transaction in question, and (iv) any Person or Group of which more than fifty percent (50%) of the voting power of the issued and outstanding voting securities are owned, directly or indirectly, by Beneficial Owners of more than fifty percent (50%) of the issued and outstanding voting power of the Company’s voting securities immediately before the transaction in question. The terms “Person,” “Group,” “Beneficial Owner,” and “Beneficial Ownership” shall have the meanings used in the Exchange Act and the rules and regulations promulgated thereunder.

Notwithstanding the foregoing, an individual shall not be deemed to be an Approved Director if such individual became a member of the Board as a result of either an actual or threatened “Election Contest” (as described in Rule 14a-11 promulgated under the Exchange Act) or other actual or threatened solicitation of proxies by or on behalf of anyone other than the Board (a “Proxy Contest”), or as a result of an agreement to avoid or settle an Election Contest or Proxy Contest.

In addition, if a Change in Control constitutes a payment event with respect to any portion of an Award which provides for the deferral of compensation and is subject to Section 409A of the Code, the transaction or event described in subsection (a), (b), (c) or (d) with respect to such Award (or portion thereof) must also constitute a “change in control event,” as defined in Treasury Regulation §1.409A-3(i)(5) to the extent required by Section 409A.

The Committee shall have full and final authority, which shall be exercised in its discretion, to determine conclusively whether a Change in Control of the Company has occurred pursuant to the above definition, and the date of the occurrence of such Change in Control and any incidental matters relating thereto; provided that any exercise of authority in conjunction with a determination of whether a Change in Control is a “change in control event” as defined in the Treasury Regulation §1.409A-3(i)(5) shall be consistent with such regulation.

2.10 “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time, together with the regulations and official guidance promulgated thereunder.

2.11 “Committee” shall mean the Compensation Committee of the Board, or another committee or subcommittee of the Board, appointed as provided in Section 13.1.

2.12 “Common Stock” shall mean the common stock of the Company.

2.13 “Company” shall have the meaning set forth in Article 1.

2.14 “Consultant” shall mean any consultant or adviser engaged to provide services to the Company or any Affiliate that qualifies as a consultant under the applicable rules of the Securities and Exchange Commission for registration of shares on a Form S-8 Registration Statement.

2.15 “Covered Employee” shall mean any Employee who is, or could be, a “covered employee” within the meaning of Section 162(m) of the Code.

2.16 “Deferred Stock” shall mean a right to receive Shares awarded under Section 10.4.

2.17 “Deferred Stock Unit” shall mean a right to receive Shares awarded under Section 10.5.

2.18 “Director” shall mean a member of the Board, as constituted from time to time.

2.19 “Dividend Equivalent” shall mean a right to receive the equivalent value (in cash or Shares) of dividends paid on Shares, awarded under Section 10.2.

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2.20 “DRO” shall mean a domestic relations order as defined by the Code or Title I of the Employee Retirement Income Security Act of 1974, as amended from time to time, or the rules thereunder.

2.21 “Effective Date” shall mean the date the Plan is approved by the Board, subject to approval of the Plan by the Company’s stockholders.

2.22 “Eligible Individual” shall mean any person who is an Employee, a Consultant or a Non-Employee Director, as determined by the Committee.

2.23 “Employee” shall mean any officer or other employee (as determined in accordance with Section 3401(c) of the Code and the Treasury Regulations thereunder) of the Company or of any Affiliate.

2.24 “Equity Restructuring” shall mean a nonreciprocal transaction between the Company and its stockholders, such as a stock dividend, stock split, spin-off, rights offering or recapitalization, that affects the number or kind of Shares (or other securities of the Company) or the share price of Common Stock (or other securities) and causes a change in the per share value of the Common Stock underlying outstanding Awards.

2.25 “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended from time to time.

2.26 “Expiration Date” shall have the meaning set forth in Section 14.1.

2.27 “Fair Market Value” shall mean, as of any given date, the value of a Share determined as follows:

(a) If the Common Stock is listed on any (i) established securities exchange (such as the New York Stock Exchange, the NASDAQ Global Market and the NASDAQ Global Select Market), (ii) national market system or (iii) automated quotation system on which the Shares are listed, quoted or traded, its Fair Market Value shall be the closing sales price for a Share as quoted on such exchange or system for such date or, if there is no closing sales price for a Share on the date in question, the closing sales price for a Share on the last preceding date for which such quotation exists, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

(b) If the Common Stock is not listed on an established securities exchange, national market system or automated quotation system, but the Common Stock is regularly quoted by a recognized securities dealer, its Fair Market Value shall be the mean of the high bid and low asked prices for such date or, if there are no high bid and low asked prices for a Share on such date, the high bid and low asked prices for a Share on the last preceding date for which such information exists, as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or

(c) If the Common Stock is neither listed on an established securities exchange, national market system or automated quotation system nor regularly quoted by a recognized securities dealer, its Fair Market Value shall be established by the Administrator in good faith.

2.28 “Greater Than 10% Stockholder” shall mean an individual then owning (within the meaning of Section 424(d) of the Code) more than 10% of the total combined voting power of all classes of stock of the Company or any subsidiary corporation (as defined in Section 424(f) of the Code) or parent corporation thereof (as defined in Section 424(e) of the Code).

2.29 “Holder” shall mean a person who has been granted an Award.

2.30 “Incentive Stock Option” shall mean an Option that is intended to qualify as an incentive stock option and conforms to the applicable provisions of Section 422 of the Code.

2.31 “Non-Employee Director” shall mean a Director of the Company who is not an Employee.

2.32 “Non-Employee Director Equity Compensation Policy” shall have the meaning set forth in Section 4.6.

2.33 “Non-Qualified Stock Option” shall mean an Option that is not an Incentive Stock Option.

2.34 “Option” shall mean a right to purchase Shares at a specified exercise price, granted under Article 6. An Option shall be either a Non-Qualified Stock Option or an Incentive Stock Option; provided, however, that Options granted to Non-Employee Directors and Consultants shall only be Non-Qualified Stock Options.

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Appendix A: Wynn Resorts, Limited 2014 Omnibus Incentive Plan

2.35 “Option Term” shall have the meaning set forth in Section 6.4.

2.36 “Parent” shall mean any entity (other than the Company), whether domestic or foreign, in an unbroken chain of entities ending with the Company if each of the entities other than the Company beneficially owns, at the time of the determination, securities or interests representing at least fifty percent (50%) of the total combined voting power of all classes of securities or interests in one of the other entities in such chain.

2.37 “Performance Award” shall mean a cash bonus award, stock bonus award, performance award or incentive award that is paid in cash, Shares or a combination of both, awarded under Section 10.1.

2.38 “Performance-Based Compensation” shall mean any compensation that is intended to qualify as “performance-based compensation” as described in Section 162(m)(4)(C) of the Code.

2.39 “Performance Criteria” shall mean the criteria (and adjustments) that the Committee selects for an Award for purposes of establishing the Performance Goal or Performance Goals for a Performance Period, determined as follows:

(a) The Performance Criteria that shall be used to establish Performance Goals are limited to the following: (i) operating income (either before or after one or more of the following (a) depreciation, (b) amortization, (c) pre-opening costs, (d) property charges and other corporate expenses, (e) intercompany golf course and water rights leases, (f) stock-based compensation, and (g) other non-operating income), (ii) adjusted property EBITDA defined as earnings before interest, taxes, depreciation, amortization, pre-opening costs, property charges and other, corporate expenses, intercompany golf course and water rights leases, stock-based compensation, and other non-operating income and expenses, and includes equity in income from unconsolidated affiliates, (iii) normalized adjusted property EBITDA, (iv) income before income tax, (v) net income (either before or after net income attributable to non-controlling shareholdings) and adjusted net income, (vi) basic or diluted income per share of common stock and adjusted basic or diluted income per share of common stock, (vii) net revenue, (viii) cash flow (including, but not limited to, cash flow from operations, actual or free cash flow), (ix) return on assets, return on capital, return on stockholders’ equity and total stockholder return, return on sales, (x) operating margins or adjusted property EBITDA margins, (xi) departmental profit contributions (xii) costs and expenses management, (xiii) working capital management, (xiv) cash conversion cycle, (xv) weighted average cost of capital, (xvi) maintenance of leverage targets, (xvii) dividend payout ratio, (xviii) dividend growth, (xix) price per share of common stock, (xx) economic value, (xxi) productivity ratios, (xxii) market share, (xxiii) objective measure of customer satisfaction, (xxiv) implementation or completion of critical projects, (xxv) achievement of construction or development milestones, (xxvi) achievement of strategic objectives (including development activity), (xxvii) completion of capital markets transactions, (xxviii) maintenance or achievement of corporate rating targets and (xxix) third party recognition of quality of service and/or product (e.g. Forbes star awards or similar); any of which may be measured either in absolute terms or as compared to any incremental increase or decrease or as compared to results of a peer group or to market performance indicators or indices.

(b) The Administrator may, in its sole discretion, provide that one or more objectively determinable adjustments shall be made to one or more of the Performance Goals. Such adjustments may include one or more of the following: (i) items related to a change in accounting principle; (ii) items relating to financing activities; (iii) expenses for restructuring or productivity initiatives; (iv) other non-operating items; (v) items related to acquisitions; (vi) items attributable to the business operations of any entity acquired by the Company during the Performance Period; (vii) items related to the disposal of a business or segment of a business; (viii) items related to discontinued operations that do not qualify as a segment of a business under Applicable Accounting Standards; (ix) items attributable to any stock dividend, stock split, combination or exchange of stock occurring during the Performance Period; (x) any other items of significant income or expense which are determined to be appropriate adjustments; (xi) items relating to unusual or extraordinary corporate transactions, events or developments, (xii) items related to amortization of acquired intangible assets; (xiii) items that are outside the scope of the Company’s core, on-going business activities; (xiv) items related to acquired in-process research and development; (xv) items relating to changes in tax laws; (xvi) items relating to major licensing or partnership arrangements; (xvii) items relating to asset impairment charges; (xviii) items relating to gains or losses for litigation, arbitration and contractual settlements; or (xix) items relating to any other unusual or nonrecurring events or changes in Applicable Law, accounting principles or business conditions. For all Awards intended to qualify as Performance-Based Compensation, such determinations shall be made within the time prescribed by, and otherwise in compliance with, Section 162(m) of the Code.

2.40 “Performance Goals” shall mean, for a Performance Period, one or more goals established in writing by the Administrator for the Performance Period based upon one or more Performance Criteria. Depending on the Performance Criteria used to establish such Performance Goals, the Performance Goals may be expressed in terms of overall Company

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performance or the performance of a Subsidiary, division, business unit or an individual. The achievement of each Performance Goal shall be determined, to the extent applicable, with reference to Applicable Accounting Standards.

2.41 “Performance Period” shall mean one or more periods of time, which may be of varying and overlapping durations, as the Administrator may select, over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Holder’s right to, and the payment of, an Award.

2.42 “Performance Stock Unit” shall mean a Performance Award awarded under Section 10.1 which is denominated in units of value including dollar value of Shares.

2.43 “Permitted Transferee” shall mean, with respect to a Holder, any “family member” of the Holder, as defined under the instructions to use the Form S-8 Registration Statement under the Securities Act, or any other transferee specifically approved by the Administrator, after taking into account Applicable Law.

2.44 “Plan” shall have the meaning set forth in Article 1.

2.45 “Prior Plan” shall mean the Amended and Restated Wynn Resorts, Limited 2002 Stock Incentive Plan, as may be amended from time to time.

2.46 “Program” shall mean any program adopted by the Administrator pursuant to the Plan containing the terms and conditions intended to govern a specified type of Award granted under the Plan and pursuant to which such type of Award may be granted under the Plan.

2.47 “Restricted Stock” shall mean Common Stock awarded under Article 8 that is subject to certain restrictions and may be subject to risk of forfeiture or repurchase.

2.48 “Restricted Stock Units” shall mean the right to receive Shares awarded under Article 9.

2.49 “Securities Act” shall mean the Securities Act of 1933, as amended.

2.50 “Shares” shall mean shares of Common Stock.

2.51 “Stock Appreciation Right” shall mean a stock appreciation right granted under Article 11.

2.52 “Stock Appreciation Right Term” shall have the meaning set forth in Section 11.4.

2.53 “Stock Payment” shall mean (a) a payment in the form of Shares, or (b) an option or other right to purchase Shares, as part of a bonus, deferred compensation or other arrangement, awarded under Section 10.3.

2.54 “Subsidiary” shall mean any entity (other than the Company), whether domestic or foreign, in an unbroken chain of entities beginning with the Company if each of the entities other than the last entity in the unbroken chain beneficially owns, at the time of the determination, securities or interests representing at least fifty percent (50%) of the total combined voting power of all classes of securities or interests in one of the other entities in such chain.

2.55 “Substitute Award” shall mean an Award granted under the Plan upon the assumption of, or in substitution for, outstanding equity awards previously granted by a company or other entity in connection with a corporate transaction, such as a merger, combination, consolidation or acquisition of property or stock; provided, however, that in no event shall the term “Substitute Award” be construed to refer to an award made in connection with the cancellation and repricing of an Option or Stock Appreciation Right.

2.56 “Termination of Service” shall mean:

(a) As to a Consultant, the time when the engagement of a Holder as a Consultant to the Company or an Affiliate is terminated for any reason, with or without cause, including, without limitation, by resignation, discharge, death or retirement, but excluding terminations where the Consultant simultaneously commences or remains in employment or service with the Company or any Affiliate.

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Appendix A: Wynn Resorts, Limited 2014 Omnibus Incentive Plan

(b) As to a Non-Employee Director, the time when a Holder who is a Non-Employee Director ceases to be a Director for any reason, including, without limitation, a termination by resignation, failure to be elected, death or retirement, but excluding terminations where the Holder simultaneously commences or remains in employment or service with the Company or any Affiliate.

(c) As to an Employee, the time when the employee-employer relationship between a Holder and the Company or any Affiliate is terminated for any reason, including, without limitation, a termination by resignation, discharge, death, disability or retirement; but excluding terminations where the Holder simultaneously commences or remains in employment or service with the Company or any Affiliate.

The Administrator, in its sole discretion, shall determine the effect of all matters and questions relating to Terminations of Service, including, without limitation, the question of whether a Termination of Service resulted from a discharge for cause and all questions of whether particular leaves of absence constitute a Termination of Service; provided, however, that, with respect to Incentive Stock Options, unless the Administrator otherwise provides in the terms of the Program, the Award Agreement or otherwise, a leave of absence, change in status from an employee to an independent contractor or other change in the employee-employer relationship shall constitute a Termination of Service only if, and to the extent that, such leave of absence, change in status or other change interrupts employment for the purposes of Section 422(a)(2) of the Code and the then applicable regulations and revenue rulings under said Section. For purposes of the Plan, a Holder’s employee-employer relationship or consultancy relations shall be deemed to be terminated in the event that the Affiliate employing or contracting with such Holder ceases to remain an Affiliate following any merger, sale of stock or other corporate transaction or event (including, without limitation, a spin-off).

Article 3.

Shares Subject to the Plan

3.1 Number of Shares.

(a) Subject to Section 14.2 and Section 3.1(b) the aggregate number of Shares which may be issued or transferred pursuant to Awards under the Plan is the sum of any of the 4,467,690 Shares that were available for issuance as of the Effective Date under the Prior Plan that remain available for issuance under the Prior Plan as of the date of stockholder approval of the Plan, plus any Shares which as of the date of stockholder approval of the Plan are subject to awards under the Prior Plan which are forfeited or lapse unexercised and which following the date of stockholder approval of the Plan are not issued under the Prior Plan; provided, however, no more than 4,467,690 Shares may be issued upon the exercise of Incentive Stock Options.

(b) If any Shares subject to an Award are forfeited or expire or such Award is settled for cash (in whole or in part), the Shares subject to such Award shall, to the extent of such forfeiture, expiration or cash settlement, again be available for future grants of Awards under the Plan. Notwithstanding anything to the contrary contained herein, the following Shares shall not be added to the Shares authorized for grant under Section 3.1(a) and will not be available for future grants of Awards: (i) Shares tendered by a Holder or withheld by the Company in payment of the exercise price of an Option; (ii) Shares tendered by the Holder or withheld by the Company to satisfy any tax withholding obligation with respect to an Award; (iii) Shares subject to a Stock Appreciation Right that are not issued in connection with the stock settlement of the Stock Appreciation Right on exercise thereof; and (iv) Shares purchased on the open market with the cash proceeds from the exercise of Options. Any Shares repurchased by the Company under Section 8.4 at the same price paid by the Holder so that such Shares are returned to the Company will again be available for Awards. The payment of Dividend Equivalents in cash in conjunction with any outstanding Awards shall not be counted against the Shares available for issuance under the Plan. Notwithstanding the provisions of this Section 3.1(b), no Shares may again be optioned, granted or awarded if such action would cause an Incentive Stock Option to fail to qualify as an incentive stock option under Section 422 of the Code.

(c) Substitute Awards shall not reduce the Shares authorized for grant under the Plan. Additionally, in the event that a company acquired by the Company or any Affiliate or with which the Company or any Affiliate combines has shares available under a pre-existing plan approved by stockholders and not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may be used for Awards under the Plan and shall not reduce the Shares authorized for grant under the Plan; provided that Awards using

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such available shares shall not be made after the date awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and shall only be made to individuals who were not employed by or providing services to the Company or its Affiliates immediately prior to such acquisition or combination.

3.2 Stock Distributed. Any Shares distributed pursuant to an Award may consist, in whole or in part, of authorized and unissued Common Stock, treasury Common Stock or Common Stock purchased on the open market.

3.3 Limitation on Number of Shares Subject to Awards. Notwithstanding any provision in the Plan to the contrary, and subject to Section 14.2, the maximum aggregate number of Shares with respect to one or more Awards that may be granted to any one person during any calendar year shall be 1,500,000, and the maximum aggregate amount of cash that may be paid in cash to any person during any calendar year with respect to one or more Awards payable in cash shall be $20,000,000; provided further, that the maximum aggregate number of Shares with respect to one or more Awards that may be granted to any Non-Employee Director during any calendar year shall be 50,000. To the extent required by Section 162(m) of the Code, Shares subject to Awards which are canceled shall continue to be counted against the Award Limit.

Article 4.

Granting of Awards

4.1 Participation. The Administrator may, from time to time, select from among all Eligible Individuals, those to whom an Award shall be granted and shall determine the nature and amount of each Award, which shall not be inconsistent with the requirements of the Plan. Except as provided in Section 4.6 regarding the grant of Awards pursuant to the Non-Employee Director Equity Compensation Policy, no Eligible Individual shall have any right to be granted an Award pursuant to the Plan.

4.2 Award Agreement. Each Award shall be evidenced by an Award Agreement that sets forth the terms, conditions and limitations for such Award, which may include the term of the Award, the provisions applicable in the event of the Holder’s Termination of Service, and the Company’s authority to unilaterally or bilaterally amend, modify, suspend, cancel or rescind an Award. Award Agreements evidencing Awards intended to qualify as Performance-Based Compensation shall contain such terms and conditions as may be necessary to meet the applicable provisions of Section 162(m) of the Code. Award Agreements evidencing Incentive Stock Options shall contain such terms and conditions as may be necessary to meet the applicable provisions of Section 422 of the Code.

4.3 Limitations Applicable to Section 16 Persons. Notwithstanding any other provision of the Plan, the Plan, and any Award granted or awarded to any individual who is then subject to Section 16 of the Exchange Act, shall be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including Rule 16b-3 of the Exchange Act and any amendments thereto) that are requirements for the application of such exemptive rule. To the extent permitted by Applicable Law, the Plan and Awards granted or awarded hereunder shall be deemed amended to the extent necessary to conform to such applicable exemptive rule.

4.4 At-Will Employment; Voluntary Participation. Nothing in the Plan or in any Program or Award Agreement hereunder shall confer upon any Holder any right to continue in the employ of, or as a Director or Consultant for, the Company or any Affiliate, or shall interfere with or restrict in any way the rights of the Company and any Affiliate, which rights are hereby expressly reserved, to discharge any Holder at any time for any reason whatsoever, with or without cause, and with or without notice, or to terminate or change all other terms and conditions of employment or engagement, except to the extent expressly provided otherwise in a written agreement between the Holder and the Company or any Affiliate. Participation by each Holder in the Plan shall be voluntary and nothing in the Plan shall be construed as mandating that any Eligible Individual shall participate in the Plan.

4.5 Foreign Holders. Notwithstanding any provision of the Plan to the contrary, in order to comply with the laws in countries other than the United States in which the Company and its Affiliates operate or have Employees, Non-Employee Directors or Consultants, or in order to comply with the requirements of any foreign securities exchange, the Administrator, in its sole discretion, shall have the power and authority to: (a) determine which Affiliates shall be covered by the Plan; (b) determine which Eligible Individuals outside the United States are eligible to participate in the Plan; (c) modify the terms and conditions of any Award granted to Eligible Individuals outside the United States to comply with applicable foreign laws or listing requirements of any such foreign securities exchange; (d) establish subplans and modify exercise procedures and other terms and procedures, to the extent such actions may be necessary or advisable (any such subplans and/or modifications

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shall be attached to the Plan as appendices); provided, however, that no such subplans and/or modifications shall increase the share limitations contained in Sections 3.1 and 3.3; and (e) take any action, before or after an Award is made, that it deems advisable to obtain approval or comply with any necessary local governmental regulatory exemptions or approvals or listing requirements of any such foreign securities exchange. Notwithstanding the foregoing, the Administrator may not take any actions hereunder, and no Awards shall be granted, that would violate Applicable Law. For purposes of the Plan, all references to foreign laws, rules, regulations or taxes shall be references to the laws, rules, regulations and taxes of any applicable jurisdiction other than the United States or a political subdivision thereof.

4.6 Non-Employee Director Awards. The Administrator may, in its discretion, provide that Awards granted to Non-Employee Directors shall be granted pursuant to a written non-discretionary formula established by the Administrator (the “Non-Employee Director Equity Compensation Policy”), subject to the limitations of the Plan. The Non-Employee Director Equity Compensation Policy shall set forth the type of Award(s) to be granted to Non-Employee Directors, the number of Shares to be subject to Non-Employee Director Awards, the conditions on which such Awards shall be granted, become exercisable and/or payable and expire, and such other terms and conditions as the Administrator shall determine in its discretion. The Non-Employee Director Equity Compensation Policy may be modified by the Administrator from time to time in its discretion.

4.7 Stand-Alone and Tandem Awards. Awards granted pursuant to the Plan may, in the sole discretion of the Administrator, be granted either alone, in addition to, or in tandem with, any other Award granted pursuant to the Plan. Awards granted in addition to or in tandem with other Awards may be granted either at the same time as or at a different time from the grant of such other Awards.

Article 5.

Provisions Applicable to Awards Intended to Qualify as Performance-Based Compensation

5.1 Purpose. The Committee, in its sole discretion, may determine at the time an Award is granted or at any time thereafter whether such Award is intended to qualify as Performance-Based Compensation. If the Committee, in its sole discretion, decides to grant such an Award to an Eligible Individual that is intended to qualify as Performance-Based Compensation, then the provisions of this Article 5 shall control over any contrary provision contained in the Plan. The Administrator may in its sole discretion grant Awards to other Eligible Individuals that are based on Performance Criteria or Performance Goals but that do not satisfy the requirements of this Article 5 and that are not intended to qualify as Performance-Based Compensation. Unless otherwise specified by the Committee at the time of grant, the Performance Criteria with respect to an Award intended to be Performance-Based Compensation payable to a Covered Employee shall be determined on the basis of Applicable Accounting Standards.

5.2 Applicability. The grant of an Award to an Eligible Individual for a particular Performance Period shall not require the grant of an Award to such Eligible Individual in any subsequent Performance Period and the grant of an Award to any one Eligible Individual shall not require the grant of an Award to any other Eligible Individual in such period or in any other period.

5.3 Types of Awards. Notwithstanding anything in the Plan to the contrary, the Committee may grant any Award to an Eligible Individual intended to qualify as Performance-Based Compensation, including, without limitation, Restricted Stock the restrictions with respect to which lapse upon the attainment of specified Performance Goals, Restricted Stock Units that vest and become payable upon the attainment of specified Performance Goals and any Performance Awards described in Article 10 that vest or become exercisable or payable upon the attainment of one or more specified Performance Goals.

5.4 Procedures with Respect to Performance-Based Awards. To the extent necessary to comply with the requirements of Section 162(m)(4)(C) of the Code, with respect to any Award granted to one or more Eligible Individuals which is intended to qualify as Performance-Based Compensation, no later than 90 days following the commencement of any Performance Period or any designated fiscal period or period of service (or such earlier time as may be required under Section 162(m) of the Code), the Committee shall, in writing, (a) designate one or more Eligible Individuals, (b) select the Performance Criteria applicable to the Performance Period, (c) establish the Performance Goals, and amounts of such Awards, as applicable, which may be earned for such Performance Period based on the Performance Criteria, and (d) specify the relationship between Performance Criteria and the Performance Goals and the amounts of such Awards, as applicable, to be earned by each Covered Employee for such Performance Period. Following the completion of each Performance Period, the Committee shall certify in writing whether and the extent to which the applicable Performance Goals have been achieved for such Performance Period. In determining the amount earned under such Awards, the Committee shall have the right to reduce or

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eliminate (but not to increase) the amount payable at a given level of performance to take into account additional factors that the Committee may deem relevant, including the assessment of individual or corporate performance for the Performance Period.

5.5 Payment of Performance-Based Awards. Unless otherwise provided in the applicable Program or Award Agreement and only to the extent otherwise permitted by Section 162(m)(4)(C) of the Code, as to an Award that is intended to qualify as Performance-Based Compensation, the Holder must be employed by the Company or an Affiliate throughout the Performance Period. Unless otherwise provided in the applicable Performance Goals, Program or Award Agreement, a Holder shall be eligible to receive payment pursuant to such Awards for a Performance Period only if and to the extent the Performance Goals for such period are achieved.

5.6 Additional Limitations. Notwithstanding any other provision of the Plan and except as otherwise determined by the Administrator, any Award which is granted to an Eligible Individual and is intended to qualify as Performance-Based Compensation shall be subject to any additional limitations set forth in Section 162(m) of the Code or any regulations or rulings issued thereunder that are requirements for qualification as Performance-Based Compensation, and the Plan, the Program and the Award Agreement shall be deemed amended to the extent necessary to conform to such requirements.

Article 6.

Granting of Options

6.1 Granting of Options to Eligible Individuals. The Administrator is authorized to grant Options to Eligible Individuals from time to time, in its sole discretion, on such terms and conditions as it may determine which shall not be inconsistent with the Plan.

6.2 Qualification of Incentive Stock Options. No Incentive Stock Option shall be granted to any person who is not an Employee of the Company or any subsidiary corporation (as defined in Section 424(f) of the Code) of the Company. No person who qualifies as a Greater Than 10% Stockholder may be granted an Incentive Stock Option unless such Incentive Stock Option conforms to the applicable provisions of Section 422 of the Code. Any Incentive Stock Option granted under the Plan may be modified by the Administrator, with the consent of the Holder, to disqualify such Option from treatment as an “incentive stock option” under Section 422 of the Code. To the extent that the aggregate Fair Market Value of stock with respect to which “incentive stock options” (within the meaning of Section 422 of the Code, but without regard to Section 422(d) of the Code) are exercisable for the first time by a Holder during any calendar year under the Plan, and all other plans of the Company and any subsidiary or parent corporation thereof (each as defined in Section 424(f) and (e) of the Code, respectively), exceeds $100,000, the Options shall be treated as Non-Qualified Stock Options to the extent required by Section 422 of the Code. The rule set forth in the preceding sentence shall be applied by taking Options and other “incentive stock options” into account in the order in which they were granted and the Fair Market Value of stock shall be determined as of the time the respective options were granted.

6.3 Option Exercise Price. The exercise price per Share subject to each Option shall be set by the Administrator, but shall not be less than 100% of the Fair Market Value of a Share on the date the Option is granted (or, as to Incentive Stock Options, on the date the Option is modified, extended or renewed for purposes of Section 424(h) of the Code). In addition, in the case of Incentive Stock Options granted to a Greater Than 10% Stockholder, such price shall not be less than 110% of the Fair Market Value of a Share on the date the Option is granted (or the date the Option is modified, extended or renewed for purposes of Section 424(h) of the Code).

6.4 Option Term. The term of each Option (the “Option Term”) shall be set by the Administrator in its sole discretion; provided, however, that the Option Term shall not be more than ten (10) years from the date the Option is granted, or five (5) years from the date an Incentive Stock Option is granted to a Greater Than 10% Stockholder. The Administrator shall determine the time period, including the time period following a Termination of Service, during which the Holder has the right to exercise the vested Options, which time period may not extend beyond the last day of the Option Term. Except as limited by the requirements of Section 409A or Section 422 of the Code and regulations and rulings thereunder or the first sentence of this Section 6.4, the Administrator may extend the Option Term of any outstanding Option, and may extend the time period during which vested Options may be exercised, in connection with any Termination of Service of the Holder, and may amend, subject to Section 14.1, any other term or condition of such Option relating to such a Termination of Service.

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Appendix A: Wynn Resorts, Limited 2014 Omnibus Incentive Plan

6.5 Option Vesting.

(a) The period during which the right to exercise, in whole or in part, an Option vests in the Holder shall be set by the Administrator and the Administrator may determine that an Option may not be exercised in whole or in part for a specified period after it is granted. Such vesting may be based on service with the Company or any Affiliate, any of the Performance Criteria, or any other criteria selected by the Administrator.

(b) No portion of an Option which is unexercisable at a Holder’s Termination of Service shall thereafter become exercisable, except as may be otherwise provided by the Administrator either in the Program, the Award Agreement or by action of the Administrator following the grant of the Option.

6.6 Substitute Awards. Notwithstanding the foregoing provisions of this Article 6 to the contrary, in the case of an Option that is a Substitute Award, the price per share of the Shares subject to such Option may be less than the Fair Market Value per share on the date of grant; provided that the excess of: (a) the aggregate Fair Market Value (as of the date such Substitute Award is granted) of the Shares subject to the Substitute Award, over (b) the aggregate exercise price thereof does not exceed the excess of: (x) the aggregate fair market value (as of the time immediately preceding the transaction giving rise to the Substitute Award, such fair market value to be determined by the Administrator) of the shares of the predecessor entity that were subject to the grant assumed or substituted for by the Company, over (y) the aggregate exercise price of such shares.

6.7 Substitution of Stock Appreciation Rights. The Administrator may provide in the applicable Program or the Award Agreement evidencing the grant of an Option that the Administrator, in its sole discretion, shall have the right to substitute a Stock Appreciation Right for such Option at any time prior to or upon exercise of such Option; provided that such Stock Appreciation Right shall be exercisable with respect to the same number of Shares for which such substituted Option would have been exercisable, and shall also have the same exercise price, vesting schedule and remaining Option Term as the substituted Option.

Article 7.

Exercise of Options

7.1 Partial Exercise. An exercisable Option may be exercised in whole or in part. However, an Option shall not be exercisable with respect to fractional Shares and the Administrator may require that, by the terms of the Option, a partial exercise must be with respect to a minimum number of Shares.

7.2 Manner of Exercise. All or a portion of an exercisable Option shall be deemed exercised upon delivery of all of the following to the Secretary of the Company, the stock administrator of the Company or such other person or entity designated by the Administrator, or his, her or its office, as applicable:

(a) A written or electronic notice complying with the applicable rules established by the Administrator stating that the Option, or a portion thereof, is exercised. The notice shall be signed by the Holder or other person then entitled to exercise the Option or such portion of the Option;

(b) Such representations and documents as the Administrator, in its sole discretion, deems necessary or advisable to effect compliance with Applicable Law. The Administrator may, in its sole discretion, also take whatever additional actions it deems appropriate to effect such compliance including, without limitation, placing legends on share certificates and issuing stop-transfer notices to agents and registrars;

(c) In the event that the Option shall be exercised pursuant to Section 12.3 by any person or persons other than the Holder, appropriate proof of the right of such person or persons to exercise the Option, as determined in the sole discretion of the Administrator; and

(d) Full payment of the exercise price and applicable withholding taxes to the stock administrator of the Company for the Shares with respect to which the Option, or portion thereof, is exercised, in a manner permitted by Sections 12.1 and 12.2.

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Appendix A: Wynn Resorts, Limited 2014 Omnibus Incentive Plan

7.3 Notification Regarding Disposition. The Holder shall give the Company prompt written or electronic notice of any disposition of Shares acquired by exercise of an Incentive Stock Option which occurs within (a) two years from the date of granting (including the date the Option is modified, extended or renewed for purposes of Section 424(h) of the Code) such Option to such Holder, or (b) one year after the transfer of such shares to such Holder.

Article 8.

Award of Restricted Stock

8.1 Award of Restricted Stock.

(a) The Administrator is authorized to grant Restricted Stock to Eligible Individuals, and shall determine the terms and conditions, including the restrictions applicable to each award of Restricted Stock, which terms and conditions shall not be inconsistent with the Plan, and may impose such conditions on the issuance of such Restricted Stock as it deems appropriate.

(b) The Administrator shall establish the purchase price, if any, and form of payment for Restricted Stock; provided, however, that if a purchase price is charged, such purchase price shall be no less than the par value, if any, of the Shares to be purchased, unless otherwise permitted by Applicable Law. In all cases, legal consideration shall be required for each issuance of Restricted Stock.

8.2 Rights as Stockholders. Subject to Section 8.4, upon issuance of Restricted Stock, the Holder shall have, unless otherwise provided by the Administrator, all the rights of a stockholder with respect to said Shares, subject to the restrictions in the applicable Program or in each individual Award Agreement, including the right to receive all dividends and other distributions paid or made with respect to the Shares; provided, however, that, in the sole discretion of the Administrator, any extraordinary distributions with respect to the Shares shall be subject to the restrictions set forth in Section 8.3. In addition, with respect to a share of Restricted Stock with performance-based vesting, dividends which are paid prior to vesting shall only be paid out to the Holder to the extent that the performance-based vesting conditions are subsequently satisfied and the share of Restricted Stock vests.

8.3 Restrictions. All shares of Restricted Stock (including any shares received by Holders thereof with respect to shares of Restricted Stock as a result of stock dividends, stock splits or any other form of recapitalization) shall, in the terms of the applicable Program or in each individual Award Agreement, be subject to such restrictions and vesting requirements as the Administrator shall provide. Such restrictions may include, without limitation, restrictions concerning voting rights and transferability and such restrictions may lapse separately or in combination at such times and pursuant to such circumstances or based on such criteria as selected by the Administrator, including, without limitation, criteria based on the Holder’s duration of employment, directorship or consultancy with the Company, the Performance Criteria, Company performance, individual performance or other criteria selected by the Administrator. By action taken after the Restricted Stock is issued, the Administrator may, on such terms and conditions as it may determine to be appropriate, accelerate the vesting of such Restricted Stock by removing any or all of the restrictions imposed by the terms of the Program or the Award Agreement. Restricted Stock may not be sold or encumbered until all restrictions are terminated or expire.

8.4 Repurchase or Forfeiture of Restricted Stock. Except as otherwise determined by the Administrator at the time of the grant of the Award or thereafter, if no price was paid by the Holder for the Restricted Stock, upon a Termination of Service during the applicable restriction period, the Holder’s rights in unvested Restricted Stock then subject to restrictions shall lapse, and such Restricted Stock shall be surrendered to the Company and cancelled without consideration. If a price was paid by the Holder for the Restricted Stock, upon a Termination of Service during the applicable restriction period, the Company shall have the right to repurchase from the Holder the unvested Restricted Stock then subject to restrictions at a cash price per share equal to the price paid by the Holder for such Restricted Stock or such other amount as may be specified in the Program or the Award Agreement. Notwithstanding the foregoing, the Administrator in its sole discretion may provide that in the event of certain events, including a Change in Control, the Holder’s death, retirement or disability or any other specified Termination of Service or any other event, the Holder’s rights in unvested Restricted Stock shall not lapse, such Restricted Stock shall vest and, if applicable, the Company shall not have a right of repurchase.

8.5 Certificates for Restricted Stock. Restricted Stock granted pursuant to the Plan may be evidenced in such manner as the Administrator shall determine. Certificates or book entries evidencing shares of Restricted Stock must include an appropriate

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Appendix A: Wynn Resorts, Limited 2014 Omnibus Incentive Plan

legend referring to the terms, conditions, and restrictions applicable to such Restricted Stock. The Company may, in it sole discretion, (a) retain physical possession of any stock certificate evidencing shares of Restricted Stock until the restrictions thereon shall have lapsed and/or (b) require that the stock certificates evidencing shares of Restricted Stock be held in custody by a designated escrow agent (which may but need not be the Company) until the restrictions thereon shall have lapsed, and that the Holder deliver a stock power, endorsed in blank, relating to such Restricted Stock.

8.6 Section 83(b) Election. If a Holder makes an election under Section 83(b) of the Code to be taxed with respect to the Restricted Stock as of the date of transfer of the Restricted Stock rather than as of the date or dates upon which the Holder would otherwise be taxable under Section 83(a) of the Code, the Holder shall be required to deliver a copy of such election to the Company promptly after filing such election with the Internal Revenue Service.

Article 9.

Award of Restricted Stock Units

9.1 Grant of Restricted Stock Units. The Administrator is authorized to grant Awards of Restricted Stock Units to any Eligible Individual selected by the Administrator in such amounts and subject to such terms and conditions as determined by the Administrator.

9.2 Term. Except as otherwise provided herein, the term of a Restricted Stock Unit award shall be set by the Administrator in its sole discretion.

9.3 Purchase Price. The Administrator shall specify the purchase price, if any, to be paid by the Holder to the Company with respect to any Restricted Stock Unit award; provided, however, that value of the consideration shall not be less than the par value of a Share, unless otherwise permitted by Applicable Law.

9.4 Vesting of Restricted Stock Units. At the time of grant, the Administrator shall specify the date or dates on which the Restricted Stock Units shall become fully vested and nonforfeitable, and may specify such conditions to vesting as it deems appropriate, including, without limitation, vesting based upon the Holder’s duration of service to the Company or any Affiliate, one or more Performance Criteria, Company performance, individual performance or other specific criteria, in each case on a specified date or dates or over any period or periods, as determined by the Administrator.

9.5 Maturity and Payment. At the time of grant, the Administrator shall specify the maturity date applicable to each grant of Restricted Stock Units which shall be no earlier than the vesting date or dates of the Award and may be determined at the election of the Holder (if permitted by the applicable Award Agreement); provided that, except as otherwise determined by the Administrator, set forth in any applicable Award Agreement, and subject to compliance with Section 409A of the Code, in no event shall the maturity date relating to each Restricted Stock Unit occur following the later of (a) the 15th day of the third month following the end of calendar year in which the Restricted Stock Unit vests; or (b) the 15th day of the third month following the end of the Company’s fiscal year in which the Restricted Stock Unit vests. On the maturity date, the Company shall, subject to Section 12.4(e), transfer to the Holder one unrestricted, fully transferable Share for each Restricted Stock Unit scheduled to be paid out on such date and not previously forfeited, or in the sole discretion of the Administrator, an amount in cash equal to the Fair Market Value of such Shares on the maturity date or a combination of cash and Common Stock as determined by the Administrator.

9.6 Payment upon Termination of Service. An Award of Restricted Stock Units shall only be payable while the Holder is an Employee, a Consultant or a member of the Board, as applicable; provided, however, that the Administrator, in its sole and absolute discretion may provide (in an Award Agreement or otherwise) that a Restricted Stock Unit award may be paid subsequent to a Termination of Service in certain events, including a Change in Control, the Holder’s death, retirement or disability or any other specified Termination of Service.

9.7 No Rights as a Stockholder. Unless otherwise determined by the Administrator, a Holder who is awarded Restricted Stock Units shall possess no incidents of ownership with respect to the Shares represented by such Restricted Stock Units, unless and until the same are transferred to the Holder pursuant to the terms of this Plan and the Award Agreement.

9.8 Dividend Equivalents. Subject to Section 10.2, the Administrator may, in its sole discretion, provide that Dividend Equivalents shall be earned by a Holder of Restricted Stock Units based on dividends declared on the Common Stock, to be credited as of dividend payment dates during the period between the date an Award of Restricted Stock Units is granted to a Holder and the maturity date of such Award.

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Appendix A: Wynn Resorts, Limited 2014 Omnibus Incentive Plan

Article 10.

Award of Performance Awards, Dividend Equivalents, Stock Payments, Deferred Stock, Deferred Stock Units

10.1 Performance Awards.

(a) The Administrator is authorized to grant Performance Awards, including Awards of Performance Stock Units, to any Eligible Individual and to determine whether such Performance Awards shall be Performance-Based Compensation. The value of Performance Awards, including Performance Stock Units, may be linked to any one or more of the Performance Criteria or other specific criteria determined by the Administrator, in each case on a specified date or dates or over any period or periods determined by the Administrator. Performance Awards, including Performance Stock Unit awards may be paid in cash, Shares, or a combination of cash and Shares, as determined by the Administrator.

(b) Without limiting Section 10.1(a), the Administrator may grant Performance Awards to any Eligible Individual in the form of a cash bonus payable upon the attainment of objective Performance Goals, or such other criteria, whether or not objective, which are established by the Administrator, in each case on a specified date or dates or over any period or periods determined by the Administrator. Any such bonuses paid to a Holder which are intended to be Performance-Based Compensation shall be based upon objectively determinable bonus formulas established in accordance with the provisions of Article 5.

10.2 Dividend Equivalents.

(a) Dividend Equivalents may be granted by the Administrator based on dividends declared on the Common Stock, to be credited as of dividend payment dates during the period between the date an Award is granted to a Holder and the date such Award vests, is exercised, is distributed or expires, as determined by the Administrator. Such Dividend Equivalents shall be converted to cash or additional Shares by such formula and at such time and subject to such limitations as may be determined by the Administrator. In addition, Dividend Equivalents with respect to an Award with performance-based vesting that are based on dividends paid prior to the vesting of such Award shall only be paid out to the Holder to the extent that the performance-based vesting conditions are subsequently satisfied and the Award vests.

(b) Notwithstanding the foregoing, no Dividend Equivalents shall be payable with respect to Options or Stock Appreciation Rights.

10.3 Stock Payments. The Administrator is authorized to make Stock Payments to any Eligible Individual. The number or value of Shares of any Stock Payment shall be determined by the Administrator and may be based upon one or more Performance Criteria or any other specific criteria, including service to the Company or any Affiliate, determined by the Administrator. Shares underlying a Stock Payment which is subject to a vesting schedule or other conditions or criteria set by the Administrator will not be issued until those conditions have been satisfied. Unless otherwise provided by the Administrator, a Holder of a Stock Payment shall have no rights as a Company stockholder with respect to such Stock Payment until such time as the Stock Payment has vested and the Shares underlying the Award have been issued to the Holder. Stock Payments may, but are not required to, be made in lieu of base salary, bonus, fees or other cash compensation otherwise payable to such Eligible Individual.

10.4 Deferred Stock. The Administrator is authorized to grant Deferred Stock to any Eligible Individual. The number of shares of Deferred Stock shall be determined by the Administrator and may (but is not required to) be based on one or more Performance Criteria or other specific criteria, including service to the Company or any Affiliate, as the Administrator determines, in each case on a specified date or dates or over any period or periods determined by the Administrator. Shares underlying a Deferred Stock award which is subject to a vesting schedule or other conditions or criteria set by the Administrator will be issued on the vesting date(s) or date(s) that those conditions and criteria have been satisfied, as applicable. Unless otherwise provided by the Administrator, a Holder of Deferred Stock shall have no rights as a Company stockholder with respect to such Deferred Stock until such time as the Award has vested and any other applicable conditions and/or criteria have been satisfied and the Shares underlying the Award have been issued to the Holder.

10.5 Deferred Stock Units. The Administrator is authorized to grant Deferred Stock Units to any Eligible Individual. The number of Deferred Stock Units shall be determined by the Administrator and may (but is not required to) be based on one or more Performance Criteria or other specific criteria, including service to the Company or any Affiliate, as the Administrator

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Appendix A: Wynn Resorts, Limited 2014 Omnibus Incentive Plan

determines, in each case on a specified date or dates or over any period or periods determined by the Administrator. Each Deferred Stock Unit shall entitle the Holder thereof to receive one Share on the date the Deferred Stock Unit becomes vested or upon a specified settlement date thereafter (which settlement date may (but is not required to) be the date of the Holder’s Termination of Service). Shares underlying a Deferred Stock Unit award which is subject to a vesting schedule or other conditions or criteria set by the Administrator will not be issued until on or following the date that those conditions and criteria have been satisfied. Unless otherwise provided by the Administrator, a Holder of Deferred Stock Units shall have no rights as a Company stockholder with respect to such Deferred Stock Units until such time as the Award has vested and any other applicable conditions and/or criteria have been satisfied and the Shares underlying the Award have been issued to the Holder.

10.6 Term. The term of a Performance Award, Dividend Equivalent award, Stock Payment award, Deferred Stock award and/or Deferred Stock Unit award shall be set by the Administrator in its sole discretion.

10.7 Purchase Price. The Administrator may establish the purchase price of a Performance Award, Shares distributed as a Stock Payment award, shares of Deferred Stock or Shares distributed pursuant to a Deferred Stock Unit award; provided, however, that value of the consideration shall not be less than the par value of a Share, unless otherwise permitted by Applicable Law.

10.8 Termination of Service. A Performance Award, Stock Payment award, Dividend Equivalent award, Deferred Stock award and/or Deferred Stock Unit award is distributable only while the Holder is an Employee, Director or Consultant, as applicable. The Administrator, however, in its sole discretion may provide that the Performance Award, Dividend Equivalent award, Stock Payment award, Deferred Stock award and/or Deferred Stock Unit award may be distributed subsequent to a Termination of Service in certain events, including a Change in Control, the Holder’s death, retirement or disability or any other specified Termination of Service.

Article 11.

Award of Stock Appreciation Rights

11.1 Grant of Stock Appreciation Rights.

(a) The Administrator is authorized to grant Stock Appreciation Rights to Eligible Individuals from time to time, in its sole discretion, on such terms and conditions as it may determine consistent with the Plan.

(b) A Stock Appreciation Right shall entitle the Holder (or other person entitled to exercise the Stock Appreciation Right pursuant to the Plan) to exercise all or a specified portion of the Stock Appreciation Right (to the extent then exercisable pursuant to its terms) and to receive from the Company an amount determined by multiplying the difference obtained by subtracting the exercise price per share of the Stock Appreciation Right from the Fair Market Value on the date of exercise of the Stock Appreciation Right by the number of

Shares with respect to which the Stock Appreciation Right shall have been exercised, subject to any limitations the Administrator may impose. Except as described in (c) below, the exercise price per Share subject to each Stock Appreciation Right shall be set by the Administrator, but shall not be less than 100% of the Fair Market Value on the date the Stock Appreciation Right is granted.

(c) Notwithstanding the foregoing provisions of Section 11.1(b) to the contrary, in the case of a Stock Appreciation Right that is a Substitute Award, the price per share of the Shares subject to such Stock Appreciation Right may be less than 100% of the Fair Market Value per share on the date of grant; provided that the excess of: (i) the aggregate Fair Market Value (as of the date such Substitute Award is granted) of the Shares subject to the Substitute Award, over (ii) the aggregate exercise price thereof does not exceed the excess of: (x) the aggregate fair market value (as of the time immediately preceding the transaction giving rise to the Substitute Award, such fair market value to be determined by the Administrator) of the shares of the predecessor entity that were subject to the grant assumed or substituted for by the Company, over (y) the aggregate exercise price of such shares.

11.2 Stock Appreciation Right Vesting.

(a) The period during which the right to exercise, in whole or in part, a Stock Appreciation Right vests in the Holder shall be set by the Administrator and the Administrator may determine that a Stock Appreciation Right may not be exercised in whole

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Appendix A: Wynn Resorts, Limited 2014 Omnibus Incentive Plan

or in part for a specified period after it is granted. Such vesting may be based on service with the Company or any Affiliate, or any other criteria selected by the Administrator. At any time after grant of a Stock Appreciation Right, the Administrator may, in its sole discretion and subject to whatever terms and conditions it selects, accelerate the period during which a Stock Appreciation Right vests.

(b) No portion of a Stock Appreciation Right which is unexercisable at Termination of Service shall thereafter become exercisable, except as may be otherwise provided by the Administrator either in the applicable Program or Award Agreement or by action of the Administrator following the grant of the Stock Appreciation Right.

11.3 Manner of Exercise. All or a portion of an exercisable Stock Appreciation Right shall be deemed exercised upon delivery of all of the following to the Secretary of the Company, the stock administrator of the Company, or such other person or entity designated by the Administrator, or his, her or its office, as applicable:

(a) A written or electronic notice complying with the applicable rules established by the Administrator stating that the Stock Appreciation Right, or a portion thereof, is exercised. The notice shall be signed by the Holder or other person then entitled to exercise the Stock Appreciation Right or such portion of the Stock Appreciation Right;

(b) Such representations and documents as the Administrator, in its sole discretion, deems necessary or advisable to effect compliance with Applicable Law. The Administrator may, in its sole discretion, also take whatever additional actions it deems appropriate to effect such compliance; and

(c) In the event that the Stock Appreciation Right shall be exercised pursuant to this Section 11.3 by any person or persons other than the Holder, appropriate proof of the right of such person or persons to exercise the Stock Appreciation Right.

11.4 Stock Appreciation Right Term. The term of each Stock Appreciation Right (the “Stock Appreciation Right Term”) shall be set by the Administrator in its sole discretion; provided, however, that the term shall not be more than ten (10) years from the date the Stock Appreciation Right is granted. The Administrator shall determine the time period, including the time period following a Termination of Service, during which the Holder has the right to exercise the vested Stock Appreciation Rights, which time period may not extend beyond the expiration date of the Stock Appreciation Right Term. Except as limited by the requirements of Section 409A of the Code and regulations and rulings thereunder or the first sentence of this Section 11.4, the Administrator may extend the Stock Appreciation Right Term of any outstanding Stock Appreciation Right, and may extend the time period during which vested Stock Appreciation Rights may be exercised, in connection with any Termination of Service of the Holder, and may amend, subject to Section 14.1, any other term or condition of such Stock Appreciation Right relating to such a Termination of Service.

11.5 Payment. Payment of the amounts payable with respect to Stock Appreciation Rights pursuant to this Article 11 shall be in cash, Shares (based on its Fair Market Value as of the date the Stock Appreciation Right is exercised), or a combination of both, as determined by the Administrator.

Article 12.

Additional Terms of Awards

12.1 Payment. The Administrator shall determine the methods by which payments by any Holder with respect to any Awards granted under the Plan shall be made, including, without limitation: (a) cash or check, (b) Shares (including, in the case of payment of the exercise price of an Award, Shares issuable pursuant to the exercise of the Award) or Shares held for such period of time as may be required by the Administrator in order to avoid adverse accounting consequences, in each case, having a Fair Market Value on the date of delivery equal to the aggregate payments required, (c) delivery of a written or electronic notice that the Holder has placed a market sell order with a broker with respect to Shares then issuable upon exercise or vesting of an Award, and that the broker has been directed to pay a sufficient portion of the net proceeds of the sale to the Company in satisfaction of the aggregate payments required; provided that payment of such proceeds is then made to the Company upon settlement of such sale, or (d) other form of legal consideration acceptable to the Administrator. The Administrator shall also determine the methods by which Shares shall be delivered or deemed to be delivered to Holders. Notwithstanding any other provision of the Plan to the contrary, no Holder who is a Director or an “executive officer” of the Company within the meaning of Section 13(k) of the Exchange Act shall be permitted to make payment with respect to any Awards granted under the Plan, or continue any extension of credit with respect to such payment, with a loan from the Company or a loan arranged by the Company in violation of Section 13(k) of the Exchange Act.

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Appendix A: Wynn Resorts, Limited 2014 Omnibus Incentive Plan

12.2 Tax Withholding. The Company or any Affiliate shall have the authority and the right to deduct or withhold, or require a Holder to remit to the Company, an amount sufficient to satisfy federal, state, local and foreign taxes (including the Holder’s FICA or employment tax obligation) required by law to be withheld with respect to any taxable event concerning a Holder arising as a result of the Plan. The Administrator may in its sole discretion and in satisfaction of the foregoing requirement allow a Holder to elect to have the Company withhold Shares otherwise issuable under an Award (or allow the surrender of Shares). The number of Shares which may be so withheld or surrendered shall be limited to the number of Shares which have a Fair Market Value on the date of withholding or repurchase equal to the aggregate amount of such liabilities based on the minimum statutory withholding rates for federal, state, local and foreign income tax and payroll tax purposes that are applicable to such supplemental taxable income. The Administrator shall determine the fair market value of the Shares, consistent with applicable provisions of the Code, for tax withholding obligations due in connection with a broker-assisted cashless Option or Stock Appreciation Right exercise involving the sale of Shares to pay the Option or Stock Appreciation Right exercise price or any tax withholding obligation.

12.3 Transferability of Awards.

(a) Except as otherwise provided in Section 12.3(b):

(i) No Award under the Plan may be sold, pledged, assigned or transferred in any manner other than by will or the laws of descent and distribution or, subject to the consent of the Administrator, pursuant to a DRO, unless and until such Award has been exercised, or the Shares underlying such Award have been issued, and all restrictions applicable to such Shares have lapsed;

(ii) No Award or interest or right therein shall be liable for the debts, contracts or engagements of the Holder or the Holder’s successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, hypothecation, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect, except to the extent that such disposition is permitted by the preceding sentence; and

(iii) During the lifetime of the Holder, only the Holder may exercise an Award (or any portion thereof) granted to such Holder under the Plan, unless it has been disposed of pursuant to a DRO; after the death of the Holder, any exercisable portion of an Award may, prior to the time when such portion becomes unexercisable under the Plan or the applicable Program or Award Agreement, be exercised by the Holder’s personal representative or by any person empowered to do so under the deceased Holder’s will or under the then applicable laws of descent and distribution.

(b) Notwithstanding Section 12.3(a), the Administrator, in its sole discretion, may determine to permit a Holder to transfer an Award other than an Incentive Stock Option to any one or more Permitted Transferees, subject to the following terms and conditions: (i) an Award transferred to a Permitted Transferee shall not be assignable or transferable by the Permitted Transferee other than by will or the laws of descent and distribution or pursuant to a DRO; (ii) an Award transferred to a Permitted Transferee shall continue to be subject to all the terms and conditions of the Award as applicable to the original Holder (other than the ability to further transfer the Award); and (iii) the Holder and the Permitted Transferee shall execute any and all documents requested by the Administrator, including, without limitation documents to (A) confirm the status of the transferee as a Permitted Transferee, (B) satisfy any requirements for an exemption for the transfer under Applicable Law and (C) evidence the transfer.

(c) Notwithstanding Section 12.3(a), a Holder may, in the manner determined by the Administrator, designate a beneficiary to exercise the rights of the Holder and to receive any distribution with respect to any Award upon the Holder’s death. A beneficiary, legal guardian, legal representative, or other person claiming any rights pursuant to the Plan is subject to all terms and conditions of the Plan and any Program or Award Agreement applicable to the Holder, except to the extent the Plan, the Program and the Award Agreement otherwise provide, and to any additional restrictions deemed necessary or appropriate by the Administrator. If the Holder is married or has a domestic partner in a domestic partnership qualified under Applicable Law and resides in a community property state, a designation of a person other than the Holder’s spouse, or domestic partner, as applicable, as his or her beneficiary with respect to more than 50% of the Holder’s interest in the Award shall not be effective without the prior written or electronic consent of the Holder’s spouse or domestic partner. If no beneficiary has been designated or survives the Holder, payment shall be made to the person entitled thereto pursuant to the Holder’s will or the laws of descent and distribution. Subject to the foregoing, a beneficiary designation may be changed or revoked by a Holder at any time; provided that the change or revocation is filed with the Administrator prior to the Holder’s death.

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Appendix A: Wynn Resorts, Limited 2014 Omnibus Incentive Plan

12.4 Conditions to Issuance of Shares.

(a) Notwithstanding anything herein to the contrary, the Company shall not be required to issue or deliver any certificates or make any book entries evidencing Shares pursuant to the exercise of any Award, unless and until the Board or the Committee has determined, with advice of counsel, that the issuance of such Shares is in compliance with Applicable Law, and the Shares are covered by an effective registration statement or applicable exemption from registration. In addition to the terms and conditions provided herein, the Board or the Committee may require that a Holder make such reasonable covenants, agreements, and representations as the Board or the Committee, in its discretion, deems advisable in order to comply with Applicable Law.

(b) All Share certificates delivered pursuant to the Plan and all Shares issued pursuant to book entry procedures are subject to any stop-transfer orders and other restrictions as the Administrator deems necessary or advisable to comply with Applicable Law. The Administrator may place legends on any Share certificate or book entry to reference restrictions applicable to the Shares.

(c) The Administrator shall have the right to require any Holder to comply with any timing or other restrictions with respect to the settlement, distribution or exercise of any Award, including a window-period limitation, as may be imposed in the sole discretion of the Administrator.

(d) No fractional Shares shall be issued and the Administrator shall determine, in its sole discretion, whether cash shall be given in lieu of fractional Shares or whether such fractional Shares shall be eliminated by rounding down.

(e) Notwithstanding any other provision of the Plan, unless otherwise determined by the Administrator or required by Applicable Law, the Company shall not deliver to any Holder certificates evidencing Shares issued in connection with any Award and instead such Shares shall be recorded in the books of the Company (or, as applicable, its transfer agent or stock plan administrator).

12.5 Forfeiture and Claw-Back Provisions. Pursuant to its general authority to determine the terms and conditions applicable to Awards under the Plan, the Administrator shall have the right to provide, in an Award Agreement or otherwise, or to require a Holder to agree by separate written or electronic instrument, that:

(a)(i) Any proceeds, gains or other economic benefit actually or constructively received by the Holder upon any receipt or exercise of the Award, or upon the receipt or resale of any Shares underlying the Award, must be paid to the Company, and (ii) the Award shall terminate and any unexercised portion of the Award (whether or not vested) shall be forfeited, if (x) a Termination of Service occurs prior to a specified date, or within a specified time period following receipt or exercise of the Award, or (y) the Holder at any time, or during a specified time period, engages in any activity in competition with the Company, or which is inimical, contrary or harmful to the interests of the Company, as further defined by the Administrator or (z) the Holder incurs a Termination of Service for “cause” (as such term is defined in the sole discretion of the Administrator, or as set forth in a written agreement relating to such Award between the Company and the Holder); and

(b) All Awards (including any proceeds, gains or other economic benefit actually or constructively received by the Holder upon any receipt or exercise of any Award or upon the receipt or resale of any Shares underlying the Award) shall be subject to the provisions of any claw-back policy implemented by the Company, including, without limitation, any claw-back policy adopted to comply with the requirements of Applicable Law, including without limitation the Dodd-Frank Wall Street Reform and Consumer Protection Act and any rules or regulations promulgated thereunder, to the extent set forth in such claw-back policy and/or in the applicable Award Agreement.

12.6 Prohibition on Repricing. Subject to Section 14.2, the Administrator shall not, without the approval of the stockholders of the Company, (i) authorize the amendment of any outstanding Option or Stock Appreciation Right to reduce its price per share, or (ii) cancel any Option or Stock Appreciation Right in exchange for cash or another Award when the Option or Stock Appreciation Right price per share exceeds the Fair Market Value of the underlying Shares. Subject to Section 14.2, the Administrator shall have the authority, without the approval of the stockholders of the Company, to amend any outstanding Award to increase the price per share or to cancel and replace an Award with the grant of an Award having a price per share that is greater than or equal to the price per share of the original Award.

Appendix A: Wynn Resorts, Limited 2014 Omnibus Incentive Plan
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Appendix A: Wynn Resorts, Limited 2014 Omnibus Incentive Plan

Article 13.

Administration

13.1 Administrator. The Committee (or another committee or a subcommittee of the Board assuming the functions of the Committee under the Plan) shall administer the Plan (except as otherwise permitted herein). To the extent necessary to comply with Rule 16b-3 of the Exchange Act, and with respect to Awards that are intended to be Performance-Based Compensation, including Options and Stock Appreciation Rights, then the Committee (or another committee or subcommittee of the Board assuming the functions of the Committee under the Plan) shall take all action with respect to such Awards, and the individuals taking such action shall consist solely of two or more Non-Employee Directors appointed by and holding office at the pleasure of the Board, each of whom is intended to qualify as both a “non-employee director” as defined by Rule 16b-3 of the Exchange Act or any successor rule, an “outside director” for purposes of Section 162(m) of the Code and an “independent director” under the rules of any securities exchange or automated quotation system on which the Shares are listed, quoted or traded; provided that any action taken by the Committee shall be valid and effective, whether or not members of the Committee at the time of such action are later determined not to have satisfied the requirements for membership set forth in this Section 13.l or otherwise provided in any charter of the Committee. Except as may otherwise be provided in any charter of the Committee, appointment of Committee members shall be effective upon acceptance of appointment. Committee members may resign at any time by delivering written or electronic notice to the Board. Vacancies in the Committee may only be filled by the Board. Notwithstanding the foregoing, (a) the full Board, acting by a majority of its members in office, shall conduct the general administration of the Plan with respect to Awards granted to Non-Employee Directors and, with respect to such Awards, the terms “Administrator” and “Committee” as used in the Plan shall be deemed to refer to the Board and (b) the Board or Committee may delegate its authority hereunder to the extent permitted by Section 13.6.

13.2 Duties and Powers of Committee. It shall be the duty of the Committee to conduct the general administration of the Plan in accordance with its provisions. The Committee shall have the power to interpret the Plan, the Program and the Award Agreement, and to adopt such rules for the administration, interpretation and application of the Plan as are not inconsistent therewith, to interpret, amend or revoke any such rules and to amend any Program or Award Agreement; provided that the rights or obligations of the Holder of the Award that is the subject of any such Program or Award Agreement are not affected adversely by such amendment, unless the consent of the Holder is obtained or such amendment is otherwise permitted under Section 14.10. Any such grant or award under the Plan need not be the same with respect to each Holder. Any such interpretations and rules with respect to Incentive Stock Options shall be consistent with the provisions of Section 422 of the Code. In its sole discretion, the Board may at any time and from time to time exercise any and all rights and duties of the Committee under the Plan except with respect to matters which under Rule 16b-3 under the Exchange Act or any successor rule, or Section 162(m) of the Code, or any regulations or rules issued thereunder, or the rules of any securities exchange or automated quotation system on which the Shares are listed, quoted or traded are required to be determined in the sole discretion of the Committee.

13.3 Action by the Committee. Unless otherwise established by the Board or in any charter of the Committee, a majority of the Committee shall constitute a quorum and the acts of a majority of the members present at any meeting at which a quorum is present, and acts approved in writing by all members of the Committee in lieu of a meeting, shall be deemed the acts of the Committee. Each member of the Committee is entitled to, in good faith, rely or act upon any report or other information furnished to that member by any officer or other employee of the Company or any Affiliate, the Company’s independent certified public accountants, or any executive compensation consultant or other professional retained by the Company to assist in the administration of the Plan.

13.4 Authority of Administrator. Subject to the Company’s Bylaws, the Committee’s Charter and any specific designation in the Plan, the Administrator has the exclusive power, authority and sole discretion to:

(a) Designate Eligible Individuals to receive Awards;

(b) Determine the type or types of Awards to be granted to each Eligible Individual;

(c) Determine the number of Awards to be granted and the number of Shares to which an Award will relate;

(d) Determine the terms and conditions of any Award granted pursuant to the Plan, including, but not limited to, the exercise price, grant price, or purchase price, any Performance Criteria, any restrictions or limitations on the Award, any schedule for

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Appendix A: Wynn Resorts, Limited 2014 Omnibus Incentive Plan

vesting, lapse of forfeiture restrictions or restrictions on the exercisability of an Award, and accelerations or waivers thereof, and any provisions related to non-competition and recapture of gain on an Award, based in each case on such considerations as the Administrator in its sole discretion determines;

(e) Determine whether, to what extent, and pursuant to what circumstances an Award may be settled in, or the exercise price of an Award may be paid in cash, Shares, other Awards, or other property, or an Award may be canceled, forfeited, or surrendered;

(f) Prescribe the form of each Award Agreement, which need not be identical for each Holder;

(g) Decide all other matters that must be determined in connection with an Award;

(h) Establish, adopt, or revise any rules and regulations as it may deem necessary or advisable to administer the Plan;

(i) Interpret the terms of, and any matter arising pursuant to, the Plan, any Program or any Award Agreement;

(j) Make all other decisions and determinations that may be required pursuant to the Plan or as the Administrator deems necessary or advisable to administer the Plan; and

(k) Accelerate wholly or partially the vesting or lapse of restrictions of any Award or portion thereof at any time after the grant of an Award, subject to whatever terms and conditions it selects and Section 14.2.

13.5 Decisions Binding. The Administrator’s interpretation of the Plan, any Awards granted pursuant to the Plan, any Program, any Award Agreement and all decisions and determinations by the Administrator with respect to the Plan are final, binding, and conclusive on all parties.

13.6 Delegation of Authority. To the extent permitted by Applicable Law, the Board or Committee may from time to time delegate to a committee of one or more members of the Board or one or more officers of the Company the authority to grant or amend Awards or to take other administrative actions pursuant to this Article 13; provided, however, that in no event shall an officer of the Company be delegated the authority to grant awards to, or amend awards held by, the following individuals: (a) individuals who are subject to Section 16 of the Exchange Act, (b) Covered Employees, or (c) officers of the Company (or Directors) to whom authority to grant or amend Awards has been delegated hereunder; provided, further, that any delegation of administrative authority shall only be permitted to the extent it is permissible under Section 162(m) of the Code and other Applicable Law. Any delegation hereunder shall be subject to the restrictions and limits that the Board or Committee specifies at the time of such delegation, and the Board may at any time rescind the authority so delegated or appoint a new delegatee. At all times, the delegatee appointed under this Section 13.6 shall serve in such capacity at the pleasure of the Board and the Committee.

Article 14.

Miscellaneous Provisions

14.1 Amendment, Suspension or Termination of the Plan. Except as otherwise provided in this Section 14.1, the Plan may be wholly or partially amended or otherwise modified, suspended or terminated at any time or from time to time by the Board or the Committee. However, without approval of the Company’s stockholders given within twelve (12) months before or after the action by the Administrator, no action of the Administrator may, except as provided in Section 14.2, (a) increase the limits imposed in Section 3.1 on the maximum number of Shares which may be issued under the Plan, (b) reduce the price per share of any outstanding Option or Stock Appreciation Right granted under the Plan or take any action prohibited under Section 12.6, or (c) cancel any Option or Stock Appreciation Right in exchange for cash or another Award when the Option or Stock Appreciation Right price per share exceeds the Fair Market Value of the underlying Shares. Except as provided in Section 14.10, no amendment, suspension or termination of the Plan shall, without the consent of the Holder, impair any rights or obligations under any Award theretofore granted or awarded, unless the Award itself otherwise expressly so provides. No Awards may be granted or awarded during any period of suspension or after termination of the Plan, and in no event may any Incentive Stock Option be granted under the Plan after the tenth (10th) anniversary of the Effective Date (the “Expiration Date”). Any Awards that are outstanding on the Expiration Date shall remain in force according to the terms of the Plan and the applicable Award Agreement.

Appendix A: Wynn Resorts, Limited 2014 Omnibus Incentive Plan
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Appendix A: Wynn Resorts, Limited 2014 Omnibus Incentive Plan

14.2 Changes in Common Stock or Assets of the Company, Acquisition or Liquidation of the Company and Other Corporate Events.

(a) In the event of any stock dividend, stock split, combination or exchange of shares, merger, consolidation or other distribution (other than cash dividends) of Company assets to stockholders, or any other change affecting the Shares of the Company’s stock or the share price of the Company’s stock other than an Equity Restructuring, the Administrator may make equitable adjustments, if any, to reflect such change with respect to (i) the aggregate number and kind of Shares that may be issued under the Plan (including, but not limited to, adjustments of the limitations in Sections 3.1 and 3.3 on the maximum number and kind of Shares which may be issued under the Plan, adjustments of the Award Limit); (ii) the number and kind of Shares (or other securities or property) subject to outstanding Awards; (iii) the terms and conditions of any outstanding Awards (including, without limitation, any applicable performance targets or criteria with respect thereto); and (iv) the grant or exercise price per share for any outstanding Awards under the Plan. Any adjustment affecting an Award intended as Performance-Based Compensation shall be made consistent with the requirements of Section 162(m) of the Code.

(b) In the event of any transaction or event described in Section 14.2(a) or any unusual or nonrecurring transactions or events affecting the Company, any Affiliate of the Company, or the financial statements of the Company or any Affiliate, or of changes in Applicable Law, regulations or accounting principles, the Administrator, in its sole discretion, and on such terms and conditions as it deems appropriate, either by the terms of the Award or by action taken prior to the occurrence of such transaction or event and either automatically or upon the Holder’s request, is hereby authorized to take any one or more of the following actions whenever the Administrator determines that such action is appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan or with respect to any Award under the Plan, to facilitate such transactions or events or to give effect to such changes in laws, regulations or principles:

(i) To provide for either (A) termination of any such Award in exchange for an amount of cash, if any, equal to the amount that would have been attained upon the exercise of such Award or realization of the Holder’s rights (and, for the avoidance of doubt, if as of the date of the occurrence of the transaction or event described in this Section 14.2 the Administrator determines in good faith that no amount would have been attained upon the exercise of such Award or realization of the Holder’s rights, then such Award may be terminated by the Company without payment) or (B) the replacement of such Award with other rights or property selected by the Administrator in its sole discretion having an aggregate value not exceeding the amount that could have been attained upon the exercise of such Award or realization of the Holder’s rights had such Award been currently exercisable or payable or fully vested;

(ii) To provide that such Award be assumed by the successor or survivor corporation, or a parent or subsidiary thereof, or shall be substituted for by similar options, rights or awards covering the stock of the successor or survivor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices;

(iii) To make adjustments in the number and type of Shares of the Company’s stock (or other securities or property) subject to outstanding Awards, and in the number and kind of outstanding Restricted Stock or Deferred Stock and/or in the terms and conditions of (including the grant or exercise price), and the criteria included in, outstanding Awards and Awards which may be granted in the future;

(iv) To provide that such Award shall be exercisable or payable or fully vested with respect to all Shares covered thereby, notwithstanding anything to the contrary in the Plan or the applicable Program or Award Agreement; and

(v) To provide that the Award cannot vest, be exercised or become payable after such event.

(c) In connection with the occurrence of any Equity Restructuring, and notwithstanding anything to the contrary in Sections 14.2(a) and 14.2(b):

(i) The number and type of securities subject to each outstanding Award and the exercise price or grant price thereof, if applicable, shall be equitably adjusted; and/or

(ii) The Administrator shall make such equitable adjustments, if any, as the Administrator in its discretion may deem appropriate to reflect such Equity Restructuring with respect to the aggregate number and kind of Shares that may be issued under the Plan (including, but not limited to, adjustments of the limitations in Sections 3.1 and 3.3 on the maximum number and kind of Shares which may be issued under the Plan, adjustments of the Award Limit). The adjustments provided under this Section 14.2(c) shall be nondiscretionary and shall be final and binding on the affected Holder and the Company.

Appendix A: Wynn Resorts, Limited 2014 Omnibus Incentive Plan
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Appendix A: Wynn Resorts, Limited 2014 Omnibus Incentive Plan

(d) Upon a Change in Control, the Administrator, may, in its sole discretion, do one or more of the following: (i) shorten the period during which Options or Stock Appreciation Rights are exercisable (provided they remain exercisable for at least 30 days after the date notice of such shortening is given to the holders of the Options or Stock Appreciation Rights); (ii) accelerate any vesting schedule to which an Award is subject; (iii) arrange to have the surviving or successor entity or any parent entity thereof assume the Awards; or (iv) cancel Awards upon payment to the holders of the Awards in cash, with respect to each Award to the extent then exercisable or vested (including, if applicable, any Awards as to which the vesting schedule has been accelerated as contemplated in clause (ii) above), of an amount that is the equivalent of the excess of the Fair Market Value of the Common Stock (at the effective time of the merger, reorganization, sale or other event) over (in the case of Options or Stock Appreciation Rights) the exercise price of the Option or Stock Appreciation Right. The Administrator may also provide for one or more of the foregoing alternatives in any particular Award Agreement. For the purposes of this Section 14.2(d), an Award shall be considered assumed if, following the Change in Control, the Award confers the right to purchase or receive, for each Share subject to the Award immediately prior to the Change in Control, the consideration (whether stock, cash, or other securities or property) received in the Change in Control by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the Change in Control was not solely common stock of the successor corporation or its parent, the Administrator may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of the Award, for each Share subject to an Award, to be solely common stock of the successor corporation or its parent equal in fair market value to the per share consideration received by holders of Common Stock in the Change in Control.

(e) The Administrator may, in its sole discretion, include such further provisions and limitations in any Award, agreement or certificate, as it may deem equitable and in the best interests of the Company that are not inconsistent with the provisions of the Plan.

(f) With respect to Awards which are granted to Covered Employees and are intended to qualify as Performance-Based Compensation, no adjustment or action described in this Section 14.2 or in any other provision of the Plan shall be authorized to the extent that such adjustment or action would cause such Award to fail to so qualify as Performance-Based Compensation, unless the Administrator determines that the Award should not so qualify. No adjustment or action described in this Section 14.2 or in any other provision of the Plan shall be authorized to the extent that such adjustment or action would cause the Plan to violate Section 422(b)(1) of the Code. Furthermore, no such adjustment or action shall be authorized to the extent such adjustment or action would result in short-swing profits liability under Section 16 or violate the exemptive conditions of Rule 16b-3 unless the Administrator determines that the Award is not to comply with such exemptive conditions.

(g) The existence of the Plan, the Program, the Award Agreement and the Awards granted hereunder shall not affect or restrict in any way the right or power of the Company or the stockholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company’s capital structure or its business, any merger or consolidation of the Company, any issue of stock or of options, warrants or rights to purchase stock or of bonds, debentures, preferred or prior preference stocks whose rights are superior to or affect the Common Stock or the rights thereof or which are convertible into or exchangeable for Common Stock, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

(h) No action shall be taken under this Section 14.2 which shall cause an Award to fail to comply with Section 409A of the Code or the Treasury Regulations thereunder, to the extent applicable to such Award.

(i) In the event of any pending stock dividend, stock split, combination or exchange of shares, merger, consolidation or other distribution (other than normal cash dividends) of Company assets to stockholders, or any other change affecting the Shares or the share price of the Common Stock including any Equity Restructuring, for reasons of administrative convenience, the Company in its sole discretion may refuse to permit the exercise of any Award during a period of thirty (30) days prior to the consummation of any such transaction.

14.3 Approval of Plan by Stockholders. The Plan will be submitted for the approval of the Company’s stockholders within twelve (12) months after the date of the Board’s initial adoption of the Plan. Awards may be granted or awarded prior to such stockholder approval; provided that such Awards shall not be exercisable, shall not vest and the restrictions thereon shall not lapse and no Shares shall be issued pursuant thereto prior to the time when the Plan is approved by the stockholders; and provided, further, that if such approval has not been obtained at the end of said twelve (12) month period, all Awards previously granted or awarded under the Plan shall thereupon be canceled and become null and void.

Appendix A: Wynn Resorts, Limited 2014 Omnibus Incentive Plan
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Appendix A: Wynn Resorts, Limited 2014 Omnibus Incentive Plan

14.4 No Stockholders Rights. Except as otherwise provided herein, a Holder shall have none of the rights of a stockholder with respect to Shares covered by any Award until the Holder becomes the record owner of such Shares.

14.5 Paperless Administration. In the event that the Company establishes, for itself or using the services of a third party, an automated system for the documentation, granting or exercise of Awards, such as a system using an internet website or interactive voice response, then the paperless documentation, granting or exercise of Awards by a Holder may be permitted through the use of such an automated system.

14.6 Effect of Plan upon Other Compensation Plans. The adoption of the Plan shall not affect any other compensation or incentive plans in effect for the Company or any Affiliate. Nothing in the Plan shall be construed to limit the right of the Company or any Affiliate: (a) to establish any other forms of incentives or compensation for Employees, Directors or Consultants of the Company or any Affiliate, or (b) to grant or assume options or other rights or awards otherwise than under the Plan in connection with any proper corporate purpose including without limitation, the grant or assumption of options in connection with the acquisition by purchase, lease, merger, consolidation or otherwise, of the business, stock or assets of any corporation, partnership, limited liability company, firm or association.

14.7 Compliance with Laws. The Plan, the granting and vesting of Awards under the Plan and the issuance and delivery of Shares and the payment of money under the Plan or under Awards granted or awarded hereunder are subject to compliance with all Applicable Law (including but not limited to state, federal and foreign securities law and margin requirements), and to such approvals by any listing, regulatory or governmental authority as may, in the opinion of counsel for the Company, be necessary or advisable in connection therewith. Any securities delivered under the Plan shall be subject to such restrictions, and the person acquiring such securities shall, if requested by the Company, provide such assurances and representations to the Company as the Company may deem necessary or desirable to assure compliance with all Applicable Law. To the extent permitted by Applicable Law, the Plan and Awards granted or awarded hereunder shall be deemed amended to the extent necessary to conform to such Applicable Law.

14.8 Titles and Headings, References to Sections of the Code or Exchange Act. The titles and headings of the Sections in the Plan are for convenience of reference only and, in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control. References to sections of the Code or the Exchange Act shall include any amendment or successor thereto.

14.9 Governing Law. The Plan and any agreements hereunder shall be administered, interpreted and enforced under the internal laws of the State of Nevada without regard to conflicts of laws thereof or of any other jurisdiction.

14.10 Section 409A. To the extent that the Administrator determines that any Award granted under the Plan is subject to Section 409A of the Code, the Program pursuant to which such Award is granted and the Award Agreement evidencing such Award shall incorporate the terms and conditions required by Section 409A of the Code. To the extent applicable, the Plan, the Program and any Award Agreements shall be interpreted in accordance with Section 409A of the Code and Department of Treasury regulations and other interpretive guidance issued thereunder, including without limitation any such regulations or other guidance that may be issued after the Effective Date. Notwithstanding any provision of the Plan to the contrary, in the event that following the Effective Date the Administrator determines that any Award may be subject to Section 409A of the Code and related Department of Treasury guidance (including such Department of Treasury guidance as may be issued after the Effective Date), the Administrator may adopt such amendments to the Plan and the applicable Program and Award Agreement or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, that the Administrator determines are necessary or appropriate to (a) exempt the Award from Section 409A of the Code and/or preserve the intended tax treatment of the benefits provided with respect to the Award, or (b) comply with the requirements of Section 409A of the Code and related Department of Treasury guidance and thereby avoid the application of any penalty taxes under such Section.

14.11 No Rights to Awards. No Eligible Individual or other person shall have any claim to be granted any Award pursuant to the Plan, and neither the Company nor the Administrator is obligated to treat Eligible Individuals, Holders or any other persons uniformly.

14.12 Unfunded Status of Awards. The Plan is intended to be an “unfunded” plan for incentive compensation. With respect to any payments not yet made to a Holder pursuant to an Award, nothing contained in the Plan or any Program or Award Agreement shall give the Holder any rights that are greater than those of a general creditor of the Company or any Affiliate.

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Appendix A: Wynn Resorts, Limited 2014 Omnibus Incentive Plan

14.13 Indemnification. To the extent allowable pursuant to Applicable Law, each member of the Committee or of the Board shall be indemnified and held harmless by the Company from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by such member in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action or failure to act pursuant to the Plan and against and from any and all amounts paid by him or her in satisfaction of judgment in such action, suit, or proceeding against him or her; provided he or she gives the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled pursuant to the Company’s articles of incorporation or bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

14.14 Relationship to other Benefits. No payment pursuant to the Plan shall be taken into account in determining any benefits under any pension, retirement, savings, profit sharing, group insurance, welfare or other benefit plan of the Company or any Affiliate except to the extent otherwise expressly provided in writing in such other plan or an agreement thereunder.

14.15 Expenses. The expenses of administering the Plan shall be borne by the Company and its Affiliates.

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Appendix B: Director Qualification Bylaw Amendment

Section 3.2(b) of the Company’s Bylaws provides as follows:

(b) No person shall qualify for service as a director of the Corporation if he or she is a party to any compensatory, payment or other financial agreement, arrangement or understanding with any person or entity other than the Corporation, or has received any such compensation or other payment from any person or entity other than the Corporation, in each case in connection with candidacy or service as a director of the Corporation; provided that agreements providing only for indemnification and/or reimbursement of out-of-pocket expenses in connection with candidacy as a director (but not, for the avoidance of doubt, in connection with service as a director) and any pre-existing employment agreement a candidate has with his or her employer (not entered into in contemplation of the employer’s investment in the Corporation or such employee’s candidacy as a director), shall not be disqualifying under this provision.

Appendix B: Director Qualification Bylaw Amendment
B-1

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WYNN RESORTS, LIMITED ATTN: LEWIS FANGER 3131 LAS VEGAS BLVD., SOUTH LAS VEGAS, NV 89109

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			For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ALL NOMINEES LISTED BELOW:

1.	Election of Directors		☐	☐	☐
Nominees

01	Robert J. Miller 02 D. Boone Wayson

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE FOLLOWING PROPOSALS:								For	Against	Abstain
2.	To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2014.							☐	☐	☐

3.	To approve, on an advisory basis, our executive compensation.							☐	☐	☐

4.	To approve the Wynn Resorts, Limited 2014 Omnibus Incentive Plan.							☐	☐	☐

5.	To ratify, on an advisory basis, the Director Qualification Bylaw Amendment.							☐	☐	☐

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “AGAINST” PROPOSAL NO. 6:								For	Against	Abstain
6.	To vote on a stockholder proposal regarding a political contributions report, if properly presented at the Annual Meeting.							☐	☐	☐

NOTE: To consider and transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

			Yes	No
Please indicate if you plan to attend this meeting			☐	☐

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Signature [PLEASE SIGN WITHIN BOX]		Date				Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Annual Report, Notice & Proxy Statement is/are available at www.proxyvote.com.

WYNN RESORTS, LIMITED

Proxy For Annual Meeting Of Stockholders

To Be Held on May 16, 2014

This proxy is solicited by the Board of Directors

The undersigned stockholder of Wynn Resorts, Limited, a Nevada corporation (the “Company”), hereby appoints Stephen A. Wynn, Kim Sinatra or Kevin Tourek, and each of them, as proxies for the undersigned, each with full power of substitution, to attend the Annual Meeting of Stockholders of the Company to be held on May 16, 2014, at 9:00 am, local time, at Wynn Macau, in the Wynn Macau Ballroom, Rua Cidade de Sintra, NAPE, Macau, and at any adjournment(s) or postponement(s) thereof, to cast on behalf of the undersigned all votes that the undersigned is entitled to cast at such Annual Meeting and otherwise to represent the undersigned at the Annual Meeting, with the same effect as if the undersigned were present. The undersigned instructs such proxies or their substitutes to act on the following matters as specified by the undersigned, and to vote in such manner as they may determine on any other matters that may properly come before the Annual Meeting. The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and the accompanying Proxy Statement and revokes any proxy previously given with respect to such shares.

THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST IN ACCORDANCE WITH THE SPECIFICATIONS MADE. IF THIS PROXY IS EXECUTED BUT NO SPECIFICATION IS MADE, THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST “FOR” ALL NOMINEES LISTED ON PROPOSAL NO. 1, “FOR” PROPOSAL NO. 2, “FOR” PROPOSAL NO. 3, “FOR” PROPOSAL NO. 4, “FOR” PROPOSAL NO. 5 AND “AGAINST” PROPOSAL NO. 6 (IF PROPERLY PRESENTED AT THE MEETING) AND THEY WILL BE VOTED IN THE DISCRETION OF THE PROXIES ON ANY OTHER MATTER AT THE ANNUAL MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF.

Continued and to be signed on reverse side